As Filed with the Securities and Exchange Commission on January 15, 1999

                                                     Registration No.  333-56087
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 6

                                       to
                                    FORM S-11
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            Hersha Hospitality Trust
        (Exact name of registrant as specified in governing instruments)
                            148 Sheraton Drive, Box A
                       New Cumberland, Pennsylvania 17070
                                 (717) 770-2405
                    (Address of principal executive offices)
                                Jay H. Shah, Esq.
                             The Lafayette Building
                         437 Chestnut Street, Suite 615
                        Philadelphia, Pennsylvania 19106
                                 (215) 238-1045
                     (Name and address of agent for service)
                                   ---------------
                                     Copies to:
   Cameron N. Cosby, Esq.                           James J. Wheaton, Esq.
      Hunton & Williams                             Willcox & Savage, P.C.
Riverfront Plaza, East Tower                        1800 NationsBank Center
    951 East Byrd Street                             One Commercial Place
Richmond, Virginia 23219-4074                       Norfolk, Virginia 23510
       (804) 788-8604                                   (757) 628-5619

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|
         If the Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|-|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                              Proposed Maximum            Proposed Maximum
                                       Amount Being           Offering Price Per       Aggregate Offering        Amount of
                                       Registered(1)                 Share (2)             Price (2)          Registration Fee(3)
---------------------------------------------------------------------------------------------------------------------------------

Priority Class A Common Shares,
$0.01 par value per share.......        2,275,000                    $6.00               $13,650,000                 $4,026.75
================================================================================================================================-

(1)      Includes   275,000  shares  that  may  be  purchased   pursuant  to  an
         over-allotment option granted to the Underwriter.
(2)      Estimated solely for the purpose of determining the registration fee.
(3)      A  registration   fee  of  $4,720  was  paid  in  connection  with  the
         Registrant's initial filing on June 5, 1998.

                                 ---------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                Subject to completion, dated  January ___, 1999

PROSPECTUS
                                2,000,000 Shares
                            Hersha Hospitality Trust
              Priority Class A Common Shares of Beneficial Interest
                                 ---------------
         Hersha Hospitality Trust, formed in May 1998 (the "Company"), has been established to own initially ten hotels (the "Initial Hotels") and to continue the hotel acquisition and development strategies of Hasu P. Shah, the Chairman of the Board of Trustees and Chief Executive Officer of the Company. Mr. Shah and certain of his affiliates (together, the "Hersha Affiliates") purchased or developed all of the Initial Hotels, which will be contributed to the principal operating subsidiary of the Company, Hersha Hospitality Limited Partnership (the "Partnership"), by a group of affiliated partnerships, a corporation and individuals (the "Combined Entities") in exchange for interests in the Partnership and assumption of debt. Following the completion of this offering (the "Offering") and the use of Offering proceeds as described herein, the Company will own approximately a 32% general partnership interest in the Partnership. The Company is a self-advised Maryland real estate investment trust that intends to qualify as a real estate investment trust ("REIT") for federal income tax purposes.

         The Initial Hotels are located in Pennsylvania and include three Holiday Inn Express(R) hotels, two Hampton Inn(R) hotels, two Holiday Inn(R) hotels, two Comfort Inn(R) hotels and one Clarion Suites(R) hotel with an aggregate of 989 rooms. The Partnership will own, directly or through subsidiary partnerships, 100% of the equity interests in the Initial Hotels and will lease them to Hersha Hospitality Management, L.P. (the "Lessee"), a limited partnership wholly-owned by certain of the Hersha Affiliates. The Hersha Affiliates have managed all of the Initial Hotels since their acquisition or construction. Upon the closing of the Offering of the Company's Priority Class A common shares of beneficial interest, par value $.01 per share (the "Priority Common Shares"), and the use of the Offering proceeds as set forth herein, the Partnership will have approximately $17.4 million of fixed-rate debt outstanding, which will be secured by some of the Initial Hotels.

     See "Risk Factors" beginning on page 16 for a discussion of material risks that should be considered by prospective purchasers of the Priority Common Shares offered hereby, including the following risks:

o Conflicts of interest between the Company and the Hersha Affiliates, including conflicts regarding the sale, leasing or refinancing of the Initial Hotels, may have resulted, or may in the future result, in the interests of the shareholders not being reflected fully in all decisions made or actions taken by officers and Trustees of the Company.
o The purchase prices to be paid for the six Initial Hotels that have little operating history or have been newly renovated are based upon projections by management as to the expected operating results of such hotels, subjecting the Company to the risk that these hotels may not achieve anticipated operating results and the rent received by the Company from such hotels after the First Adjustment Date or Second Adjustment Date (as herein defined) could be less than anticipated, which could adversely affect the amount of cash available for distribution to the shareholders of the Company.
o The holders of at least two-thirds of the interests in the Partnership, including the Company, which initially will own approximately only a 32% interest in the Partnership, must approve, subject to certain conditions, a sale of all or substantially all of the assets of the Partnership or a merger or consolidation of the Partnership, which could result in the disapproval of a transaction that would be beneficial to the shareholders of the Company.
o Risks associated with distributing 100% of forecasted cash available for distribution, including the risk that, after the Priority Period (as herein defined), actual cash available for distribution will be insufficient to allow the Company to maintain its proposed initial distribution rate.

o The Company's lack of control over the daily operations of the Initial Hotels could, in the event that the Lessee fails to effectively operate the Initial Hotels, make the Company's business strategy more difficult to achieve, which could adversely affect the amount of cash available for distribution to the shareholders of the Company.
o The dependence of the Company on the Lessee's ability to make payments under the Percentage Leases in order to generate revenues may, in the event that there is a reduction in revenues at the Initial Hotels, adversely affect the amount of cash available for distribution to the shareholders of the Company.
o The Company and the Partnership were recently formed, and the Company has no experience operating as a REIT or a public company.
o The Company will initially own only ten hotels, all located in Pennsylvania. Thus, adverse changes in the operations of any one Initial Hotel could adversely affect the amount of cash available for distribution to the shareholders of the Company.
o Mr. Shah, the partners of the Combined Entities and certain of the Combined Entities guarantee the indebtedness secured by the Initial Hotels, and the bankruptcy of any of the guarantors would constitute a default under the related loan documents, which default would cause some or all of such indebtedness to become immediately due and payable and could adversely affect the Company's cash available for distribution.

o Purchasers of the Priority Common Shares sold in the Offering will experience immediate and substantial dilution of $2.14, or 35.7% of the Offering Price, in the net tangible book
           =====
    value per Priority Common Share. In addition, in the event that any of the purchase prices of the Initial Hotels are increased pursuant to the repricing described herein, owners of the Priority Common Shares at such time will experience further dilution.

o    Risk of taxation of the Company as a regular corporation if it fails to qualify as a REIT, which would adversely affect the amount of cash available for distribution to the shareholders of the Company.
                                                  ---------------
         All of the Priority Common Shares offered hereby are being sold by the Company. The Company proposes to sell 166,666 of the Priority Common Shares offered hereby directly to certain Hersha Affiliates at the initial public offering price, with the remainder of the Priority Common Shares offered hereby being sold through Anderson & Strudwick, Incorporated (the "Underwriter"). The Company intends to make regular quarterly distributions to holders of the Priority Common Shares initially equal to $0.18 per share, which on an annualized basis would be equal to $0.72 per share or 12.0% of the Offering Price. The holders of the Priority Common Shares will be entitled to a priority, as described herein, with respect to distributions and amounts payable upon liquidation (the "Priority Rights") for a period (the "Priority Period") beginning on the date of the closing of the Offering and ending on the earlier of: (i) the date that is 15 trading days after the Company sends notice to the record holders of the Priority Common Shares that their Priority Rights will terminate in 15 trading days, provided that the closing bid price of the Priority Common Shares is at least $7.00 on each trading day during such 15-day period, or (ii) the fifth anniversary of the closing of the Offering. Notwithstanding the foregoing, the Priority Period shall not end until the holders of the Priority Common Shares have received any accrued, but unpaid, Priority Distributions. During the Priority Period, the holders of the Priority Common Shares will be entitled to receive, prior to any distributions either to the holders of units of limited partnership interest in the Partnership ("Units") that received Units (the "Subordinated Units") in exchange for the Initial Hotels or to the holders of the Company's Class B common shares of beneficial interest, $.01 par value per share (the "Class B
Common Shares"), cumulative dividends in an amount per Priority Common Share equal to $0.18 per quarter (the "Priority Distribution"). After the holders of the Subordinated Units and the Class B Common Shares have received an amount per Subordinated Unit or per Class B Common Share equal to the Priority Distribution, the holders of the Priority Common Shares will be entitled to receive any further distributions on a pro rata basis with the holders of the Subordinated Units and the Class B Common Shares. As of the closing of the Offering, no Class B Common Shares will be outstanding. In the future, the Company may issue additional Priority Common Shares, and the Partnership may issue Units that are not subordinated to the Priority Common Shares. See "Description of Shares of Beneficial Interest" and "Partnership Agreement."

         The Company's Declaration of Trust generally prohibits direct or indirect ownership of more than 9.9% of the outstanding shares of any class of the Company's securities, including the Priority Common Shares, by any person. Prior to the Offering, there has been no public market for the Priority Common Shares. The Priority Common Shares have been approved for listing, subject to final notice of issuance, on the American Stock Exchange under the symbol "HT." The initial public offering price of the Priority Common Shares will be $6.00 per share (the "Offering Price"). See "Underwriting" for a discussion of factors considered in determining the Offering Price.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

=================================================================================================================
                                  Price to Public            Selling Commission(1)         Proceeds to Company(2)
-----------------------------------------------------------------------------------------------------------------

Per
Priority Common Share........         $6.00                        $.48                        $5.52
Total(3).....................       $12,000,000                 $880,000                    $11,120,000

=================================================================================================================

(1) See "Underwriting" for information concerning indemnification of the Underwriter and other matters. As stated above, the Company proposes to sell 166,666 of the Priority Common Shares offered hereby directly to certain Hersha Affiliates at the Offering Price. The Underwriter will not receive any selling commission with respect to such shares. Does not reflect the Underwriter Warrants granted by the Company to the Underwriter to purchase 183,333 Priority Common Shares for a period of five years at a price per share of $9.90 (165% of the Offering Price). See "Underwriting."

(2) Before deducting expenses payable by the Company, estimated at $650,000.
(3) The Company has granted the Underwriter an option for 30 days to purchase an additional 275,000 shares at the public offering price per share, less the underwriting discount, solely to cover over-allotments. If such option is exercised in full, the total Price to Public, Selling Commission and Proceeds to Company will be $13,650,000, $1,012,000 and $12,638,000, respectively. See
"Underwriting."
                                                    -----------

         The Priority Common Shares, other than the 166,666 Priority Common Shares offered directly by the Company to certain Hersha Affiliates, are being offered by the Company to Anderson & Strudwick, Incorporated (the "Underwriter") as and if delivered to and accepted by it, subject to the right of the Underwriter to reject any order in whole or in part. It is expected that the delivery of the Priority Common Shares will be made in New York, New York on or about January ___, 1999.

                              Anderson & Strudwick
                                  Incorporated

                The date of this Prospectus is _________, 1999.

                       [COLOR PHOTOS AND ART WORK TO COME]



PROSPECTUS SUMMARY.............................................................  1
  The Company..................................................................  1
  Summary Risk Factors.........................................................  1
  The Partnership..............................................................  3
  The Lessee...................................................................  4
  The Initial Hotels...........................................................  5
  Growth Strategy..............................................................  6
  Acquisition Strategy.........................................................  6
  Internal Growth Strategy.....................................................  7
  Formation Transactions.......................................................  7
  Benefits to the Hersha Affiliates............................................ 10
  Conflicts of Interest........................................................ 11
  Forecasted Distributions..................................................... 11
  Tax Status................................................................... 12
  The Offering................................................................. 12
  Summary Selected Financial Information....................................... 13

RISK FACTORS................................................................... 16
  Conflicts of Interest........................................................ 16
         Conflicts Relating to Sales or Refinancing of Initial Hotels...........16
         No Arm's-Length Bargaining on Percentage Leases, Contribution
         Agreements, the Administrative Services Agreement and Option
         Agreement............................................................. 16
         Competing Hotels Owned or to be Acquired by the Hersha
         Affiliates............................................................ 16
  Acquisition of Hotels with Limited Operating History......................... 17
  Need for Certain Consents from the Limited Partners.......................... 17
  Risks Related to the Company's Initial Forecasted Distributions...............17
  Inability to Operate the Properties.......................................... 17
  Dependence on the Lessee..................................................... 17

Newly-Organized Entities....................................................... 18
  Limited Numbers of Initial Hotels............................................ 18
  Guarantors of Assumed Indebtedness........................................... 18
  Substantial Dilution......................................................... 18
  Tax Risks.................................................................... 18
         Failure to Qualify as a REIT.......................................... 18
         REIT Minimum Distribution Requirements................................ 19
  Forecasted Statement of Operations........................................... 19
  Potential Adverse Effects of Leverage and Lack of Limits on
     Indebtedness.............................................................. 19
  The Price Being Paid for the Initial Hotels May Exceed Their
     Value..................................................................... 20
  Emphasis on Franchise Hotels................................................. 20
  Concentration of Investments in Pennsylvania................................. 20
  Hotel Industry Risks......................................................... 20
         Operating Risks....................................................... 20
         Competition for Guests................................................ 20
         Investment Concentration in Single Industry........................... 20
         Seasonality of Hotel Business and the Initial Hotels.................. 20
         Risks of Operating Hotels under Franchise Licenses.................... 21
         Operating Costs and Capital Expenditures; Hotel Renovation............ 21
  Real Estate Investment Risks................................................. 21
         General Risks of Investing in Real Estate............................. 21
         Illiquidity of Real Estate............................................ 22
         Uninsured and Underinsured Losses..................................... 22
         Property Taxes........................................................ 22
         Environmental Matters................................................. 22
         Compliance with Americans with Disabilities Act and other
         Changes in Governmental Rules and Regulations......................... 22
     Market for Priority Common Shares......................................... 23
  Effect of Market Interest Rates on Price of Priority Common
     Shares.................................................................... 23
  Anti-takeover Effect of Ownership Limit, Limited Partner
     Consents, Staggered Board, Power to Issue Additional Shares and
     Certain Provisions of Maryland Law........................................ 23
         Ownership Limitation.................................................. 23
         Limited Partner Consents.............................................. 23
                  Staggered Board.............................................. 23
         Issuance of Additional Shares......................................... 23
         Maryland Business Combination Law..................................... 24
  Dependence Upon External Financing........................................... 24
  Assumption of Contingent Liabilities of Combined Entities.................... 24
  Year 2000 Risks.............................................................. 24
  Ability of Board of Trustees to Change Certain Policies...................... 25
  Growth Strategy.............................................................. 25
         Competition for Acquisitions.......................................... 25
         Acquisition Risks..................................................... 25
  Reliance on Trustees and Management.......................................... 25
  Possible Adverse Effect of Shares Available for Future Sale on
     Price of Priority Common Shares........................................... 26

THE COMPANY.................................................................... 26

GROWTH STRATEGY................................................................ 28
  Acquisition Strategy......................................................... 28
  Internal Growth Strategy..................................................... 29

USE OF PROCEEDS................................................................ 30

FORECASTED DISTRIBUTIONS....................................................... 31

PRO FORMA CAPITALIZATION....................................................... 34

DILUTION....................................................................... 35

SELECTED FINANCIAL INFORMATION................................................. 36

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS..................................................... 39
  Overview..................................................................... 39
  Results of Operations of the Initial Hotels.................................. 39
  Liquidity and Capital Resources.............................................. 39
  Inflation.................................................................... 40
  Seasonality.................................................................. 40
  Year 2000 Compliance......................................................... 41

BUSINESS AND PROPERTIES........................................................ 42
  The Initial Hotels........................................................... 42
  The Percentage Leases........................................................ 45
  Franchise Licenses........................................................... 49
  Operating Practices.......................................................... 51
  Employees.................................................................... 51
  Environmental Matters........................................................ 51
  Competition.................................................................. 51
  Insurance.................................................................... 52
  Depreciation................................................................. 52
  Legal Proceedings............................................................ 52
  Hersha Affiliates' Hotel Assets Not Acquired By The Company.................. 52
  Ground Leases................................................................ 53

POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES..................... 53
  Investment Policies.......................................................... 53
  Financing.................................................................... 53
  Conflict of Interest Policies................................................ 54
  Policies with Respect to Other Activities.................................... 55
  Working Capital Reserves..................................................... 55


FORMATION TRANSACTIONS........................................................  57
  Benefits to the Hersha Affiliates...........................................  57

MANAGEMENT....................................................................  59
  Trustees and Executive Officers.............................................  59
  Audit Committee.............................................................  60
  Compensation Committee......................................................  61
  Compensation................................................................  61
  Exculpation and Indemnification.............................................  61
  The Option Plan.............................................................  62
  The Trustees' Plan..........................................................  64

CERTAIN RELATIONSHIPS AND TRANSACTIONS........................................  65


  Repayment of Indebtedness and Guarantees by Mr. Shah and

       the Hersha Affiliates..................................................  65
  Hotel Ownership and Management..............................................  65
  Option Agreement............................................................  65
  Payment of Franchise Transfer Fees by the Company...........................  65

THE LESSEE....................................................................  66
  Management of the Lessee....................................................  66

PRINCIPAL SHAREHOLDERS........................................................  68

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST..................................  69
  General.....................................................................  69
  The Priority Common Shares..................................................  69
  The Class B Common Shares...................................................  71

  Voting Rights of Priority Common Shares and Class B Common

     Shares...................................................................  72
  Preferred Shares............................................................  73

  Classification or Reclassification of Common Shares or

     Preferred Shares.........................................................  73
  Restrictions on Ownership and Transfer......................................  73
  Other Matters...............................................................  75


CERTAIN PROVISIONS OF MARYLAND LAW
  AND OF THE COMPANY'S DECLARATION

  OF TRUST AND BYLAWS.........................................................  76
  Classification of the Board of Trustees.....................................  76
  Removal of Trustees.........................................................  76
  Business Combinations.......................................................  76
  Control Share Acquisitions..................................................  77
  Amendment...................................................................  77
  Limitation of Liability and Indemnification.................................  78
  Operations..................................................................  78
  Dissolution of the Company..................................................  79
  Advance Notice of Trustees Nominations and  New Business....................  79

  Possible Anti-takeover Effect of Certain Provisions of Maryland

     Law and of the Declaration of Trust and Bylaws...........................  79
  Maryland Asset Requirements.................................................  79

SHARES AVAILABLE FOR FUTURE SALE..............................................  80

PARTNERSHIP AGREEMENT.........................................................  82
  Management..................................................................  82

Transferability of Interests..................................................  82

Capital Contribution..........................................................  82
  Redemption Rights...........................................................  83
  Operations..................................................................  83
  Distributions...............................................................  84
  Allocations.................................................................  84
  Term........................................................................  84
  Tax Matters.................................................................  84


FEDERAL INCOME TAX CONSEQUENCES...............................................  85
  Taxation of the Company.....................................................  85
  Requirements for Qualification..............................................  86
  Failure to Qualify..........................................................  92
  Taxation of Taxable U.S. Shareholders.......................................  93

  Taxation of Shareholders on the Disposition of the Common

     Shares...................................................................  93
  Capital Gains and Losses....................................................  94
  Information Reporting Requirements and Backup Withholding...................  94
  Taxation of Tax-Exempt Shareholders.........................................  94
  Taxation of Non-U.S. Shareholders...........................................  95
  Other Tax Consequences......................................................  96
  Tax Aspects of the Partnership..............................................  96
  Sale of the Company's or the Partnership's Property.........................  98

UNDERWRITING.................................................................. 100

EXPERTS....................................................................... 101

REPORTS TO SHAREHOLDERS....................................................... 101

LEGAL MATTERS................................................................. 101

ADDITIONAL INFORMATION........................................................ 101

GLOSSARY...................................................................... 103


INDEX TO FINANCIAL STATEMENTS..................................................F-1


                               PROSPECTUS SUMMARY


         The following summary is qualified in its entirety by the more detailed information and financial statements and the notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise indicates, all references herein to the "Company" include Hersha Hospitality Trust and Hersha Hospitality Limited Partnership and its subsidiaries. The Company is offering 2,000,000 Priority Common Shares pursuant to this Prospectus, 1,833,334 of which are being offered to the Underwriter and 166,666 of which are being offered to the Hersha Affiliates (as herein defined). Unless otherwise indicated, the information contained herein assumes that (i) only the 1,833,334 Priority Common Shares being offered to the Underwriter are sold and (ii) the Underwriter's over-allotment option is not exercised. The offering of 1,833,334 Priority Common Shares to the Underwriter is referred to herein as the "Offering." See "Glossary" beginning on page 103 for the definitions of certain additional terms used in this Prospectus.


                                   The Company

         Hersha Hospitality Trust (the "Company") has been established to own initially interests in ten hotels (the "Initial Hotels") and to continue the hotel acquisition and development strategies of Hasu P. Shah, Chairman of the Board of Trustees and Chief Executive Officer of the Company. The Company, formed in May 1998, is a self-advised Maryland real estate investment trust that intends to qualify as a real estate investment trust ("REIT") for federal income tax purposes. The Initial Hotels include three Holiday Inn Express(R) hotels, two Hampton Inn(R) hotels, two Holiday Inn(R) hotels, two Comfort Inn(R) hotels and one Clarion Suites(R) hotel. The Initial Hotels are located in Pennsylvania and contain an aggregate of 989 rooms. The Holiday Inn Express(R) hotels in Hershey, Pennsylvania and New Columbia, Pennsylvania, the Hampton Inn(R) hotel in Carlisle, Pennsylvania and the Comfort Inn(R) hotel in Harrisburg, Pennsylvania (the "Newly-Developed Hotels") are newly constructed and therefore have limited operating history. The Holiday Inn Express(R) hotel in Harrisburg, Pennsylvania, the Holiday Inn(R) hotel in Milesburg, Pennsylvania and the Comfort Inn(R) hotel in Denver, Pennsylvania (the "Newly-Renovated Hotels") have been newly renovated and, as a result, the Company believes that such hotels' future performance will improve significantly over such hotels' prior operating histories. The remaining hotels, the Hampton Inn(R) hotel in Selinsgrove, Pennsylvania, the Holiday Inn(R) hotel and conference center in Harrisburg, Pennsylvania and the Clarion Suites(R) hotel in Philadelphia, Pennsylvania are referred to herein as the "Stabilized Hotels."

                           Summary Risk Factors

         An investment in the Priority Common Shares involves various risks, and investors should carefully consider the matters discussed under "Risk Factors," including, among others, the following:

         o Conflicts of interest between the Company, the Hersha Affiliates and the Lessee that may have resulted, or may in the future result, in the interests of the shareholders not being reflected fully in all decisions made or actions taken by officers and Trustees of the Company, including:

                  o conflicts related to the adverse tax consequences to the Hersha Affiliates upon a sale of any of the Initial Hotels or the refinancing or prepayment of principal on certain of the Assumed Indebtedness, and the related risk that the Hersha Affiliates' personal interests with regard to a sale or refinancing of an Initial Hotel or repayment of certain of the Assumed Indebtedness could be adverse to those of the Company;

                  o lack of arm's-length negotiations with respect to the terms of the Percentage Leases, the contribution agreements for the Initial Hotels, the Option Agreement (as herein defined), the Administrative Services Agreement (as herein defined) and the Hersha Affiliates' conflicts relating to enforcing those agreements;

                  o conflicts relating to ownership and operation of other hotels by the Hersha Affiliates; and

                  o conflicts relating to competing demands on Mr. Shah's time.


        o The purchase prices for the Newly- Renovated Hotels and the Newly- Developed Hotels are based upon projections by management as to the expected operating results of such hotels, subjecting the Company to risks that those hotels may not achieve anticipated operating results and the rent received by the Company from such hotels after the First Adjustment Date or Second Adjustment Date, as applicable, could be less than anticipated, which could adversely affect the amount of cash available for distribution to the shareholders of the Company.


        o The holders of at least two-thirds of the interests in the Partnership, including the Company, which initially will own approximately only a 32% interest in the Partnership, must approve, subject to certain conditions, a sale of all or substantially all of the assets of the Partnership or a merger or consolidation of the Partnership, which could result in the disapproval of a transaction that would be beneficial to the shareholders of the Company.

         o Risks associated with distributing 100% of forecasted cash available for distribution, including the risk that, after the Priority Period, actual cash available for distribution will be insufficient to allow the Company to maintain its proposed initial distribution rate.

         o The Company's lack of control over the daily operations of the Initial Hotels could, in the event that the Lessee fails to effectively operate the Initial Hotels, make the Company's business strategy more difficult to achieve, which could adversely affect the amount of cash available for distribution to the shareholders of the Company.

        o The dependence of the Company on the Lessee's ability to make payments under the Percentage Leases in order to generate revenues may, in the event that there is a reduction in revenues at the Initial Hotels, adversely affect the amount of cash available for distribution to the shareholders of the Company. The Lessee has nominal net worth and must generate sufficient operating income from the Initial Hotels to fund its rent payment obligations under the Percentage Leases.

         o The Company and the Partnership were recently formed, and the Company has no experience operating as a REIT or a public company.

         o The Company initially will own only ten hotels. Thus, adverse changes in the operations of any of the ten Initial Hotels could adversely affect the amount of cash available for distribution to the shareholders of the Company.

        o Mr. Shah, the partners of the Combined Entities and certain of the Combined Entities guarantee the Assumed Indebtedness, and the bankruptcy of any of the guarantors would constitute a default under the related loan documents, which default would cause some or all of the Assumed Indebtedness to become immediately due and payable. This accelerated payment could adversely affect the Company's cash available for distribution. If the Company is unable to make such payment, the Company may be forced to sell the Initial Hotels that serve as collateral for such Assumed Indebtedness in order to make such payment.


        o The Offering Price exceeds the net tangible book value per share. Therefore, purchasers of Priority Common Shares in the Offering will realize an immediate and substantial dilution of $2.14, or 35.7% of the Offering Price, in the net tangible book value of their shares. In addition, in the event that any of the purchase prices of the Newly-Renovated Hotels or the Newly-Developed Hotels are increased on the First Adjustment Date or the Second Adjustment Date, as applicable, owners of the Priority Common Shares at such time will experience further dilution.


         o Risk of taxation of the Company as a regular corporation if it fails to qualify as a REIT and the Company's liability for federal and state taxes on its income in such event, which would adversely affect the amount of cash available for distribution to the shareholders of the Company.


        o The Company's Forecasted Statement of Operations for the twelve months ending January 31, 2000 (the "Forecast") is based on certain assumptions and estimates, some of which will not materialize, and unanticipated events may occur that could materially adversely affect the actual results achieved by the Company during the forecasted period. Consequently, the Company's actual results of operations during the forecasted period may vary from the
                                                   ===
                  Forecast and such variations may be material.


        o The Assumed Indebtedness will represent approximately 37% of the total purchase prices paid by the Company for the Initial Hotels. Although the Company's policy is to limit consolidated indebtedness to less than 67% of the total purchase prices paid by the Company for the hotels in which it has invested, there is no limit on the Company's ability to incur debt contained in the Declaration of Trust or Bylaws. If the Company is unable to meet its debt service obligations or repay (or refinance) its debt when due, one or more of the Initial Hotels may be lost to foreclosure.

         o The price to be paid by the Company for the Initial Hotels may exceed the fair market value as determined by a third-party appraisal of the Initial Hotels.

         o Five of the Initial Hotels are licensed under one franchise brand, Holiday Inn/Holiday Inn Express, and any adverse developments to that franchise brand could adversely affect the amount of cash available for distribution to the shareholders of the Company.

         o The geographic concentration in Pennsylvania of the Initial Hotels may expose the Company to regional economic fluctuations that could have a significant negative effect on the operation of the Initial Hotels, and ultimately on cash available for distribution to the shareholders of the Company.

        o Risks affecting the real estate or hospitality industries generally, including economic and other conditions that may adversely affect the Company's real estate investments and the Lessee's ability to make lease payments, potential increases in assessed real estate values or property tax rates, the relative illiquidity of real estate, competition, uninsured or underinsured losses, and the potential liability for unknown or future environmental liabilities, any of which could adversely affect the amount of cash available for distribution to the shareholders of the Company.

         o The absence of a prior market for the Priority Common Shares, the lack of assurance that an active trading market will develop or that the Priority Common Shares will trade at or above the Offering Price, and the potential negative effect of an increase in interest rates on the market price of the Priority Common Shares.

         o The restrictions on ownership of Priority Common Shares and certain other provisions in the Company's declaration of trust (the "Declaration of Trust") or the Company's Bylaws (the "Bylaws") could have the effect of inhibiting a change of control of the Company, even when a change of control would be beneficial to the Company's shareholders.

                                 The Partnership

         The Company will contribute substantially all of the net proceeds from the Offering to Hersha Hospitality Limited Partnership (the "Partnership") in exchange for approximately a 32% partnership interest in the Partnership. The Company will be the sole general partner of the Partnership. Shortly after the closing of the Offering, the Partnership will acquire, directly or through subsidiary partnerships, 100% of the equity interests in the Initial Hotels. Mr. Shah and certain affiliates (the "Hersha Affiliates") own the partnerships that currently own all of the Initial Hotels (collectively, the "Combined Entities"). Ownership of the land underlying two of the Initial Hotels will be retained by certain Hersha Affiliates and will be leased to the Partnership pursuant to separate ground leases, each with a 99-year term, and collectively providing for rent of $21,000 per year. See "Certain Relationships and Transactions."

         The Partnership will acquire the Initial Hotels in exchange for (i) Subordinated Units that will be redeemable, subject to certain limitations, for an aggregate of approximately 4 million Class B Common Shares, with a value of approximately $23.8 million based on the Offering Price, and (ii) the assumption of approximately $23.8 million of indebtedness related to the Initial Hotels, approximately $17.4 million of which (the "Assumed Indebtedness") will remain outstanding and approximately $6.4 million of which will be repaid immediately after the acquisition of the Initial Hotels using the net proceeds of the Offering. See "Formation Transactions." The purchase prices of the
Newly-Renovated Hotels will be adjusted as soon as the Company's and the Lessee's audited financial statements for the year ended December 31, 1999 (the "First Adjustment Date") become available. The purchase prices of the Newly-Developed Hotels will be adjusted as soon as the Company's and the Lessee's audited financial statements for the year ended December 31, 2000 (the "Second Adjustment Date") become available. The adjustments will be calculated by applying the initial pricing methodology to such hotels' cash flows as shown on the Company's and the Lessee's audited financial statements for the year ended on the First Adjustment Date or the Second Adjustment Date, as applicable, and the adjustments must be approved a majority of the Independent Trustees (as herein defined). If the repricing produces a higher aggregate value for such hotels, the Hersha Affiliates will receive an additional number of Subordinated Units that, when multiplied by the Offering Price, equals the increase in value plus the value of any distributions that would have been made with respect to such Subordinated Units if such Subordinated Units had been issued at the time of acquisition of such hotels. If, however, the repricing produces a lower aggregate value for such hotels, the Hersha Affiliates will forfeit to the Partnership that number of Subordinated Units that, when multiplied by the Offering Price, equals the decrease in value plus the value of any distributions made with respect to such Subordinated Units.

                                   The Lessee


         In order for the Company to qualify as a REIT, neither the Company nor the Partnership may operate hotels. Therefore, the Initial Hotels will be leased to Hersha Hospitality Management, L.P., a Pennsylvania limited partnership wholly-owned by certain of the Hersha Affiliates (the "Lessee"), pursuant to leases (the "Percentage Leases") that are designed to allow the Company to participate in growth in revenues of the Initial Hotels by providing that percentages of such revenues be paid by the Lessee as rent. Each Percentage Lease has been structured to provide anticipated rents at least equal to 12% of the purchase price paid for the hotel, net of (i) property and casualty insurance premiums, (ii) real estate and personal property taxes, and (iii) a reserve for furniture, fixtures and equipment equal to 4% (6% for the Holiday Inn Hotel and Conference Center, Harrisburg, PA and the Holiday Inn, Milesburg,
PA) of gross revenues per quarter at the hotel. This pro forma return is based on certain assumptions and historical revenues for the Initial Hotels (including projected revenues for the Newly-Developed Hotels and the Newly-Renovated
Hotels) and no assurance can be given that future revenues for the Initial Hotels will be consistent with prior performance or the estimates. See "Risk Factors--Acquisition of Hotels with Limited Operating History." The rent on the Newly- Renovated Hotels and the Newly- Developed Hotels until the First Adjustment Date or Second Adjustment Date, as applicable, will be fixed (the "Initial Fixed Rent"). After the First Adjustment Date or the Second Adjustment Date, as applicable, rent will be computed with respect to the Newly-Renovated Hotels and the Newly- Developed Hotels based on the percentage rent formulas described herein. The Initial Hotels will be operated by the Lessee. The Percentage Leases will have initial terms of five years and may be extended for two additional five-year terms at the option of the Lessee. See "Business and Properties--The Percentage Leases."

                               The Initial Hotels

         The following table sets forth certain information with respect to the Initial Hotels:


                      Twelve Months Ended December 31, 1997

                                                                                       Average
                                       Number of  Room        Other                     Daily
Initial Hotels                           Rooms   Revenue   Revenue(1)     Occupancy     Rate    REVPAR(2)
--------------                           -----   -------   ----------     ---------     ----    ---------

Newly-Developed
Holiday Inn Express

 Hershey, PA(3)....................       85    $210,612      $4,877        38.8%      $75.62    $29.35
 New Columbia, PA(4)...............       81      13,369         253         9.0%      $59.68     $5.39


Hampton Inn:
 Carlisle, PA(5)...................       95     659,861       8,421        53.5%      $65.33    $34.93

Comfort Inn:
 Harrisburg, PA(6).................       81

Newly-Renovated
Holiday Inn Express:
 Harrisburg, PA(7).................      117   1,357,241     176,868        56.4%      $56.33    $31.78

Holiday Inn:
 Milesburg, PA.....................      118   1,254,070     220,684        52.0%      $56.07    $29.13
Comfort Inn:
 Denver, PA (8)....................       45     658,285           0        54.7%      $73.26    $40.08

Stabilized
Holiday Inn Hotel and Conference
  Center:
 Harrisburg, PA....................      196   3,103,820   1,787,958        63.3%      $68.22    $43.17

Hampton Inn:
 Selinsgrove, PA (9)...............       75   1,271,943      46,148        71.9%      $65.29    $46.96

Clarion Suites:
 Philadelphia, PA..................       96   2,350,702     319,950        73.7%      $91.02   $ 67.09
                                          --   ---------    --------     --------   ---------   -------

Total/weighted average.............      989 $10,879,903  $2,565,159        60.2%      $68.27   $41.09
                                         === ===========  ==========    =========   =========   ======

----------------------------------

(1) Represents restaurant revenue, telephone revenue and other revenue.
(2) Revenue per available room ("REVPAR") is determined by dividing room revenue by available rooms for the applicable period.
(3) This hotel opened in October 1997 and, thus, the data shown represent operations from the date of opening through December 31, 1997.
(4) This hotel opened in December 1997 and, thus, the data shown represent operations from the date of opening through December 31, 1997.
(5) This hotel opened in June 1997 and, thus, the data shown represent operations from the date of opening through December 31, 1997.
(6)      This hotel opened in May 1998.
(7) The land underlying this hotel will be leased to the Partnership by certain Hersha Affiliates for rent of $15,000 per year for 99 years.
(8) The land underlying this hotel will be leased to the Partnership by certain Hersha Affiliates for rent of $6,000 per year for 99 years.
(9) A portion of the land adjacent to this hotel, which is not currently used for hotel operations, will be leased to a Hersha Affiliate for $1 per year for 99 years.

For further information regarding the Initial Hotels, see "Business and Properties - The Initial Hotels" and " - The
Percentage Leases."

                                 Growth Strategy

         The Company will seek to enhance shareholder value by increasing amounts available for distribution to shareholders by (i) acquiring additional hotels that meet the Company's investment criteria as described below and (ii) participating in any increased revenue from the Initial Hotels through the Percentage Leases.

Acquisition Strategy

         The  Company  intends  to  acquire  additional  hotels  that  meet  its investment criteria as described below. See "The Company--Growth Strategy--Acquisition Strategy." The Company will emphasize limited service and full service hotels with strong, national franchise affiliations in the upper-economy and mid-scale market segments, or hotels with the potential to obtain such franchises. In particular, the Company will consider acquiring limited service hotels such as Comfort Inn(R), Best Western(R), Days Inn(R), Fairfield Inn(R), Hampton Inn(R), Holiday Inn(R) and Holiday Inn Express(R) hotels, and limited service extended-stay hotels such as Hampton Inn and Suites(R), Homewood Suites(R), Main Stay Suites(R) and Residence Inn by Marriott(R) hotels.
 Under the Bylaws, any transaction involving the Company, including the purchase, sale, lease or mortgage of any real estate asset, in which a Trustee or officer of the Company, or any Affiliate (as herein defined) thereof, has an interest (other than solely as a result of his status as a Trustee, officer or shareholder of the Company) must be approved by a majority of the members of the Company's Board of Trustees (the "Trustees"), including a majority of the members of the Board of Trustees who do not have an interest in such transaction and who are not officers, directors or employees of the Company, any lessee of the Company's or the Partnership's properties or any underwriter or placement agent of the shares of beneficial interest of the Company that has been engaged by the Company within the past three years, or any Affiliate thereof (the "Independent Trustees").

     The Company intends to focus predominately on investments in hotels in the eastern United States. Such investments may include hotels newly developed by the Hersha Affiliates. Pursuant to an agreement among Hasu P. Shah, Jay H. Shah, Neil H. Shah, Bharat C. Mehta, Kanti D. Patel, Rajendra O. Gandhi, Kiran P. Patel, David L. Desfor, Madhusudan I. Patni and Manhar Gandhi, each a Hersha Affiliate, the Partnership will have an option to acquire any hotels owned or developed in the future by the Hersha Affiliates within 15 miles of any of the Initial Hotels or any hotel subsequently acquired by the Partnership for two years after acquisition or development (the "Option Agreement"). See "Certain Relationships and Transactions--Option Agreement." The Company's initial policy with respect to acquisitions of hotels (the "Acquisition Policy") is to acquire hotels for which it expects to receive rents at least equal to 12% of the purchase price paid for each hotel, net of (i) property and casualty insurance  premiums,
(ii) real estate and personal property taxes, and (iii) a reserve for furniture, fixtures and equipment equal to 4% (6% in the case of a full-service hotel) of gross revenues per quarter at each hotel. The Trustees, however, may change the
Acquisition   Policy  at  any  time  without  the  approval  of  the   Company's
shareholders.

         The Company intends to lease hotels that it acquires in the future to operators, including the Lessee as well as operators unaffiliated with the Lessee. Future leases with the Lessee generally will be similar to the Percentage Leases. See "Business and Properties--The Percentage Leases." Future leases with operators unaffiliated with the Lessee may or may not be similar to the Percentage Leases. The Trustees will negotiate the terms and provisions of each future lease, depending on the purchase price paid, economic conditions and other factors deemed relevant at the time.

         The Company's additional investments in hotels may be financed, in whole or in part, with undistributed cash, subsequent issuances of Priority Common Shares or other securities, or borrowings. The Company is currently pursuing with lenders a $10 million line of credit (the "Line of Credit").
 A failure to obtain the Line of Credit could adversely affect the Company's ability to finance its growth strategy. See "Risk Factors --Dependence Upon External Financing." The Company's initial policy is to limit consolidated indebtedness to less than 67% of the aggregate purchase prices for the hotels in which it has invested (the "Debt Policy"). The Trustees, however, may change the Debt Policy without the approval of the Company's shareholders. The aggregate purchase prices paid by the Company for the Initial Hotels is approximately $47.3 million. After the Formation Transactions, the Company's indebtedness will be approximately $17.4 million (consisting of the Assumed Indebtedness), which represents approximately 37% of the aggregate purchase price to be paid by the Company. Because of the Debt Policy and the amount of the Assumed Indebtedness, the success of the Company's acquisition strategy will depend in the future on its ability to access additional capital through issuances of equity securities. See "The Company--Growth Strategy--Investment Criteria and Financing," "Risk Factors--Risks of Leverage" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

Internal Growth Strategy


         The Percentage Leases are designed to allow the Company to participate in growth in revenues at the Initial Hotels. See "Business and Properties--The Percentage Leases." The Percentage Leases generally provide for the Lessee to pay in each calendar quarter the greater of base rent ("Base Rent") or percentage rent ("Percentage Rent"). The Percentage Rent for each Initial Hotel is comprised of (i) a percentage of room revenues up to a certain threshold amount (the "Threshold"), (ii) a percentage of room revenues in excess of the Threshold but not more than an incentive threshold amount (the "Incentive Threshold"), (iii) a percentage of room revenues in excess of the Incentive
Threshold and (iv) a percentage of revenues other than room revenues. The Incentive Threshold is designed to provide incentive to the Lessee to generate higher revenues at each hotel by lowering the percentage of revenue paid as Percentage Rent once room revenues reach certain levels. In the case of the Newly- Renovated Hotels and the Newly- Developed Hotels, the Lessee will pay the Initial Fixed Rent until the First Adjustment Date or the Second Adjustment Date, as applicable, after which the Lessee will pay the greater of Base Rent or Percentage Rent. See "Business and Properties--The Initial Hotels" and "--The Percentage Leases--Amounts Payable Under the Percentage Leases." The Initial Fixed Rent, the Base Rent and Percentage Rent are hereinafter referred to collectively as "Rent."


                             Formation Transactions

         The principal transactions in connection with the formation of the Company and the acquisition of interests in the Initial Hotels (the "Formation Transactions") are as follows:

        o The Company will sell 1,833,334 Priority Common Shares to the Underwriter at the Offering Price. The net proceeds to the Company from the Offering will be contributed to the Partnership in exchange for approximately a 32% general partnership interest in the Partnership. In addition, the Company will offer 166,666 Priority Common Shares to the Hersha Affiliates at the Offering Price. The information contained herein assumes that none of these 166,666 Priority Common Shares are sold.


        o The Partnership will acquire the Initial Hotels by acquiring either all of the partnership interests in the Combined Entities or the Initial Hotels in exchange for (i) Subordinated Units that will be redeemable, subject to certain limitations, for an aggregate of approximately 4 million Class B Common Shares, with a value of approximately $23.8 million based on the Offering Price and (ii) the assumption of approximately $23.8 million in indebtedness secured by all of the Initial Hotels, approximately $6.4 million of which will be repaid with the proceeds of the Offering. The purchase prices of the Newly- Renovated Hotels and the Newly- Developed Hotels will be adjusted on the First Adjustment Date or the Second Adjustment Date, as applicable, as described in "--The Company."


        o The land underlying the Holiday Inn Express, Harrisburg, Pennsylvania and the Comfort Inn, Denver, Pennsylvania each will be leased to the Partnership by certain Hersha Affiliates for aggregate rent of $21,000 per year for 99 years. Also, a portion of the land adjacent to the Hampton Inn, Selinsgrove, Pennsylvania will be leased to a Hersha Affiliate for $1 per year for 99 years.

         o Each Initial Hotel will be leased to the Lessee pursuant to a Percentage Lease. The Percentage Leases will have an initial non-cancelable term of five years.
                  All, but not less than all, of the Percentage Leases may be extended for an additional five-year term. At the end of the first extended term, the Lessee, at its option, may extend some or all of the Percentage Leases for the Initial Hotels for an additional five-year term. The Percentage Leases generally provide for the Lessee to pay in each calendar quarter the greater of the Base Rent or Percentage Rent. The Percentage Rent for each Initial Hotel is comprised of (i) a percentage of room revenues up to the Threshold, (ii) a percentage of room revenues in excess of the Threshold but less than the Incentive Threshold, (iii) a percentage of room revenues in excess of the Incentive Threshold and (iv) a percentage of revenues other than room revenues.

                  The Incentive Threshold is designed to provide an incentive to the Lessee to generate higher revenues at each hotel. Until the First Adjustment Date or the Second Adjustment Date, as applicable, the rent on the Newly- Renovated Hotels and the Newly- Developed Hotels will be the Initial Fixed Rents applicable to those hotels. After the First Adjustment Date or the Second Adjustment Date, as applicable, rent will be computed with respect to the Newly- Renovated Hotels and the
                  Newly-   Developed  Hotels  based  on  the  percentage  rent
                  formulas described herein. The Lessee will hold the franchise license (the "Franchise License") for each Initial Hotel. See "Business and Properties--The Percentage Leases."


        o The Partnership and certain of the Hersha Affiliates have entered into the Option Agreement, pursuant to which the Hersha Affiliates will agree that, if they develop or own any hotels in the future that are located within 15 miles of any Initial Hotel or hotel subsequently acquired by the Partnership, the Hersha Affiliates will give the Partnership the option to purchase such hotels for two years after acquisition or development. See "Risk Factors--Conflicts of Interest--Competing Hotels Owned or to be Acquired by the Hersha Affiliates" and "Policies and Objectives with Respect to Certain Activities--Conflict of Interest Policies--The Option Agreement."

         o The Company and the Lessee will enter into the Administrative Services Agreement, pursuant to which the Lessee will provide certain administrative services in exchange for an annual fee equal to $55,000, plus $10,000 for each hotel owned by the Company.


         o The Company has granted the Underwriter warrants to purchase 183,333 Priority Common Shares (the "Underwriter Warrants") for a period of five years at a price per share of $9.90 (165% of the Offering
                  Price).

         o The Partnership has granted 2744 Associates, L.P., which is a Hersha Affiliate, warrants to purchase 250,000 Units (the "Hersha Warrants") for a period of five years at a price per Unit of $9.90 (165% of the Offering Price).

         Following consummation of the Formation Transactions, the structure and relationships of the Company, the Partnership, the Initial Hotels and the Lessee will be as follows:

               [Flow chart describing the organization of the
             Company after completion of the Offering appears here]

(1) Four of the Initial Hotels will be held directly by the Partnership and the remaining six Initial Hotels will be held by subsidiary partnerships of the Partnership. The Company will lease the land underlying the Holiday Inn Express, Harrisburg, Pennsylvania and the Comfort Inn, Denver, Pennsylvania from certain Hersha Affiliates pursuant to separate leases, each with a term of 99 years, and collectively providing for annual rent of $21,000.

                        Benefits to the Hersha Affiliates

         As a result of the Formation Transactions, the Hersha Affiliates will receive significant benefits, including but not limited to the following:

         o The Hersha Affiliates will receive approximately 4 million Subordinated Units in exchange for their interests in the Initial Hotels, which will have a value of approximately $23.8 million based on the Offering Price. The Subordinated Units held by the Hersha Affiliates will be more liquid than their current interests in the Combined Entities if a public trading market for the Class B Common Shares commences or when such shares are converted into Priority Common Shares and after the applicable holding periods expire.

         o The Lessee, which is owned by the Hersha Affiliates, will hold the Franchise Licenses for the Initial Hotels and will be entitled to all revenues from the Initial Hotels after payment of Rent under the Percentage Leases and other operating expenses. The Company will pay certain expenses in connection with the transfer of the Franchise Licenses to the Lessee. See "The Lessee."

         o Approximately $6.4 million of indebtedness owed by the Combined Entities will be repaid with a portion of the proceeds of the Offering. Approximately $4 million of such indebtedness is owed to entities controlled by the Hersha Affiliates and relates principally to hotel development expenses in connection with the Initial Hotels. Certain of the Assumed Indebtedness is and will remain guaranteed by the Hersha Affiliates. Upon the repayment of such indebtedness, the Hersha Affiliates will be released from the related guarantees. The Hersha Affiliates may receive increased cash distributions from the operations of the Initial Hotels as a result of the reduction of indebtedness on the Initial Hotels.


         o If the repricing on the First Adjustment Date or the Second Adjustment Date, as applicable, produces a higher value for the Newly- Renovated Hotels or the Newly- Developed Hotels, the Hersha Affiliates will receive an additional number of Subordinated Units that, when multiplied by the Offering Price, equals the increase in value plus the value of any distributions that would have been made in connection with such Subordinated Units if such Subordinated Units had been issued in connection with the acquisition of such hotels.

         o The Lessee, which is owned by the Hersha Affiliates, will receive an annual fee equal to $55,000, plus $10,000 for each hotel owned by the Company for providing certain administrative services to the Company.

         o Certain tax consequences to the Hersha Affiliates from the transfer of equity interests in the Initial Hotels will be deferred.

         o Messrs. Hasu P. Shah, K.D. Patel and Bharat C. Mehta will receive $7,500 per year for serving as Trustees. Mr. Shah shall also be entitled to receive a salary of not more than $100,000 per year provided that the Priority Common Shares have a closing price of $9.00 per share or higher for 20 consecutive trading days and remain at or above $9.00 per share.


         o The Partnership has granted 2744 Associates, L.P., which is a Hersha Affiliate, the Hersha Warrants to purchase 250,000 Units for a period of five years at a price per Unit of $9.90 (165% of the Offering Price ).


         o Certain of the Hersha Affiliates will receive a total of $21,000 per year pursuant to 99-year ground leases with respect to the Holiday Inn Express, Harrisburg, Pennsylvania and the Comfort Inn, Denver, Pennsylvania.

         o        A  portion  of  the  land   adjacent  to  the   Hampton   Inn,
                  Selinsgrove, Pennsylvania will be leased to a Hersha Affiliate for $1 per year for 99 years.

                              Conflicts of Interest

         The Company will be subject to certain conflicts of interest resulting from its relationship with the Lessee. Specifically, certain of the senior officers of the Company will also be senior officers of the Lessee and will thus be subject to conflicting fiduciary duties when negotiating between those entities. In addition, certain senior officers and Trustees of the Company collectively own approximately 35% of the Lessee, and their fiduciary duties to the Company may be in conflict with their pecuniary interest in the Lessee. As a result, the terms of negotiations and agreements between the Company and the Lessee may not solely reflect the interests of the Company's shareholders.

         The Company has adopted certain policies in its governing instruments, has entered into certain agreements and is subject to certain provision of Maryland law, all of which are designed to minimize the effects of potential conflicts of interest. The Declaration of Trust, with limited exceptions, requires that three of the Company's Trustees be Independent Trustees. Such Independent Trustee requirement may not be amended, altered, changed or repealed without the affirmative vote of at least a majority of the members of the Board of Trustees (and the affirmative vote of the holders of not less than two-thirds of the outstanding shares of beneficial interest of the Company entitled to vote thereon). In addition, the Partnership has entered into the Option Agreement with certain of the Hersha Affiliates pursuant to which the Hersha Affiliates will agree that if they develop or own any hotels in the future that are located within 15 miles of any Initial Hotel or hotel subsequently acquired by the Partnership, the Hersha Affiliates will give the Partnership the option to purchase such hotels for two years. See "Risk Factors--Conflicts of Interest--Competing Hotels Owned or to be Acquired by the Hersha Affiliates" and "Policies and Objectives with Respect to Certain Activities--Conflict of Interest Policies--The Option Agreement." The Trustees also are subject to certain provisions of Maryland law, which are designed to eliminate or minimize certain potential conflicts of interest. See "Policies and Objectives with Respect to Certain Activities--Conflict of Interest Policies--Provisions of Maryland Law." However, there can be no assurance that these policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

                            Forecasted Distributions


         The Company intends to make regular quarterly distributions to holders of the Priority Common Shares initially equal to $0.18 per share, which on an annualized basis would be equal to $0.72 per share or 12.0% of the Offering Price. The first distribution will be prorated to cover the period from the closing of the Offering to March 31, 1999. The Trustees will determine the actual distribution rate based on the Company's actual results of operations, economic conditions and other factors. See "Partnership Agreement," "Forecasted Distributions" and "Risk Factors--Forecasted Statement of Operations."


         During the Priority Period, the holders of the Priority Common Shares will be entitled to receive, prior to any distributions either to the holders of the Subordinated Units or to the holders of the Class B Common Shares, cumulative dividends in an amount per Priority Common Share equal to $0.18 per quarter. After the holders of the Subordinated Units and the Class B Common Share have received an amount per Unit or per Class B Common Share equal to the Priority Distribution, the holders of the Priority Common Shares will be entitled to receive any further distributions on a pro rata basis with the holders of the Subordinated Units and the Class B Common Shares. As of the closing of the Offering, no Class B Common Shares will be outstanding. Thus, the Priority Common Shares initially will have Priority Rights only with respect to the outstanding Subordinated Units. In the future, the Company may issue additional Priority Common Shares, and the Partnership may issue Units that are not subordinated to the Priority Common Shares. See "Description of Shares of Beneficial Interest" and "Partnership Agreement."

                                   Tax Status


         The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its initial taxable year ending December 31, 1999. If the Company qualifies for taxation as a REIT, then with certain exceptions, the Company will not be taxed at the corporate level on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its taxable income, excluding net capital gains. Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to the shareholders in any such year will not be deductible by the Company. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, the Company has obtained the opinion of its legal counsel, Hunton & Williams, based on certain assumptions and representations described in "Federal Income Tax Consequences," that the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1999, and that its proposed method of operation as represented to its counsel and as described herein will enable it to satisfy the requirements of such qualification. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. Even if the Company qualifies for taxation as a REIT, the Company or the Partnership may be subject to certain state and local taxes on its income and property. In connection with the Company's election to be taxed as a REIT, the Declaration of Trust imposes restrictions on the ownership and transfer of Priority Common Shares. The Company intends to adopt the calendar year as its taxable year. See "Risk Factors--Tax Risks," "--Ownership Limitation," "Federal Income Tax Consequences--Taxation of the Company" and "Description of Shares of Beneficial Interest - Declaration of Trust and Bylaw Provisions--Restrictions on Transfer."


                                  The Offering

Priority Common Shares offered by the Company
to the Underwriter........................................    1,833,334(1)

Priority Common Shares and Subordinated Units to be
outstanding after the Offering............................    5,797,442(2)

Use of Proceeds...........................................    To repay debt incurred in the
                                                              acquisition of the Initial
                                                              Hotels, to pay certain expenses
                                                              of the Offering, to pay certain
                                                              expenses associated with the
                                                              acquisition of the Initial Hotels
                                                              and for working capital purposes.
Symbol on the American Stock
Exchange..................................................    "HT"

---------------

(1)      Excludes 166,666 Priority Common Shares offered to the
         Hersha Affiliates.

(2)      Excludes 166,666 Priority Common Shares offered to the
         Hersha Affiliates, 183,333 Priority Common Shares issuable upon exercise of the Underwriter Warrants, 250,000 Class B Common Shares issuable upon the redemption of 250,000 Units issuable upon exercise of the Hersha Warrants, 650,000 Class B Common Shares reserved for issuance pursuant to the Option Plan (as herein defined) and 200,000 Class B Common Shares reserved for issuance pursuant to the Trustees' Plan (as herein defined). The Class B Common Shares will be converted into Priority Common Shares on a one-for-one basis after the expiration of the Priority Period. See "Description of Shares of Beneficial Interest--Class B Common Shares," "Formation Transactions," "Management--Option Plan" and "Underwriting."

                     Summary Selected Financial Information

         The following tables set forth unaudited summary forecasted statement of operations data and historical and pro forma balance sheet data for the Company, unaudited pro forma condensed combined statements of operations for the Lessee, and summary combined historical operating and financial data for the Combined Entities--Initial Hotels. Such data should be read in conjunction with the financial statements and notes thereto, which are contained elsewhere in this Prospectus. A pro forma statement of operations for the Company is not presented because the Company has had no historical operations as a hotel lessor. The forecasted statement of operations data for the Company is presented as if the Formation Transactions had occurred on February 1, 1999 and therefore incorporates certain assumptions that are set forth in the Company's Forecasted Statement of Operations included elsewhere in this Prospectus. See "Risk Factors--Forecasted Statement of Operations." The balance sheet data for the Company is presented as if the Formation Transactions had occurred on September 30, 1998. The pro forma condensed combined statements of operations for the Lessee are presented as if the Formation Transactions had occurred on January 1, 1997 and carried forward through the interim period presented.


                            Hersha Hospitality Trust
                    Unaudited Summary Statement of Operations
                             and Balance Sheet Data
               (In thousands, except share and per share amounts)


                                                                              Forecasted Twelve
                                                                                Months Ending
                                                                              January 31, 2000
                                                                              ----------------

Statement of Operations Data:
Lease revenue.........................................................              7,175
Expenses..............................................................             (4,543)
Net income before minority interest...................................              2,632
Minority interest.....................................................             (1,520)
Net income............................................................              1,112
Net income per Priority Common Share..................................               0.61
Weighted average number of
  Priority Common Shares outstanding..................................          1,833,334



                                                                                         September 30, 1998
                                                                                 Historical            Pro Forma
                                                                                 ----------            ---------

Balance Sheet Data:
Net investment in hotel properties....................................                  --             $   40,489
Minority interest in Partnership......................................                  --             $   18,355
Shareholders' equity..................................................                  --             $    8,488
Total assets..........................................................                  --             $   44,243
Total debt............................................................                  --             $   17,400




                       Hersha Hospitality Management, L.P.
       Unaudited Pro Forma Condensed Combined Statements of Operations(1)
                                 (In thousands)

                                                                              Nine Months Ended        Year Ended
                                                                              September 30, 1998       December 31, 1997
                                                                              ------------------       -----------------

Room revenue..........................................................            $ 11,824             $10,880
Other revenue (2).....................................................               2,111               2,565
                                                                                  --------             -------

Total revenue.........................................................            $ 13,935             $13,445
                                                                                  --------             -------

Hotel operating expenses (3)..........................................               8,506               9,214

Percentage Lease payments (4).........................................               5,108               5,129
                                                                                     -----             -------


Net income (loss).....................................................           $     321            $  (898)
                                                                                 =========            ========




                       Combined Entities - Initial Hotels
            Summary Combined Historical Operating and Financial Data
                                 (In thousands)

                                                 Nine Months Ended
                                                   September 30                                 Year Ended December 31
                                        ----------------------------------        --------------------------------------------------
                                               1998            1997                     1997             1996             1995
                                               ----            ----                     ----             ----             ----

Statement of Operations
Data:
Room revenue                                   $11,824        $  7,750                  $10,880           $7,273           $5,262
Other revenue                                    2,111           1,942                    2,565            2,716            1,957
                                               -------         -------                  -------          -------          -------
(2)
Total revenue                                  $13,935                                  $13,445           $9,989           $7,219
                                                                $9,692
Hotel operating expenses (3)                     8,839                                    9,173            8,172            6,250
                                                                 6,510
Interest                                         1,497             831                    1,354              921              634
Depreciation                                     1,161             799                    1,189              924              711
                                               -------         -------                  -------          -------          -------
and amortization

Net income (loss) (5)                         $  2,438        $  1,552                   $1,729           $  (28)          $ (376)
                                              ========        ========                   ======           =======          =======


-------------------------

(1)      The estimated information does not purport to represent what the Lessee's financial position or results of operations
         would actually have been if consummation of the Formation
         Transactions had, in fact, occurred on such date or at the beginning of the periods indicated, or to project the
         Lessee's financial position or results of operations at any future date or for any future period.  Represents pro forma revenue and expenses as if (i) the Partnership recorded
         depreciation and amortization, paid interest on remaining
         debt after the Formation Transactions occurred, and paid
         real and personal property taxes and property insurance as contemplated by the Percentage Leases, and (ii) the
         Formation Transactions occurred as of the beginning of the periods indicated.
(2)      Represents restaurant revenue, telephone revenue and other revenue.
(3) Represents departmental costs and expenses, general and administrative, repairs and maintenance, utilities, marketing, management fees, real estate and personal property taxes, property and casualty insurance and ground leases. The pro forma amounts exclude real estate and personal property taxes, property and casualty insurance, ground leases and management fees.
         Real  estate  and  personal  property  taxes,   property  and  casualty
         insurance and ground leases are the responsibility of the Partnership under the Percentage Leases.
(4)      Represents lease payments calculated on a pro forma basis
         using the rent provisions in the Percentage Leases.  The
         rent provisions in the Percentage Leases are based upon an agreement between the Partnership and the Lessee in which
         the parties have agreed to the lease terms and the form of lease to be signed at the closing of the Offering.  Lease
         payments are calculated under two methods depending upon
         whether the Initial Hotel is a Stabilized Hotel with an
         established operating history or a Newly-Developed Hotel or a Newly-Renovated Hotel.  The Rents for the Stabilized
         Hotels are calculated by applying the percentage rent
         formulas to the historical room revenues and other revenues of those hotels for the periods presented.  Because the
         Newly-Developed Hotels and the Newly-Renovated Hotels pay
         Initial Fixed Rent for at least the first twelve months of operation, the Rent for those hotels is based on the Initial
         Fixed Rents, recognized on a straight-line basis over the
         period presented.  In the case of the Newly-Developed
         Hotels, the Initial Fixed Rents have been prorated for the periods the hotels were in operation because the hotels have not been in operation for the full periods presented.
(5)      The  Combined  Entities  are not subject to income tax,  except  Hersha
         Enterprises,   Ltd.,  which  had  no  tax  liability  for  the  periods
         presented.

         This Prospectus contains forward-looking statements including, without limitation, the Forecasted Statement of Operations of the Company and statements containing the words "believes," "anticipates," "expects" and words of similar import.
 Such forward-looking statements relate to future events and the future financial performance of the Company and the Lessee, and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or the Lessee to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Prospective investors should specifically consider the various factors identified in this prospectus which could cause actual results to differ, including particularly those discussed in the section entitled "Risk Factors" beginning on this page. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any forward-looking statements to reflect future events or developments after the date hereof.


                                  RISK FACTORS

         In evaluating the Company's business, prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus.

Conflicts of Interest

         Because of the Hersha Affiliates' ownership in and/or positions with the Company, the Partnership, the Lessee and the Combined Entities, there are inherent conflicts of interest in the Formation Transactions and in the ongoing lease, acquisition, disposition and operation of the Initial Hotels. Consequently, the interests of shareholders may not have been, and in the future may not be, reflected fully in all decisions made or actions taken by officers and Trustees of the Company. See "The Company--Formation Transactions" and "Policies and Objectives with Respect to Certain Activities--Conflict of Interest Policies."

         Conflicts Relating to Sales or Refinancing of Initial Hotels

         The Hersha Affiliates have unrealized gain associated with their interests in the Initial Hotels and, as a result, any sale of the Initial Hotels or refinancing or prepayment of principal on the Assumed Indebtedness by the Company may cause adverse tax consequences to the Hersha Affiliates. Therefore, the interests of the Company and the Hersha Affiliates could be different in connection with the disposition or refinancing of an Initial Hotel. Decisions in connection with any transaction involving the Company, including the disposition of an Initial Hotel or refinancing of or prepayment of principal on the Assumed Indebtedness, in which a Trustee or officer of the Company, or any Affiliate thereof, has an interest (other than solely as a result of his status as a Trustee, officer or shareholder of the Company) must be made by a majority of the Trustees, including a majority of the Independent Trustees.

         No Arm's-Length Bargaining on Percentage Leases,
         Contribution Agreements, the Administrative Services
         Agreement and Option Agreement

     The terms of the Percentage Leases, the agreements pursuant to which the Company and the Partnership will acquire, directly or indirectly, the Initial Hotels, the Administrative Services Agreement and the Option Agreement were not negotiated on an arm's-length basis. See "Business and Properties--The Percentage Leases" and "Certain Transactions--The Percentage Leases." The Company will not own any interest in the Lessee. Messrs. Hasu P. Shah, K.D. Patel, and Bharat C. Mehta are Trustees of the Company and collectively own approximately 35% of the Lessee. Consequently, they have a conflict of interest regarding the negotiation and enforcement of the Percentage Leases, the Administrative Services Agreement and the Option Agreement. See "The Lessee."

         Competing Hotels Owned or to be Acquired by the Hersha
Affiliates

         The Hersha Affiliates may develop or acquire new hotels, subject to certain limitations. While it is anticipated that Mr. Shah will devote substantially all of his time to the business of the Company, such development or acquisition by the Hersha Affiliates may materially affect the amount of time Mr. Shah has to devote to the affairs of the Company. The Lessee and its affiliates may operate hotels that are not owned by the Company, subject to certain restrictions, which may materially affect the amount of time that the Lessee has to devote to managing the Initial Hotels. See "Policies and Objectives with Respect to Certain Activities--Conflict of Interest Policies--The Option Agreement."

Acquisition of Hotels with Limited Operating History

         The Newly-Developed Hotels have little operating history and the Newly-Renovated Hotels have been newly renovated. The purchase prices of such hotels are based upon projections by management as to the expected operating results of such hotels, subjecting the Company to risks that such hotels may not achieve anticipated operating results or may not achieve such results within anticipated time frames. As a result, the Lessee may not generate enough net operating income from such hotels to make the Initial Fixed Rent payments or, after the First Adjustment Date or the Second Adjustment Date, as applicable, to make the Base Rent payments. In addition, after the First Adjustment Date or Second Adjustment Date, as applicable, room revenues may be less than required to result in the payment of Percentage Rent at levels at a particular hotel that provide the Company with its anticipated return on investment. In either case, the amounts available for distribution to shareholders could be reduced.

Need for Certain Consents from the Limited Partners

         Under the partnership agreement of the Partnership, as amended and restated (the "Partnership Agreement"), the holders of at least two-thirds of the interests in the Partnership, including the Company, which initially will own approximately only a 32% interest in the Partnership, must approve a sale of all or substantially all of the assets of the Partnership or a merger or consolidation of the Partnership, provided, however, that such approval shall no longer be required if the Company ever fails to pay a distribution of $.72 per share to the holders of the Priority Common Shares for any 12-month period. The Hersha Affiliates initially will own approximately a 68% interest in the Partnership and thus initially will effectively hold veto power over such extraordinary transactions, which could result in the disapproval of a transaction that would be beneficial to the shareholders of the Company. See "Partnership Agreement--Management."

Risks Related to the Company's Initial Forecasted Distributions

         Based on the Company's forecasted statement of operations for the twelve months ending January 31, 2000, the Company estimates that it will distribute 100% of its forecasted cash available for distribution and that the holders of Subordinated Units will be entitled to receive an amount per Subordinated Unit less than the Priority Distribution paid to the holders of the Priority Common Shares. See "Forecasted Distributions" and "Risk Factors--Forecasted Statement of Operations." If actual cash available for distribution falls short of forecasted cash available for distribution, the Company may not be able to maintain its proposed initial distribution rate. In addition, if the Company's actual cash available for distribution after the Priority Period does not increase above its forecasted cash available for distribution, the Company will not be able to maintain its proposed initial distribution rate after the Priority Period. Distribution of substantially all of the Company's cash available for distribution will limit the funds available to the Company for capital expenditures to maintain its properties or to finance acquisitions of future hotels.

Inability to Operate the Properties

         As a result of its status as a REIT, the Company will not be able to operate any hotels. The Company will be unable to make and implement strategic business decisions with respect to its properties, such as decisions with respect to the repositioning of a franchise, repositioning of food and beverage operations and other similar decisions, even if such decisions are in the best interests of a particular property. Accordingly, there can be no assurance that the Lessee will operate the Initial Hotels in a manner that is in the best interests of the Company.

Dependence on the Lessee

         In order to generate revenues to enable it to make distributions to shareholders, the Company will rely on the Lessee to make Rent payments. The Lessee's obligations under the Percentage Leases, including the obligation to make Rent payments, are unsecured. Reductions in revenues from the Initial Hotels or in the net operating income of the Lessee may adversely affect the ability of the Lessee to make such Rent payments and thus the Company's ability to make anticipated distributions to its shareholders. Although failure on the part of the Lessee to comply materially with the terms of a Percentage Lease would give the Company the right to terminate any or all of the Percentage Leases, to repossess the applicable properties and to enforce the payment obligations under the Percentage Leases, the Company then would be required to find another lessee. There can be no assurance that the Company would be able to find another lessee or that, if another lessee were found, the Company would be able to enter into a lease on favorable terms.


Newly-Organized Entities

         The Company, the Partnership and the Lessee all have been recently organized and have no operating histories. Although the officers and Trustees of the Company have experience in developing, financing and operating hotels, most of them have no experience in operating a REIT or a public company. See "Management--Trustees and Officers."

Limited Numbers of Initial Hotels

     The Company will own initially only ten hotels, three of which will be operated as Holiday Inn Express(R) hotels, two as Hampton Inn(R) hotels, two as Holiday Inn(R) hotels, two as a Comfort Inn(R) hotels and one as a Clarion Suites(R) hotel. Significant adverse changes in the operations of any Initial Hotel could have a material adverse effect on the Lessee's ability to make Rent payments and, accordingly, on the Company's ability to make expected distributions to its shareholders.

Guarantors of Assumed Indebtedness

         Mr. Shah, the partners of the Combined Entities and certain of the Combined Entities guarantee the indebtedness secured by the Initial Hotels, and the bankruptcy of any of the guarantors would constitute a default under the related loan documents, which default would cause some or all of the Assumed Indebtedness to become immediately due and payable. In the event that the lender accelerates the payment, such acceleration could adversely affect the Company's cash available for distribution. If the Company is unable to make such payment, the Company may be forced to sell the Initial Hotels that serve as collateral for such Assumed Indebtedness in order to make such payment.

Substantial Dilution


         Purchasers of Priority Common Shares sold in the Offering will experience immediate and substantial dilution of $2.14, or 35.7% of the Offering Price, in the net tangible book value per Priority Common Share. See "Dilution." In addition, in the event that any of the purchase prices of the Newly-Renovated Hotels or the Newly-Developed Hotels are increased on the First Adjustment Date or the Second Adjustment Date, as applicable, owners of the Priority Common Shares at such time will experience further dilution.


Tax Risks

         Failure to Qualify as a REIT

         The Company intends to operate so as to qualify as a REIT for federal income tax purposes. Although the Company has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT, the Company has received an opinion of its counsel, Hunton & Williams, that, based on certain assumptions and representations, it will so qualify. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the continued qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding shares of beneficial interest, the nature of its assets, the sources of its income, and the amount of its distributions to its shareholders. See "Federal Income Tax Consequences--Taxation of the Company."

         If the Company were to fail to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to its shareholders in computing its taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, amounts available for distribution to shareholders would be reduced for each of the years involved. Although the Company currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Trustees, with the consent of two-thirds of the shareholders, to revoke the REIT election. See "Federal Income Tax Consequences."

         REIT Minimum Distribution Requirements

         In order to qualify as a REIT, the Company generally will be required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years. To the extent that the Company elects to retain and pay income tax on its net long-term capital gains, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

         The Company intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income will consist primarily of its share of the income of the Partnership, and the Company's cash available for distribution to shareholders will consist primarily of its share of cash distributions from the Partnership. Differences in timing between the recognition of taxable income and the receipt of amounts available for distribution due to the seasonality of the hotel industry could require the Company, through the Partnership, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. See "Risk Factors--Risk of Leverage." For federal income tax purposes, distributions paid to shareholders may consist of ordinary income, capital gains, nontaxable return of capital, or a combination thereof. The Company will provide its shareholders with an annual statement as to its designation of the taxability of distributions.

         Distributions by the Partnership will be determined by the Trustees and will be dependent on a number of factors, including the amount of the
Partnership's distributable cash, the Partnership's financial condition, any decision by the Trustees to reinvest funds rather than to distribute such funds, the Partnership's capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Trustees deem relevant. See "Federal Income Tax Consequences--Requirements for Qualification - Distribution Requirements."

Forecasted Statement of Operations


         The Forecast is based on certain assumptions and estimates, some of which will not materialize, and unanticipated events may occur that could materially adversely affect the actual results achieved by the Company during the forecasted period. Consequently, the Company's actual results of operations during the forecasted period may vary from the Forecast and such variations may be material. The Company's independent public accountants have not examined, compiled, reviewed, or applied agreed-upon procedures to the Forecast and, consequently, assume no responsibility for the Forecast. The Company does not intend to update or otherwise revise the Forecast to reflect events or circumstances existing or arising after January 20, 1999 or to reflect the occurrence of unanticipated events. The Forecast should not be relied upon for any purpose following the consummation of the Offering.


Potential Adverse Effects of Leverage and Lack of Limits on
Indebtedness

         Upon completion of the Offering and the completion of the Formation Transactions, the Company will assume the Assumed Indebtedness (in the aggregate principal amount of approximately $17.4 million), which will be secured by some of the Initial Hotels. The Company may borrow additional amounts from the same or other lenders in the future, or may issue corporate debt securities in public or private offerings. Certain of such additional borrowings may be secured by the Hotels. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Policies and Objectives with Respect to Certain Activities--Financing."

         There can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets, including the Initial Hotels, to foreclosure. Although the Company's policy is to limit consolidated indebtedness to less than 67% of the total purchase prices paid by the Company for the hotels in which it has invested, there is no limit on the Company's ability to incur debt contained in the Declaration of Trust or Bylaws. The Assumed Indebtedness will represent approximately 37% of the total purchase prices paid by the Company for the Initial Hotels. The Assumed Indebtedness will limit the Company's ability to acquire additional hotels without issuing equity securities. See "--Growth Strategy--Competition for Acquisitions" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

The Price Being Paid for the Initial Hotels May Exceed Their
Value

         No arm's-length negotiations were conducted and no independent appraisals were obtained in connection with the Formation Transactions. There can be no assurance that the price to be paid by the Company, which is approximately $47.3 million in the aggregate, will not exceed the fair market value of the Initial Hotels acquired by the Company. The initial valuation of the Company is based on a valuation of the Initial Hotels and the rent to be paid by the Lessee under the Percentage Leases. The Subordinated Units were allocated among the Hersha Affiliates based upon their respective interests in the Combined Entities.

Emphasis on Franchise Hotels

         The Company intends to place particular emphasis in its acquisition strategy on hotels similar to the Initial Hotels. The Company initially will own five hotels licensed under the Holiday Inn/Holiday Inn Express franchise brand and thus will be subject to risks inherent in concentrating investments in a particular franchise brand, which could have an adverse effect on the Company's lease revenues and amounts available for distribution to shareholders. These risks include, among others, the risk of a reduction in hotel revenues following any adverse publicity related to the franchise brand. See "Business and Properties--Franchise Licenses."

Concentration of Investments in Pennsylvania

         All of the Initial Hotels are located in Pennsylvania. As a result, localized adverse events or conditions, such as an economic recession, could have a significant adverse effect on the operations of the Initial Hotels, and ultimately on the amounts available for distribution to shareholders.

Hotel Industry Risks

         Operating Risks

         The Initial Hotels are subject to all operating risks common to the hotel industry. The hotel industry has experienced volatility in the past, as have the Initial Hotels, and there can be no assurance that such volatility will not occur in the future. These risks include, among other things, competition from other hotels; over-building in the hotel industry that could adversely affect hotel revenues; increases in operating costs due to inflation and other factors, which increases may not be offset by increased room rates; dependence on business and commercial travelers and tourism; strikes and other labor disturbances of hotel employees; increases in energy costs and other expenses of travel; and adverse effects of general and local economic conditions. These factors could reduce revenues of the Initial Hotels and adversely affect the Lessee's ability to make Rent payments, and therefore, the Company's ability to make distributions to its shareholders.

         Competition for Guests

         The hotel industry is highly competitive. The Initial Hotels will compete with other existing and new hotels in their geographic markets. Many of the Company's competitors have substantially greater marketing and financial resources than the

Company and the Lessee.  See "Business and
Properties--Competition."

         Investment Concentration in Single Industry

         The Company's current growth strategy is to acquire hotels primarily in the upper-economy and mid-scale segments of the hotel industry. The Company will not seek to invest in assets selected to reduce the risks associated with an investment in that segment of the hotel industry, and, therefore, is subject to risks inherent in concentrating investments in a single industry and in specific market segments within that industry. The adverse effect on Rent under the Percentage Leases and amounts available for distribution to shareholders resulting from a downturn in the hotel industry in general or the upper-economy and mid-scale segments in particular would be more pronounced than if the Company had diversified its investments outside of the hotel industry or in additional hotel market segments.

         Seasonality of Hotel Business and the Initial Hotels

         The hotel industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. The Initial Hotels' operations historically reflect this trend. The Company believes that it will be able to make its forecasted distributions during its initial year of operation through cash flow from operations. See "Forecasted Distributions," "Risk Factors--Forecasted Statement of Operations." and "Management's Discussion and Analysis of Financial Condition and Result of Operations--Seasonality."

         Risks of Operating Hotels under Franchise Licenses

         The continuation of the Franchise Licenses is subject to specified operating standards and other terms and conditions. Holiday Inn Express(R), Holiday Inn(R), Hampton Inn(R), and Choice Hotels International, Inc.(R) ("Choice Hotels"), the franchisor of Comfort Inns(R) and Clarion Suites(R), periodically inspect their licensed properties to confirm adherence to their operating standards. The failure of the Partnership or the Lessee to maintain such standards respecting the Initial Hotels or to adhere to such other terms and conditions could result in the loss or cancellation of the applicable Franchise License. It is possible that a franchisor could condition the continuation of a Franchise License on the completion of capital improvements which the Trustees determine are too expensive or otherwise not economically feasible in light of general economic conditions or the operating results or prospects of the affected Initial Hotel.
 In that event, the Trustees may elect to allow the Franchise License to lapse or be terminated. The franchisors have agreed to amend the existing Franchise Licenses to substitute the Lessee as the franchisee.

         There can be no assurance that a franchisor will renew a Franchise License at each option period. If a Franchise License is terminated, the Partnership and the Lessee may seek to obtain a suitable replacement franchise, or to operate the Initial Hotel independent of a Franchise License. The loss of a Franchise License could have a material adverse effect upon the operations or the underlying value of the related Initial Hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. Although the Percentage Leases require the Lessee to maintain the Franchise Licenses for each Initial Hotel, the Lessee's loss of a Franchise License for one or more of the Initial Hotels could have a material adverse effect on the Partnership's revenues under the Percentage Leases and the Company's amounts available for distribution to shareholders. See "Business and Properties--Franchise Licenses."

         Operating Costs and Capital Expenditures; Hotel Renovation

         Hotels, including the Initial Hotels, generally have an ongoing need for renovations and other capital improvements, particularly in older structures, including periodic replacement of furniture, fixtures and equipment. Under the terms of the Percentage Leases, the Partnership is obligated to pay the cost of expenditures for items that are classified as capital items under generally accepted accounting principles that are necessary for the continued operation of the Initial Hotels. If these expenses exceed the Company's estimate, the additional cost could have an adverse effect on amounts available for distribution to shareholders. In addition, the Company may acquire hotels in the future that require significant renovation. Renovation of hotels involves certain risks, including the possibility of environmental problems, construction cost overruns and delays, uncertainties as to market demand or deterioration in market demand after commencement of renovation and the emergence of unanticipated competition from hotels. See "Business and the Properties--The Percentage Leases."

Real Estate Investment Risks

         General Risks of Investing in Real Estate

         The Initial Hotels will be subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of the Initial Hotels and the Company's income and ability to make distributions to its shareholders are dependent upon the ability of the Lessee to operate the Initial Hotels in a manner sufficient to maintain or increase revenues in excess of operating expenses to enable the Lessee to make Rent payments. Hotel revenues may be adversely affected by adverse changes in national economic conditions, adverse changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, competition from other hotels, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements, particularly in older structures, changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors that are beyond the control of the Company.

         Illiquidity of Real Estate

         Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. No assurances can be given that the fair market value of any of the Initial Hotels will not decrease in the future.

         Uninsured and Underinsured Losses

         Each Percentage Lease specifies comprehensive insurance to be maintained on each of the Initial Hotels, including liability and fire and extended coverage in amounts sufficient to permit the replacement of the Initial Hotels in the event of a total loss, subject to applicable deductibles. Management of the Company believes that such specified coverage is of the type and amount customarily obtained by owners of hotels similar to the Initial Hotels. Percentage Leases for hotels subsequently acquired by the Company will contain similar provisions. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace the applicable hotel after such applicable hotel has been damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to the applicable hotel.

         Property Taxes

         Each Initial Hotel is subject to real and personal property taxes. The real and personal property taxes on hotel properties in which the Company invests may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, the Company's ability to make expected distributions to its shareholders could be adversely affected.

         Environmental Matters

         Operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of complying with environmental laws could materially adversely affect amounts available for distribution to shareholders. Recent Phase I environmental assessments have been obtained on all of the Initial Hotels. The purpose of Phase I environmental assessments is to identify potential environmental contamination that is made apparent from historical reviews of the Initial Hotels, reviews of certain public records, preliminary investigations of the sites and surrounding properties, and screening for the presence of hazardous substances, toxic substances and underground storage tanks. The Phase I environmental assessment reports have not revealed any environmental contamination that the Company believes would have a material adverse effect on the Company's business, assets, results of operations or liquidity, nor is the Company aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware.

         Compliance with Americans with Disabilities Act and other Changes in Governmental Rules and Regulations

         Under the Americans with Disabilities Act of 1993 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While the Company believes that the Initial Hotels are substantially in compliance with these requirements, a determination that the Company is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the Hotels, including changes to building codes and fire and life-safety codes, may occur. If the Company were required to make substantial modifications at the Initial Hotels to comply with the ADA or other changes in governmental rules and regulations, the Company's ability to make expected distributions to its shareholders could be adversely affected.

Market for Priority Common Shares

         Prior to the Offering, there has been no public market for the Priority Common Shares. The Priority Common Shares have been approved for listing, subject to final notice of issuance, on The American Stock Exchange. The Offering Price may not be indicative of the market price for the Priority Common Shares after the Offering. There can be no assurance that an active public market for the Priority Common Shares will develop or continue after the Offering. See "Underwriting" for a discussion of factors to be considered in establishing the Offering Price. If accepted for listing, there can be no assurances that the Company will continue to meet the criteria for continued listing of the Priority Common Shares on The American Stock Exchange.

Effect of Market Interest Rates on Price of Priority Common
Shares

         One of the factors that may influence the price of the Priority Common Shares in public trading markets will be the annual yield from distributions by the Company on the Priority

Common Shares as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the Priority Common Shares.

Anti-takeover Effect of Ownership Limit, Limited Partner
Consents, Staggered Board, Power to Issue Additional Shares and
Certain Provisions of Maryland Law

         Ownership Limitation

         The Declaration of Trust generally prohibits direct or indirect ownership of more than 9.9% of the number of outstanding shares of any class of securities of the Company, including the Priority Common Shares, by any person (the "Ownership Limitation"). Generally, Priority Common Shares owned by affiliated owners will be aggregated for purposes of the Ownership Limitation. The Ownership Limitation could have the effect of delaying, deferring or preventing a change in control or other transaction in which holders of some, or a majority, of Priority Common Shares might receive a premium for their Priority Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Shares of Beneficial Interest - Restrictions on Transfer" and "Federal Income Tax Consequences--Requirements for Qualification."

         Limited Partner Consents

         The holders of at least two-thirds of the interests in the Partnership, including the Company, which initially will own approximately only a 32% interest in the Partnership, must approve, subject to certain conditions, a sale of all or substantially all of the assets of the Partnership or a merger or consolidation of the Partnership, which could result in the disapproval of a transaction that would be beneficial to the shareholders of the Company. See "--Need for Certain Consents from the Limited Partners."

         Staggered Board

         The Company's Board of Trustees is divided into two classes.
 The initial terms of the first and second classes will expire in
1999 and 2000, respectively. Beginning at the annual meeting of shareholders in 1999, Trustees of each class will be chosen for two-year terms upon the expiration of their current terms and each year one class of Trustees will be elected by the shareholders. The staggered terms of Trustees may delay, defer or prevent a tender offer, a change in control of the Company or other transaction, even though such a transaction might be in the best interest of the shareholders. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Classification of the Board of Trustees."

         Issuance of Additional Shares

         The Company's Declaration of Trust authorizes the Board of Trustees, without shareholder approval, to (i) amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that the Company has the authority to issue, (ii) cause the Company to issue additional authorized but unissued Priority Common, Class B Common or Preferred Shares and (iii) classify or reclassify any unissued Common or Preferred Shares and to set the preferences, rights and other terms of such classified or reclassified shares, including the issuance of additional Priority Common Shares or preferred shares that have preference rights over the Priority Common Shares with respect to dividends, liquidation, voting and other matters. See "Description of Shares of Beneficial Interest--Preferred Shares." Future equity offerings may cause the purchasers of the Priority Common Shares sold in the Offering to experience further dilution. The Company has no current plans for future equity offerings. Although the Board of Trustees has no such intention at the present time, it could establish a series of Preferred Shares that could, depending on the terms of such series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Priority Common Shares or otherwise be in the best interest of the shareholders. The Declaration of Trust and Bylaws of the Company also contain other provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Priority Common Shares or otherwise be in the best interest of the shareholders. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Removal of Trustees," "--Control Share Acquisitions" and "--Advance Notice of Trustees Nominations and New Business."

         Maryland Business Combination Law

         Under the Maryland General Corporation Law, as amended ("MGCL"), as applicable to real estate investment trusts, certain "business combinations" (including certain issuances of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares (an "Interested Shareholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. See "Certain Provisions of Maryland Law and the Company's Declaration of Trust and Bylaws--Business Combinations."

Dependence Upon External Financing

         The Company anticipates that its growth and acquisition strategies will be largely financed through externally generated funds such as borrowings under the Line of Credit and other secured and unsecured debt financing and from issuance of equity securities. Because the Company must distribute 95% of its taxable income to maintain its qualification as a REIT, the Company's ability to rely upon income from operations or cash flow from operations to finance its growth and acquisition activities will be limited. Accordingly, were the Company unable to obtain the Line of Credit or other funds from borrowings or to access the capital markets to finance its growth and acquisition activities, the Company's ability to grow could be curtailed, cash available for distribution to shareholders of the Company could be adversely affected and the Company could be required to reduce distributions.

Assumption of Contingent Liabilities of Combined Entities

         Because the Partnership is acquiring partnership interests in certain of the Combined Entities, the Partnership will assume all contingent liabilities of those Combined Entities. Certain of the Hersha Affiliates are managing partners of the Combined Entities and have made representations and warranties that the Combined Entities have no liabilities, debts or obligations except for liabilities arising under operating agreements, equipment leases, loan agreements or proration credits on the Closing Date. There is, however, a risk that unforeseen liabilities could exist and could adversely affect amounts available for distribution to shareholders.

Possible Increase in Ground Lease Payments for Comfort Inn,
Denver, Pennsylvania

         The Company will lease the land under the Comfort Inn, Denver, Pennsylvania from Hasu P. Shah and Bharat C. Mehta for $6,000 per year for 99 years. Messrs. Shah and Mehta have pledged their interests in the land to a lender to secure a loan from the lender. Pursuant to the terms of the loan agreement, in the event of a default on the loan, the ground lease with the Company will not terminate, but the lender has the option to adjust the payments to fair rental value at the time of the loan default based on a third-party appraisal. Accordingly, in the event of a default by Messrs. Shah and Mehta on the loan that is secured by the land, the Company's rental obligations under the ground lease may increase.

Year 2000 Risks

         Many computer systems were designed using only two digits to designate years. These systems may not be able to distinguish the year 2000 from the year 1900 (commonly known as the "Year 2000 Problem"). There can be no assurance that the computer systems and operations of the Company or its third party vendors or other service providers will be Year 2000 compliant. The failure of the Company or its third party vendors or other services providers to have Year 2000 compliant systems could have a material adverse effect on the Company and its operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Year 2000 Compliance."

Ability of Board of Trustees to Change Certain Policies

         The major policies of the Company, including its policies with respect to acquisitions, financing, growth, operations, debt limitation and distributions, will be determined by the Trustees.
 The Trustees may amend or revise these and other policies from time to time without a vote of the holders of the Priority Common Shares. Although three of the Trustees are required to be Independent Trustees, a majority of the initial Board of Trustees will not be Independent Trustees and thus such policies may be changed by the non-Independent Trustees. The effect of any such changes may be positive or negative. Under the Declaration of Trust, the Company cannot change its policy of seeking to maintain its qualification as a REIT without the approval of the holders of two-thirds of the outstanding Priority Common Shares. See "Policies and Objectives with Respect to Certain Activities" and "Certain Provisions of Maryland Law and the Company's Declaration of Trust and Bylaws."

Growth Strategy

         Competition for Acquisitions

         There will be competition for investment opportunities in upper-economy and mid-scale hotels from entities organized for purposes substantially similar to the Company's objectives, as well as other purchasers of hotels. The Company will be competing for such investment opportunities with entities that have substantially greater financial resources than the Company, including access to capital or better relationships with franchisors, sellers or lenders. The Company's policy is to limit consolidated indebtedness to less than 67% of the total purchase prices paid by the Company for the hotels in which it has invested. See "Risk Factors--The Price Being Paid for the Initial Hotels May Exceed Their Value." Because of the amount of the Assumed Indebtedness, the success of the Company's acquisition strategy will depend primarily on its ability to access additional capital through issuances of equity securities.
 The Company's competitors may generally be able to accept more risk than the Company can manage prudently and may be able to borrow the funds needed to acquire hotels. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell. See "Business and Properties--Competition."

         Acquisition Risks

         The Company intends to pursue acquisitions of additional hotel properties. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to market and acquire properties will prove inaccurate, as well as general investment risks associated with any new real estate investment. The Company anticipates that its growth and acquisition strategies will be largely financed through externally generated funds such as borrowings under credit facilities and other secured and unsecured debt financing and from issuance of equity securities. Because the Company must distribute 95% of its taxable income to maintain its qualification as a REIT, the Company's ability to rely upon income from operations or cash flow from operations to finance its growth and acquisition activities will be limited. Accordingly, were the Company unable to obtain funds from borrowings or the capital markets to finance its growth and acquisition activities, the Company's ability to grow could be curtailed, amounts available for distribution to shareholders could be adversely affected and the Company could be required to reduce distributions.

Reliance on Trustees and Management

         Common shareholders have no right or power to take part in the management of the Company except through the exercise of voting rights on certain specified matters. See "Description of Shares of Beneficial Interest--Common Shares" and "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws." The Trustees will be responsible for managing the Company. The Company will rely upon the services and expertise of its Trustees for strategic business direction.

         In addition, there may be conflicting demands on Mr. Shah caused by his overlapping management of the Company and Hersha Enterprises Ltd. Hersha Enterprises Ltd. owns and operates properties other than the Initial Hotels, and Mr. Shah, who serves as Chairman of the Board and Chief Executive Officer of the Company and President of Hersha Enterprises, Ltd., may experience a conflict in allocating his time between such entities.

Possible Adverse Effect of Shares Available for Future Sale on
Price of Priority Common Shares

         After termination of the Priority Period, the Class B Common Shares will automatically be converted into Priority Common Shares on a one-for-one basis. Sales of a substantial number of Priority or Class B Common Shares, or the perception that such sales could occur, could adversely affect prevailing market prices of the Priority Common Shares. In the Formation Transactions, approximately 4 million Subordinated Units will be issued to the Hersha Affiliates in addition to the Priority Common Shares offered by the Company in the Offering. See "Formation Transactions." In general, one year after the closing of the Offering, the Subordinated Units will be redeemable for cash or, at the option of the Company, Class B Common Shares. In the event the Class B Common Shares are converted into Priority Common Shares prior to redemption of the Subordinated Units, such outstanding Subordinated Units will become redeemable for Priority Common Shares. See "Shares Available for Future Sale" and "Underwriting." At the conclusion of such periods and upon the subsequent redemption of Units, the Class B Common Shares or Priority Common Shares received therefor may be sold in the public market pursuant to shelf registration statements that the Company is obligated to file on behalf of limited partners of the Partnership, or pursuant to any available exemptions from registration.


                                   THE COMPANY

         The Company has been established to own initially the ten Initial Hotels and to continue the hotel acquisition and development strategies of Hasu
P. Shah, Chairman of the Board of Trustees and Chief Executive Officer of the Company. The Company, formed in May 1998, is a self-advised Maryland real estate investment trust that intends to qualify as a REIT for federal income tax purposes. The Initial Hotels include three Holiday Inn Express(R) hotels, two Hampton Inn(R) hotels, two Holiday Inn(R) hotels, two Comfort Inn(R) hotels and one Clarion Suites(R) hotel. The Initial Hotels are located in Pennsylvania and contain an aggregate of 989 rooms. The Newly-Developed Hotels are newly constructed and therefore have limited operating history. The Newly-Renovated Hotels have been newly renovated and, as a result, the Company believes that such hotels' future performance will improve significantly over such hotels' prior operating histories.

         The Company will contribute substantially all of the net proceeds from the Offering to the Partnership in exchange for approximately a 32% partnership interest in the Partnership. The Company will be the sole general partner of the Partnership. Shortly after the closing of the Offering, the Partnership will acquire, directly or through the partnerships that currently own the hotels, 100% of the equity interests in the Initial Hotels. Mr. Shah and the Hersha Affiliates own the Combined Entities. Ownership of the land underlying two of the Initial Hotels will be retained by certain Hersha Affiliates and will be leased to the Partnership pursuant to separate ground leases, each with a 99-year term, and collectively providing for rent of $21,000 per year. See "Certain Relationships and Transactions."

         The Partnership will acquire the Initial Hotels in exchange for (i) Subordinated Units that will be redeemable, subject to certain limitations, for an aggregate of approximately 4 million Class B Common Shares, with a value of approximately $23.8 million based on the Offering Price, and (ii) the assumption of approximately $23.8 million of indebtedness related to the Initial Hotels, including the Assumed Indebtedness and approximately $6.4 million that will be repaid immediately after the acquisition of the Initial Hotels. See "Formation Transactions." The purchase prices of the Newly-Renovated Hotels will be adjusted on the First Adjustment Date. The purchase prices of the Newly-Developed Hotels will be adjusted on the Second Adjustment Date. The adjustments will be calculated by applying the initial pricing methodology to such hotels' cash flows as shown on the Company's and the Lessee's audited financial statements for the year ended on the First Adjustment Date or the Second Adjustment Date, as applicable, and the adjustments must be approved by a majority of the Independent Trustees. If the repricing produces a higher aggregate value for such hotels, the Hersha Affiliates will receive an additional number of Subordinated Units that, when multiplied by the Offering Price, equals the increase in value plus the value of any distributions that would have been made with respect to such Subordinated Units if such Subordinated Units had been issued at the time of the acquisition of such hotels. If, however, the repricing produces a lower aggregate value for such hotels, the Hersha Affiliates will forfeit to the Partnership that number of Subordinated Units that, when multiplied by the Offering Price, equals the decrease in value plus the value of any distributions made with respect to such Subordinated Units.


         In order for the Company to qualify as a REIT, neither the Company nor the Partnership may operate hotels. Therefore, the Initial Hotels will be leased to the Lessee pursuant to the Percentage Leases. Each Percentage Lease has been structured to provide anticipated rents at least equal to 12% of the purchase price paid for the hotel, net of (i) property and casualty insurance premiums,
(ii) real estate and personal property taxes, and (iii) a reserve for furniture, fixtures and equipment equal to 4% (6% for the Holiday Inn Hotel and Conference Center, Harrisburg, PA and the Holiday Inn, Milesburg, PA) of gross revenues per quarter at the hotel. This pro forma return is based on certain assumptions and historical revenues for the Initial Hotels (including projected revenues for the Newly-Developed Hotels and the Newly-Renovated Hotels) and no assurance can be given that future revenues for the Initial Hotels will be consistent with prior performance or the estimates. See "Risk Factors--Acquisition of Hotels with Limited Operating History." Until the First Adjustment Date or the Second Adjustment Date, as applicable, the rent on the Newly- Renovated Hotels and the Newly- Developed Hotels will be the Initial Fixed Rents applicable to those hotels. After the First Adjustment Date or the Second Adjustment Date, as applicable, rent will be computed with respect to the Newly- Renovated Hotels and the Newly- Developed Hotels based on the percentage rent formulas described herein. The Initial Hotels will be operated by the Lessee. The Percentage Leases will have initial terms of five years and may be extended for two additional five-year terms at the option of the Lessee. See "Business and Properties--The Percentage Leases."


         The following table sets forth certain information with respect to the Initial Hotels:


                              Twelve Months Ended December 31, 1997

                                                                                                 Average
                                               Number of    Room           Other                  Daily
Initial Hotels                                   Rooms     Revenue      Revenue(1)    Occupancy    Rate   REVPAR(2)
--------------                                   -----     -------      ----------    ---------    ----   ---------

Newly-Developed
Holiday Inn Express

 Hershey, PA(3)............................         85     $210,612        $4,877       38.8%     $75.62   $29.35
 New Columbia, PA(4).......................         81       13,369           253        9.0%     $59.68    $5.39

Hampton Inn:
 Carlisle, PA(5)...........................         95      659,861         8,421       53.5%     $65.33   $34.93

Comfort Inn:
 Harrisburg, PA(6).........................         81

Newly-Renovated
Holiday Inn Express:
 Harrisburg, PA(7).........................        117    1,357,241       176,868       56.4%     $56.33   $31.78

Holiday Inn:
 Milesburg, PA.............................        118    1,254,070       220,684       52.0%     $56.07   $29.13

Comfort Inn:
 Denver, PA (8)............................         45      658,285             0       54.7%     $73.26   $40.08

Stabilized
Holiday Inn Hotel and Conference Center:
 Harrisburg, PA............................        196    3,103,820     1,787,958       63.3%     $68.22   $43.17

Hampton Inn:
 Selinsgrove, PA (9).......................         75    1,271,943        46,148       71.9%     $65.29   $46.96

Clarion Suites:
 Philadelphia, PA..........................         96    2,350,702       319,950       73.7%     $91.02  $ 67.09
                                                   ---   ----------     ---------   ---------  ---------  -------

Total/weighted average.....................        989  $10,879,903    $2,565,159       60.2%     $68.27   $41.09
                                                   ===  ===========    ==========   =========  =========   ======

-------------------------
(1)      Represents restaurant revenue, telephone revenue and other revenue.
(2) REVPAR is determined by dividing room revenue by available rooms for the applicable period.
(3) This hotel opened in October 1997 and, thus, the data shown represent operations from the date of opening through December 31, 1997.
(4) This hotel opened in December 1997 and, thus, the data shown represent operations from the date of opening through December 31, 1997.
(5) This hotel opened in June 1997 and, thus, the data shown represent operations from the date of opening through December 31, 1997.
(6)      This hotel opened in May 1998.
(7) The land underlying this hotel will be leased to the Partnership by certain Hersha Affiliates for rent of $15,000 per year for 99 years.
(8) The land underlying this hotel will be leased to the Partnership by certain Hersha Affiliates for rent of $6,000 per year for 99 years.
(9) A portion of the land adjacent to this hotel, which is not currently used for hotel operations, will be leased to a Hersha Affiliate for $1 per year for 99 years.

For further information regarding the Initial Hotels, see "Business and Properties - The Initial Hotels" and " - The
Percentage Leases."

                                 GROWTH STRATEGY

         The Company will seek to enhance shareholder value by increasing amounts available for distribution to shareholders by (i) acquiring additional hotels that meet the Company's investment criteria as described below and (ii) participating in any increased revenue from the Initial Hotels through the Percentage Leases.

Acquisition Strategy

         The Company will emphasize limited service and full service hotels with strong, national franchise affiliations in the upper-economy and mid-scale market segments, or hotels with the potential to obtain such franchises. In particular, the Company will consider acquiring limited service hotels such as Comfort Inn(R), Best Western(R), Days Inn(R), Fairfield Inn(R), Hampton Inn(R), Holiday Inn(R) and Holiday Inn Express(R) hotels, and limited service extended-stay hotels such as Hampton Inn and Suites(R), Homewood Suites(R), Main Stay Suites(R) and Residence Inn by Marriott(R) hotels.
 Under the Bylaws, any transaction involving the Company, including the purchase, sale, lease or mortgage of any real estate asset, in which a Trustee or officer of the Company, or any Affiliate thereof, has an interest (other than solely as a result of his status as a Trustee, officer or shareholder of the Company) must be approved by a majority of the Trustees, including a majority of the Independent Trustees.

         Investment Criteria

         The Company intends to focus predominantly on investments in hotels in the eastern United States. Such investments may include hotels newly developed by certain of the Hersha Affiliates. Pursuant to the Option Agreement, the Partnership will have an option to acquire any hotels owned or developed in the future by the Hersha Affiliates within 15 miles of any of the Initial Hotels or any hotel subsequently acquired by the Partnership for two years after acquisition or development. See "Certain Relationships and Transactions--Option Agreement." The Company's initial policy with respect to acquisitions of hotels (the "Acquisition Policy") is to acquire hotels for which it expects to receive rents at least equal to 12% of the purchase price paid for each hotel, net of
(i) property and casualty insurance premiums, (ii) real estate and personal property taxes, and (iii) a reserve for furniture, fixtures and equipment equal to 4% (6% in the case of full-service hotels) of annual gross revenues at each hotel. The Trustees, however, may change the Acquisition Policy at any time without the approval of the Company's shareholders. The Company expects to acquire hotels that meet one or more of the following criteria:

         o nationally-franchised hotels in locations with a relatively high demand for rooms, with a relatively low supply of competing hotels and with significant barriers to entry into the hotel business, such as a scarcity of suitable hotel sites or zoning restrictions;

         o poorly managed hotels, which could benefit from new management, new marketing strategy and association with a national franchisor;

         o hotels in a deteriorated physical condition that could benefit significantly from renovations; and

         o hotels in attractive locations that the Company believes could benefit significantly by changing franchises to a brand the Company believes is superior.

         The Company intends to lease hotels that it acquires in the future to operators, including the Lessee as well as operators unaffiliated with the Lessee. Future leases with the Lessee generally will be similar to the Percentage Leases. See "Business and Properties--The Percentage Leases." Future leases with operators unaffiliated with the Lessee may or may not be similar to the Percentage Leases. The Trustees will negotiate the terms and provisions of each future lease, depending on the purchase price paid, economic conditions and other factors deemed relevant at the time.

         Financing

         The Company's additional investments in hotels may be financed, in whole or in part, with undistributed cash, subsequent issuances of Priority Common Shares or other securities, or borrowings. The Company is currently pursuing with lenders the Line of Credit. A failure to obtain the Line of Credit could adversely affect the Company's ability to finance its growth strategy. See "Risk Factors--Dependence Upon External Financing." The Company's Debt Policy is to limit consolidated indebtedness to less than 67% of the aggregate purchase prices paid by the Company for the hotels in which it has invested. The Trustees, however, may change the Debt Policy without the approval of the Company's shareholders. The aggregate purchase prices paid by the Company for the Initial Hotels is approximately $47.3 million. After the Formation Transactions, the Company's indebtedness will be approximately $17.4 million (consisting of the Assumed Indebtedness), which represents approximately 37% of the aggregate purchase price to be paid by the Company for the Initial Hotels. Because of the Debt Policy and the amount of the Assumed Indebtedness, the success of the Company's acquisition strategy will depend primarily on its ability to access additional capital through issuances of equity securities. See "Risk Factors--Risks of Leverage" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

Internal Growth Strategy

         The Percentage Leases are designed to allow the Company to participate in growth in revenues at the Initial Hotels. See "Business and Properties--The Percentage Leases." The Percentage Leases generally provide for the Lessee to pay in each calendar quarter the greater of Base Rent or Percentage Rent. The Percentage Rent for each Initial Hotel is comprised of (i) a percentage of room revenues up to the Threshold, (ii) a percentage of room revenues in excess of the Threshold but not more than the Incentive Threshold, (iii) a percentage of room revenues in excess of the Incentive Threshold and (iv) a percentage of revenues other than room revenues. The Incentive Threshold is designed to provide incentive to the Lessee to generate higher revenues at each hotel by lowering the percentage of revenue paid as Percentage Rent once room revenues reach certain levels. In the case of the Newly- Renovated Hotels and the Newly- Developed Hotels, the Lessee will pay the Initial Fixed Rent until the First Adjustment Date or the Second Adjustment Date, as applicable, after which the Lessee will pay the greater of Base Rent or Percentage Rent. See "Business and Properties--The Initial Hotels" and "--The Percentage Leases-- Amounts Payable Under the Percentage Leases."

                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of 1,833,334 Priority Common Shares to the Underwriter are estimated to be approximately $9.5 million (based on the Offering Price), after deducting underwriting discounts and estimated offering expenses of approximately $1.5 million. The Company will contribute the net proceeds of the Offering to the Partnership in exchange for approximately a 32% interest in the Partnership. The Partnership will use the net proceeds as follows: (i) approximately $6.4 million to repay certain of the outstanding indebtedness related to the Initial Hotels, including approximately $4 million in debt owed to certain Hersha Affiliates and related principally to the hotel development expenses in connection with the Initial Hotels, (ii) approximately $0.7 million for costs associated with the acquisition of the Initial Hotels and (iii) approximately $2.4 million for working capital purposes. In addition, the Company will offer 166,666 Priority Common Shares to the Hersha Affiliates at the Offering Price and no selling commission will be payable to the Underwriter with respect to such shares. The information contained herein assumes that none of the 166,666 Priority Common Shares are sold. While the Company has the option to purchase certain hotels under the Option Agreement, the Company currently has no agreement or understanding to invest in any specific hotel other than the Initial Hotels. See "Certain Relationships and Related Transactions--Option Agreement."

         Pending the use of proceeds referenced above, the net proceeds will be invested in interest-bearing, short-term, investment grade securities or money market accounts, which are consistent with the Company's intention to qualify as a REIT. Such investments may include, for example, government and government agency securities, certificates of deposit, interest-bearing bank deposits and mortgage loan participations.

         The indebtedness to be repaid with the net proceeds of the Offering includes debt secured by some of the Initial Hotels as follows (in thousands):

Mortgages payable secured by                                                                      Annual
the following Initial Hotels:                     Amount(1)            Maturity Date          Interest Rate
-----------------------------                     ---------            -------------          -------------

Holiday Inn, Milesburg, PA                        $    860                 1999                   8.00%
Clarion Suites, Philadelphia, PA                  $  1,540               2002/2010                9.50%

Amounts Due to Hersha Affiliates (2)              $  3,982                  (3)                   9.00%
                                                  --------
Total                                             $  6,382
                                                  ========

--------------
         (1)      Based on balances at September 30, 1998.
         (2) Loans advanced by the Hersha Affiliates principally to fund hotel development expenses in connection with the Initial Hotels.
         (3)      Payable on demand.

                            FORECASTED DISTRIBUTIONS

         After the Offering, the Company intends to make regular quarterly distributions to holders of the Priority Common Shares initially equal to $0.18 per share, which on an annualized basis would be equal to $0.72 per share or 12.0% of the Offering Price.

 The first distribution will be prorated to cover the period from the closing of the Offering to March 31, 1999. The Company does not expect to change its forecasted initial distribution per Priority Common Share if the Underwriter's over-allotment option is exercised.


         Distributions made by the Company will be determined by the Trustees and will depend on a number of factors, including the amount of funds from operations, the Partnership's financial condition, capital expenditure requirements for the Company's hotels, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Trustees deem relevant. The Company's ability to make distributions will be dependent on the receipt of distributions from the Partnership and lease payments from the Lessee with respect to the Initial Hotels. Initially, the Partnership's sole source of revenue will be rent payments under the Percentage Leases for the Initial Hotels. The Company must rely on the Lessee to generate sufficient cash flow from the operation of the Initial Hotels to meet the Lessee's rent obligations under the Percentage Leases.

         During the Priority Period, the holders of the Priority Common Shares will be entitled to receive, prior to any distributions either to the holders of the Subordinated Units or to the holders of the Class B Common Shares, the Priority Distribution (i.e., cumulative dividends in an amount per Priority Common Share equal to $0.18 per quarter). After the holders of the Priority Common Shares have received the Priority Distribution, the holders of the Subordinated Units and the Class B Common Shares will be entitled to receive an amount per Subordinated Unit or per Class B Common Share equal to the Priority Distribution paid to the holders of the Priority Common Shares. Thereafter, the holders of the Priority Common Shares will be entitled to receive any further distributions on a pro rata basis with the holders of the Subordinated Units and the

Class B Common Shares. As of the closing of the Offering, no Class B Common Shares will be outstanding. Thus, the Priority Common Shares initially will have Priority Rights only with respect to the outstanding Subordinated Units. In the future, the Company may issue additional Priority Common Shares, and the Partnership may issue Units that are not subordinated to the Priority Common Shares. See "Description of Shares of Beneficial Interest" and "Partnership Agreement."

         The hotel business is seasonal in nature and, therefore, revenues of the Initial Hotels in the first and fourth quarters are traditionally lower than those in the second and third quarters. The Company believes that it will be able to make its forecasted distributions for the first and fourth quarters of its initial year of operation by drawing on the Line of Credit to fund any shortfalls between cash available for distribution to common shareholders for those quarters and the forecasted quarterly distributions for those quarters. See "Risk Factors--Risk of Leverage" and "--Dependence Upon External Financing." Thereafter, the Company expects to use excess cash flow from the second and third quarters to fund any such shortfalls in the first and fourth quarters. There are no assurances that cash available for distribution to the common shareholders will be sufficient for the Company to make forecasted distributions to common shareholders.

         Based on the Company's forecasted statement of operations for the twelve months ending January 31, 2000, the Company estimates that 16% of the forecasted initial annual distribution to the holders of Priority Common Shares will represent a return of capital for federal income tax purposes. If actual funds from operations or taxable income vary from the forecasted amounts, the percentage of distributions that will represent a return of capital may vary substantially. For a discussion of the tax treatment of distributions to the holders of Priority Common Shares, see "Federal Income Tax Consequences." In order to qualify to be taxed as a REIT, the Company must make annual distributions to shareholders of at least 95% of its REIT taxable income (determined by excluding any net capital gain). Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution in order to meet such distribution requirements. In such a case, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings, to sell assets or to raise funds through the issuance of additional shares of beneficial interest.

         The following table describes the Company's calculation of forecasted cash available for distribution and forecasted initial distributions to holders of the Priority Common Shares for the twelve months ending January 31, 2000. The Company's calculation of forecasted cash available for distribution is being made solely for the purpose of calculating the forecasted initial distribution to the Priority Common Shares and is not intended to be a forecast of the Company's results of operations or its liquidity, nor is the methodology upon which such computations were made necessarily intended to be a basis for determining future distributions. The actual return that the Company will realize and the actual amount of cash that will be available for distribution will be affected by a number of factors, including the revenues of the Initial Hotels, the lease revenue received by the Company, the debt service payments on the Company's borrowings, the real estate and personal property taxes incurred by the Company, the property and casualty insurance premiums incurred by the Company, the general and administrative expenses of the Company, the ground lease payments made by the Company, and the capital expenditures incurred by the Company. No assurance can be given that the Company's forecast will prove accurate. See "Risk Factors--Forecasted Statement of Operations."


                                                                           Twelve Months Ending
                                                                             January 31, 2000
                                                                               (In thousands)
                                                                               --------------

Forecasted net income applicable to
         holders of Priority Common Shares (1)...........................              $1,112

Add:  Forecasted depreciation and amortization, net of minority
interest (2).............................................................                 658
                                                                                        -----

Forecasted funds from operations applicable to
         holders of Priority Common Shares (3) ..........................               1,770

Forecasted cash provided by operating activities applicable to
         holders of Priority Common Shares (4)...........................               1,770

Subtract:  Forecasted cash used in investing activities:
         Forecasted additions to capital expenditure reserves,
         net of minority interest (5)....................................                 268
Subtract:  Forecasted cash used in financing activities:
         Forecasted principal payments on debt, net of
         minority interest (6)...........................................                 182
                                                                                        -----

Forecasted cash available for distribution to holders of Priority
Common Shares............................................................               1,320

Forecasted cash available for distribution to holders of
Subordinated Units (7)...................................................               1,971

Forecasted initial distribution (8)......................................               1,320

Forecasted dividend yield based on Offering Price (9)....................                 12%


-------------------------

(1) See the Company's Forecasted Statement of Operations. The Company's computation of forecasted net income applicable to holders of Priority Common Shares is based on the assumptions and limitations set forth in the Company's Forecasted Statement of Operations.

(2) Forecasted depreciation and amortization, net of minority interest, is computed as follows:

         Forecasted depreciation and amortization........................$ 2,081

        Subtract:  Minority interest in forecasted
              depreciation and amortization (68.38%).......................1,423
                                                                           -----
         Forecasted depreciation and amortization, net of minority
              interest................................................. $    658

(3) In accordance with the resolution adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), funds from operations represents net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations should not be considered an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. The Company considers funds from operations to be an appropriate measure of the performance of an equity REIT in that such calculation is a measure used by the Company to measure its performance against its peer group and is a basis for making the determination as to the allocation of its resources and reflects the Company's ability to meet general operating expenses. Although funds from operations has been computed in accordance with the NAREIT definition, funds from operations as presented may not be comparable to other similarly-titled measures used by other REITs. Funds from operations does not reflect working capital changes, cash expenditures for capital improvements or debt service with respect to the Initial Hotels and, therefore, does not represent cash available for distribution to the shareholders of the Company.

(4) Excludes cash provided by (used in) operating activities due to changes in working capital. The Company does not believe that the excluded items are material to the forecasted cash available for distribution.

(5) Under the Percentage Leases, the Company has an obligation to pay the costs of certain capital improvements and to make available to the Lessee certain amounts for the replacement or refurbishment of furniture, fixtures and equipment at the Initial Hotels. The Company anticipates that cash flow from operations, borrowing capacity and reserves will be sufficient to fund such obligation. Forecasted additions to capital expenditure reserves, net of minority interest, is computed as follows:

         Management's estimate of additions to capital expenditure
              reserves......................................................$847

         Subtract:  Minority interest in forecasted additions
              to capital expenditure reserves (68.38%).......................579
                                                                             ---
         Forecasted additions to capital expenditure reserves,
              net of minority interest..................................... $268

(6)      Computed as follows:

         Management's estimate of principal payments on debt................$575
         Subtract:  Minority interest in forecasted
              principal payments on debt (68.38%)............................393
                                                                             ---
         Forecasted principal payments on debt, net of
              minority interest.............................................$182

(7)      Computed as follows:

         Forecasted distributable cash (see Forecasted Statement of
              Operations)   ..............................................$3,291

         Subtract:  Forecasted cash available for distribution to
              holder of Priority Common Shares.............................1,320
                                                                           -----
         Forecasted cash available for distribution to
              holders of Subordinated Units...............................$1,971

         As a result, based on the 3,964,108 Subordinated Units estimated to be outstanding upon completion of the Formation Transactions, the holders of the Subordinated Units would be entitled to a distribution of approximately $.50 per Subordinated Unit.

(8) Represents forecasted initial annual distribution per Priority Common Share ($0.72) multiplied by the 1,833,334 Priority Common Shares to be outstanding upon completion of the Offering. The information contained herein assumes that none of the 166,666 Priority Common Shares offered to the Hersha Affiliates are sold. If the 166,666 Priority Common Shares are sold, the forecasted initial annual distribution would be $1,440,000 and the forecasted amount available for distribution to holders of Subordinated Units would be $1,851,000, or approximately $.47 per Subordinated Unit.
         The proceeds from the sale of such shares would be used for working capital.

(9) Represents forecasted initial annual distribution per Priority Common Share ($0.72) divided by Offering Price
         ($6.00).

                                             PRO FORMA CAPITALIZATION

         The following table sets forth the pro forma short-term debt and capitalization of the Company as of September 30, 1998, as adjusted to give effect to the sale on such date by the Company of the Priority Common Shares in the Offering and the use of the net proceeds therefrom as described under "Use of Proceeds."

                                                         Pro Forma
                                                    September 30, 1998
                                                      (In thousands)
                                                      --------------

Mortgage debt....................................        $17,400
Minority interest................................        $18,355

Shareholders' Equity:
 Preferred Shares, $.01 par value,
   10,000,000 shares authorized,
   no shares issued and outstanding..............             --
 Common Shares, $.01 par value,
   50,000,000 Priority Class A Common
   Shares and 50,000,000 Class B Common
   Shares authorized, 1,833,334
   Priority Class A Common Shares
   issued and outstanding(1).....................             18
 Additional paid-in capital......................          8,470
                                                         -------

     Total shareholders' equity..................        $ 8,488
                                                         -------
        Total capitalization.....................        $44,243
                                                         =======

---------------------

(1) Excludes 166,666 Priority Common Shares offered to the Hersha Affiliates, approximately 4 million Class B Common Shares issuable upon redemption of Subordinated Units issued in the Formation Transactions, 183,333 Priority Common Shares issuable upon exercise of the Underwriter Warrants, 250,000 Class B Common Shares issuable upon the redemption of 250,000 Units issuable upon exercise of the Hersha Warrants, 650,000 Class B Common Shares reserved for issuance pursuant to the Option Plan and 200,000 Class B Common Shares reserved for issuance pursuant to the Trustees' Plan. The Class B Common Shares will be converted into Priority Common Share on a one-for-one basis at a future date. See "Description of Shares of Beneficial Interest--Class B Common Shares," "Formation Transactions," "Management--The Option Plan" and "Underwriting."

                                    DILUTION

         At September 30, 1998, the Offering Price exceeded the pro forma net tangible book value per Priority Common Share. The pro forma net tangible book value prior to the Offering represents the owners' equity from the Selling Entities Combined Balance Sheet of $6,475,000 less intangible assets of $1,382,000 resulting in $5,093,000 or $1.28 per share based upon approximately
3.96 million Subordinated Units issuable in the Formation Transactions. Therefore, the holders of Subordinated Units issued in connection with the Formation Transactions will realize an immediate increase in the net book value of their Subordinated Units, while purchasers of Priority Common Shares in the Offering will realize an immediate dilution in the net book value of their Priority Common Shares. The pro forma net tangible book value after the Offering is based upon the pro forma consolidated shareholders' equity of $8,488,000 less intangibles of $1,404,000 (included in the pro forma financial statements included herein) resulting in pro forma book value of $7,084,000 or $3.86 per share based on 1,833,334 shares outstanding immediately following the Offering.

         Assumed initial public offering price per share(1)..............................           $ 6.00
              Pro forma tangible net book value per share prior to the
                 Offering                                                                  $ 1.28
              Increase attributable to purchase of Priority Common Share.................    2.58
                                                                                           ------
         Pro forma net tangible book value per share after the
          Offering           ...........................................................              3.86
                                                                                                    ------
         Dilution per share..............................................................           $ 2.14
                                                                                                    ======

----------
(1) Before deducting underwriting discounts and estimated expenses of the Offering.


         The following table sets forth the number of Priority Common Shares to be sold by the Company in the Offering, the total contributions to be paid to the Company by purchasers of Priority Common Shares in the Offering (assuming an Offering Price of $6.00 per share), the number of Priority Common Shares and Subordinated Units previously outstanding or to be issued in connection with the Formation Transactions, the net tangible book value as of September 30, 1998 of the assets contributed to the Company and the Partnership and the net tangible book value of the average contribution per Priority Common Share and Subordinated Unit based on total contributions.

                                                                        Purchase Price/
                                     Shares Issued by the Company     Book Value of Total
                                        and Units Issued by the    Tangible Contributions to
                                             Partnership (1)              the Company (1)           Purchase Price/
                                 -----------------------------------------------------------------   Tangible Book
                                                                                               Value of Contribution Per
                                        Number          Percent      Amount         Percent     Priority Share/Unit (1)
                                        ------          -------      ------         ------- ------------------------------
                                                                         (in thousands)

Priority Common Shares Issued to the Under-
  writer by the Company in the Offering  1,833,334       31.62%        $11,000       68.35%         $6.00

Subordinated Units Issued by the Partner-
  ship in the Formation Transactions     3,964,108       68.38%        $ 5,093        31.65%        $1.28
                                         ---------       ------        -------        ------        -----


Total Priority Common Shares and
  Subordinated Units................     5,797,442       100.00%       $16,093       100.00%
                                         =========       =======       =======       =======

------------

(1) Does not include 166,666 Priority Common Shares offered to the Hersha Affiliates.

                         SELECTED FINANCIAL INFORMATION

         The following tables set forth: (i) unaudited summary forecasted statement of operations data for the Company for the twelve months ending January 31, 2000, (ii) unaudited summary historical and pro forma balance sheet data for the Company at September 30, 1998; (iii) unaudited pro forma condensed combined statement of operations for the Lessee for the nine months ended September 30, 1998 and for the year ended December 31, 1997; and (iv) summary combined historical operating and financial data for the Combined Entities--Initial Hotels for each of the years in the three-year period ended December 31, 1997. The summary combined historical operating and financial data for the Combined Entities--Initial Hotels for the three years ended December 31, 1997, have been derived from the historical combined financial statements of the Combined Entities--Initial Hotels audited by Moore Stephens, P.C., independent public accountants, whose report with respect thereto is included elsewhere in this Prospectus. In the opinion of management, the unaudited financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. A pro forma statement of operations for the Company is not presented because the Company has had no historical operations as a hotel lessor.

         The forecasted statement of operations data for the Company is presented as if the Formation Transactions had occurred on February 1, 1999 and therefore incorporates certain assumptions that are set forth in the Company's Forecasted Statement of Operations included elsewhere in this Prospectus. See "Risk Factors--Forecasted Statement of Operations." The balance sheet data is presented as if the Formation Transactions had occurred on September 30, 1998. The pro forma condensed combined statement of operations for the Lessee are presented as if the Formation Transactions had occurred as of January 1, 1997 and carried forward through each interim period presented, and therefore incorporates certain assumptions that are included in the Notes to the Pro Forma Condensed Combined Statement of Operations included elsewhere in this Prospectus. The pro forma information does not purport to represent what the Company's financial position or the Company's or the Combined Entities--Initial Hotels' results of operations would actually have been if the Formation Transactions had, in fact, occurred on such date or at the beginning of the year indicated, or to project the Company's or the Combined Entities--Initial Hotels' financial position or results of operations at any future date or for any future period.

         The following selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements and notes thereto included elsewhere in this Prospectus.


                            Hersha Hospitality Trust
                    Unaudited Summary Statement of Operations
                             and Balance Sheet Data
               (In thousands, except share and per share amounts)


                                                                              Forecasted Twelve
                                                                                Months Ending
                                                                              January 31, 2000
                                                                              ----------------

Statement of Operations Data:
Lease revenue.........................................................              7,175
Expenses..............................................................             (4,543)
Net income before minority interest...................................              2,632
Minority interest.....................................................             (1,520)
Net income............................................................              1,112
Net income per Priority Common Share..................................               0.61
Weighted average number of
  Priority Common Shares outstanding..................................          1,833,334



                                                                                        September 30, 1998
                                                                                 Historical            Pro Forma
                                                                                 ----------            ---------

Balance Sheet Data:
Net investment in hotel properties....................................                  --             $   40,489
Minority interest in Partnership......................................                  --             $   18,355
Shareholders' equity..................................................                  --             $    8,488
Total assets..........................................................                  --             $   44,243
Total debt............................................................                  --             $   17,400


                       Hersha Hospitality Management, L.P.
       Unaudited Pro Forma Condensed Combined Statements of Operations(1)
                                 (In thousands)

                                                                              Nine Months Ended        Year Ended
                                                                              September 30, 1998       December 31, 1997
                                                                              ------------------       -----------------

Room revenue..........................................................            $ 11,824             $10,880
Other revenue (2).....................................................               2,111               2,565
                                                                                  --------             -------

Total revenue.........................................................            $ 13,935             $13,445
                                                                                  --------             -------

Hotel operating expenses (3)..........................................               8,506               9,214

Percentage Lease payments (4).........................................               5,108               5,129
                                                                                     -----             -------
Net income (loss) (5).................................................           $     321            $  (898)
                                                                                 =========            ========



                       Combined Entities - Initial Hotels
            Summary Combined Historical Operating and Financial Data
                                 (In thousands)

                                                 Nine Months Ended
                                                   September 30                                 Year Ended December 31
                                        ----------------------------------        --------------------------------------------------
                                               1998            1997                     1997             1996             1995
                                               ----            ----                     ----             ----             ----

Statement of Operations Data:
Room revenue                                   $11,824        $  7,750                  $10,880           $7,273           $5,262
Other revenue (2)                                2,111           1,942                    2,565            2,716            1,957
                                               -------         -------                  -------          -------          -------

Total revenue                                  $13,935        $  9,692                  $13,445           $9,989           $7,219




Hotel operating expenses (3)                     8,839           6,510                    9,173            8,172            6,250

Interest                                         1,497             831                    1,354              921              634
Depreciation                                     1,161             799                    1,189              924              711
                                               -------         -------                  -------          -------          -------
and amortization
Net income (loss) (5)                         $  2,438        $  1,552                   $1,729           $  (28)          $ (376)
                                              ========        ========                   ======           =======          =======




-------------------------
(1) The estimated information does not purport to represent what the Lessee's financial position or results of operations would actually have been if consummation of the Formation Transactions had, in fact, occurred on such date or at the beginning of the periods indicated, or to project the Lessee's financial position or results of operations at any future date or for any future period. Represents pro forma revenue and expenses as if (i) the Partnership recorded depreciation and amortization, paid interest on remaining debt after the Formation Transactions occurred, and paid real and personal property taxes and property insurance as contemplated by the Percentage Leases, and (ii) the Formation Transactions occurred as of the beginning of the periods indicated.

(2)      Represents restaurant revenue, telephone revenue and other revenue.
(3)      Represents departmental costs and expenses, general and
         administrative, repairs and maintenance, utilities,
         marketing, management fees, real estate and personal
         property taxes, property and casualty insurance and ground leases.  The pro forma amounts exclude real estate and
         personal property taxes, property and casualty insurance,
         ground leases and management fees.  Real estate and personal property taxes, property and casualty insurance and ground leases are the responsibility of the Partnership under the
         Percentage Leases.
(4)      Represents lease payments calculated on a pro forma basis
         using the rent provisions in the Percentage Leases.  The
         rent provisions in the Percentage Leases are based upon an agreement between the Partnership and the Lessee in which
         the parties have agreed to the lease terms and the form of lease to be signed at the closing of the Offering.  Lease
         payments are calculated under two methods depending upon
         whether the Initial Hotel is a Stabilized Hotel with an
         established operating history or a Newly-Developed Hotel or a Newly-Renovated Hotel.  The Rents for the Stabilized
         Hotels are calculated by applying the percentage rent
         formulas to the historical room revenues and other revenues of those hotels for the periods presented.  Because the
         Newly-Developed Hotels and the Newly-Renovated Hotels pay
         Initial Fixed Rent for at least the first twelve months of operation, the Rent for those hotels is based on the Initial
         Fixed Rents, recognized on a straight-line basis over the
         period presented.  In the case of the Newly-Developed
         Hotels, the Initial Fixed Rents have been prorated for the periods the hotels were in operation because the hotels have not been in operation for the full periods presented.
(5)      The  Combined  Entities  are not subject to income tax,  except  Hersha
         Enterprises,   Ltd.,  which  had  no  tax  liability  for  the  periods
         presented.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Overview

         Upon consummation of the Formation Transactions, the Company will own approximately a 32% general partnership interest in the Partnership. In order for the Company to qualify as a REIT, neither the Company nor the Partnership may operate hotels. Therefore, the Initial Hotels will be leased to the Lessee. The Partnership's, and therefore the Company's, principal source of revenue will be Rent paid by the Lessee under the Percentage Leases. See "Business and
Properties--The Percentage Leases." The Lessee's ability to perform its obligations, including making Rent payments to the Partnership under the Percentage Leases, will be dependent on the Lessee's ability to generate sufficient room revenues and net cash flow from the operation of the Initial Hotels, and any other hotels leased to the Lessee.

Results of Operations of the Initial Hotels

         Comparison of Nine Months Ended September 30, 1998 to the Nine Months Ended September 30, 1997

         Room revenue for the Initial Hotels increased $4,074,000 or 53% to $11,824,000 for the first nine months of 1998 from $7,750,000 in the comparable period in 1997. This increase came through an addition of 82,980 available room-nights with an overall increase of 59,039 room-nights sold. The increase in room-nights available was a result of the opening of three hotels, which were not opened as of September 30, 1997. In addition, there was a 2% increase in ADR to $66.95 from $65.92.
REVPAR increased 6% to $43.82 from $41.48.


           Total  expenses  less   depreciation,   amortization  and  interest
increased by  $2,329,000 to  $8,839,000,  but decreased as a percentage of total
revenue  to  63%  from   67%.  Operating  income  before  interest  expense,
depreciation  and  amortization  increased  by  60% to   $5,096,000  from
$3,182,000.


         Comparison of year ended December 31, 1997 to year ended
December 31, 1996


         Room revenue increased by $3,607,000 or 50% to $10,880,000 in 1997 from $7,273,000 in 1996. The increase in revenue came through the addition of four new hotels opening in 1997 and one hotel which was only open during half of 1996 being open for the entire 1997 period. These new properties added additional available room-nights of 43,171. In addition, a 13% increase in occupancy to 60% from 53% in 1996 as well as a 7% increase in ADR to $68.27 compared to $63.51 in 1996 augmented the available room-nights. REVPAR increased 25% to $41.09 from $33.48.

           Total  expenses  less   depreciation,   amortization  and  interest
increased by $1,001,000 or 12% to $9,173,000 but decreased as a percentage of total revenue to 68% from 82%. Operating income before interest expense, depreciation and amortization increased by 135% to $4,272,000 from $1,817,000.


         Comparison of year ended December 31, 1996 to year ended
December 31, 1995

         Room revenue increased $2,011,000 or 38% to $7,273,000 in 1996 from $5,262,000 in 1995. The increase in revenue came through the opening of two hotels in 1996 adding additional room-nights available of 41,168. In addition, an overall increase in occupancy of 10% to 53% from 48% in 1995 as well as a 2% increase in ADR to $63.51 compared to $62.40 in 1995 augmented the available room-nights. REVPAR increased 12% to $33.48 from $29.89.


           Total  expenses  less   depreciation,   amortization  and  interest
increased by $1,922,000 or 31% to $8,172,000 but decreased as a percentage of total revenue to 82% from 87%. Operating income before interest expense, depreciation and amortization increased by 87% to $1,817,000 from $969,000.


Liquidity and Capital Resources

         The Company expects to meet its short-term liquidity requirement generally through net cash provided by operations, existing cash balances and, if necessary, short-term borrowings under the Line of Credit. The Company believes that its net cash provided by operations will be adequate to fund both operating requirements and payment of dividends by the Company in accordance with REIT requirements. The Company expects to meet its long-term liquidity requirements, such as scheduled debt maturities and property acquisitions, through long-term secured and unsecured borrowings, the issuance of additional equity securities of the Company or, in connection with acquisitions of hotel properties, issuance of Units.

         The Company is currently pursuing with various lenders a $10 million Line of Credit. The Line of Credit will be used to fund future acquisitions and for working capital. A failure to obtain the Line of Credit could adversely affect the Company's ability to finance its growth strategy. See "Risk Factors-Dependence Upon External Financing." The Line of Credit may be secured by certain of the Initial Hotels. The Company in the future may seek to increase the amount of the Line of Credit, negotiate additional credit facilities or issue corporate debt instruments.
 Any debt incurred or issued by the Company may be secured or unsecured, long-term or short-term, fixed or variable interest rate and may be subject to such other terms as the Trustees deem prudent.

         The Trustees will adopt the Debt Policy that limits consolidated indebtedness of the Company to less than 67% of the aggregate purchase prices paid by the Company for the hotels in which it has invested. However, the Company's organizational documents do not limit the amount of indebtedness that the Company may incur and the Trustees may modify the Debt Policy at any time without shareholder approval. The Company intends to repay indebtedness incurred under the Line of Credit from time to time, for acquisitions or otherwise, out of cash flow and from the proceeds of issuances of Priority Common Shares and other securities of the Company. See "Risk Factors-Risks of Leverage" and "Policies and Objectives with Respect to Certain Activities-Investment Policies" and "-Financing."

         The Company will invest in additional hotels only as suitable opportunities arise. The Company will not undertake investments in such hotels unless adequate sources of financing are available. The Bylaws require the approval of a majority of the Trustees, including a majority of the Independent Trustees, to acquire any additional hotel in which a Trustee or officer of the Company, or any Affiliate thereof, has an interest (other than solely as a result of his status as a Trustee, officer or shareholder of the Company). It is expected that future investments in hotels will be dependent on and financed by, in whole or in part, the proceeds from additional issuances of Priority Common Shares or other securities or borrowings. Because of the level of the Assumed Indebtedness, the success of the Company's acquisition strategy will depend primarily on its ability to access additional capital through issuances of equity securities. The Company currently has no agreement or understanding to invest in any hotel other than the Initial Hotels and there can be no assurance that the Company will make any investments in any other hotels that meet its investment criteria. See "Growth Strategy--Acquisition Strategy."


         Pursuant to the Percentage Leases, the Partnership will be required to make available to the Lessee 4% (6% for the Holiday Inn Hotel and Conference Center, Harrisburg, PA and the Holiday Inn, Milesburg, PA) of gross revenues per quarter, on a cumulative basis, for periodic replacement or refurbishment of furniture, fixtures and equipment at each of the Initial Hotels. The Company believes that a 4% (6% for the Holiday Inn Hotel and Conference Center, Harrisburg, PA and the Holiday Inn, Milesburg, PA) percentage set-aside is a prudent estimate for future capital expenditure requirements. The Company intends to cause the Partnership to spend amounts in excess of the obligated amounts if necessary to comply with the reasonable requirements of any Franchise License and otherwise to the extent that the Company deems such expenditures to be in the best interests of the Company. The Company will also be obligated to fund the cost of certain capital improvements to the hotels. Based on its experience in managing hotels, management of the Company believes that amounts required to be set aside in the Percentage Leases will be sufficient to meet required expenditures for furniture, fixtures and equipment during the term of the Percentage Leases. The Company will use undistributed cash or borrowings under credit facilities to pay for the cost of capital improvements and any furniture, fixture and equipment requirements in excess of the set aside referenced above. See "Business and Properties--The Percentage Leases."


Inflation

         Operators of hotels in general possess the ability to adjust room rates quickly. However, competitive pressures may limit the Lessee's ability to raise room rates in the face of inflation, and annual increases in ADR have failed to keep pace with inflation.

Seasonality

         The Initial Hotels' operations historically have been seasonal in nature, reflecting higher occupancy rates during the second and third quarters. This seasonality can be expected to cause fluctuations in the Company's quarterly lease revenue to the extent that it receives Percentage Rent.

Year 2000 Compliance

         Many computer systems were designed using only two digits to designate years. These systems may not be able to distinguish the year 2000 from the year 1900. Like other organizations, the Company could be adversely affected if the computer systems used by it or its service providers do not properly address this problem prior to January 1, 2000. Currently, the Company does not anticipate that the transition to the year 2000 will have any material impact on its performance. The Company's plan to respond to the Year 2000 Problem consists of three phases that address the state of readiness, Year 2000 costs, risks and contingency plans.

         Phase I includes a plan to respond to the Year 2000 Problem, which includes the following areas (the "Focus Areas"): (i) telephone and call accounting systems; (ii) credit card readers; (iii) sprinkler systems and fire suppression system; (iv) security systems; (v) card entry systems; (vi) elevator systems; (vii) computer systems and vendor contracts (hardware); (viii) fax machines and laundry equipment; (ix) HVAC (heating and air conditioning systems) and utility companies; and (x) computer software systems. The Company has created a task force and procedures to survey, test and report results for management's review. The Company believes that the cost to remediate its Year 2000 problems will be minimal and has allocated funds of $25,000 to cover such costs. The Holiday Inn hotel and conference center, Harrisburg, PA has been used as an example for the other Initial Hotels. This hotel was reviewed for Year 2000 compliance, and the review resulted in hardware and software compliance. The credit card readers, card entry system and computers have been tested and are compliant. Based on the results experienced for the Holiday Inn hotel and conference center, Harrisburg, PA, management believes that the $25,000 allocation for funding will be adequate.

         The Company is currently proceeding with Phase II of its assessment of the Year 2000 Problem. Phase II involves initiating a survey and checklist to each hotel manager for completion and return to management. The survey was customized for the Initial Hotels to include (i) the current vendor list with a column for a listing of current product usage and (ii) a vendor address log and telephone number listing. Each hotel checklist included the front desk, business center, housekeeping/back office, beverage and guest rooms. Phase II also involves the testing of the Company's computer systems. A test computer disk-copy was sent to the Company for reproduction to test each computer in the Company. All written tests and written confirmation that relate to the Initial Hotel products, equipment and software are logged to monitor the Company's progress towards Year 2000 compliance. The Company is in the process of conducting such testing and has yet to encounter any material Year 2000 compliance problems.

         Phase III of the Company's assessment of the Year 2000 Problem includes the results of testing, action plans, reporting of results and contingency plans to remediate any Year 2000 Problems. The risks and contingency plans include a "reasonably likely worst case Year 2000 scenario." The Company believes that the consequences of a worst case scenario rest almost exclusively with outside vendors and not in systems within the Initial Hotels. The contingency plan, which the Company is currently initiating, is to replace non-compliant vendors with new compliant vendors. A thorough review of all vendors will continue to be an ongoing Year 2000 strategy for the Company. However, the Company's contingency plan has back-up support to address each of the Focus Areas.

         The franchisors of the Initial Hotels have provided compliance guides to assist in the Company's response to the Year 2000 Problem. Promus Hotel Corporation (Hampton Inn Hotels), Holiday Hospitality/Bass Hotels & Resorts (Holiday Inn and Holiday Inn Express Hotels) and Choice Hotels International (Comfort Inn and Clarion Suites Hotels) have completed third party vendor checks, reviewed computer systems and provided for reference a preferred compliant vendor list. A checklist for Year 2000 issues, a work plan and a sample vendor letter was provided to help the Company complete its assessment of the Year 2000 Problem.

         The Company is in the process of mailing a questionnaire to third party vendors to assess third party risks. The results of this risk assessment will be completed by March 31, 1999. In addition, the Company has sought assurances from the Lessee and other service providers that they are taking all necessary steps to ensure that their computer systems will accurately reflect the year 2000, and the Company will continue to monitor the situation. There can be no assurance that the systems of such third parties will be Year 2000 compliant or that any third party's failure to have Year 2000 compliant systems would not have a material adverse effect on the Company's systems and operations.

                             BUSINESS AND PROPERTIES

The Initial Hotels

         Set forth below is certain descriptive information regarding the Initial Hotels, each of which is currently managed by a Hersha Affiliate and owned by a partnership in which one or more of the Hersha Affiliates own interests.

         Holiday Inn Express (Riverfront), Harrisburg, Pennsylvania

         Description. The Holiday Inn Express Riverfront, Harrisburg, Pennsylvania, is located at 525 South Front Street. The hotel was opened in 1968, was purchased in 1984 and was fully renovated in 1996. It is a 117-room, limited service hotel with non-smoking units available with an adjacent restaurant and lounge. Amenities include a fitness center and adjacent banquet and meeting facilities with a 200-person capacity.

         Guest Profile and Local Competition. Approximately 25% of the hotel's business is related to business from the Commonwealth of Pennsylvania. The remainder of the hotel's business consists of tourists, overnight travelers and people visiting local residents. The Company considers its primary competition to be the Ramada Hotel on Second Street in Harrisburg, Pennsylvania.

         Holiday Inn Express, Hershey, Pennsylvania

         Description. The Holiday Inn Express, Hershey, Pennsylvania is located on Walton Avenue, one and one half miles from Hershey Park. The hotel, which opened in October 1997, is an 85-room limited service hotel. Amenities include an indoor pool, hot tub, fitness center, business service center, meeting facility, complimentary continental breakfast and 24-hour coffee. All rooms have one king bed or two queen beds and some rooms have refrigerators, coffee makers and microwaves.

         Guest Profile and Local Competition. Approximately 30% of the hotel's business is related to commercial activity from local business. The hotel's group business, which accounts for approximately 5% of its business, is generated from area institutions, local weddings and local social and sporting events. The remainder of the hotel's business consists of transient guests, visitors to area residents and demand generated by the hotel's proximity to Hershey Park. The Company considers its primary competition to be the Comfort Inn in Hershey, Pennsylvania.

         Holiday Inn Express, New Columbia, Pennsylvania

         Description. The Holiday Inn Express, New Columbia, Pennsylvania is located at the intersection of Interstate 80 and Route 15. The hotel, which opened in December 1997, is an 81-room limited service hotel. Amenities include an indoor pool, hot tub, fitness center, meeting facility, complimentary continental breakfast and 24-hour coffee. All rooms have one king bed or two queen beds, some Jacuzzi suites are available and some rooms have refrigerators, coffee makers and microwaves. The Holiday Inn Express in New Columbia, Pennsylvania was ranked number one in its region for GSTS (Guest Satisfaction Tracking System), for February and March of 1998. This award recognizes the Holiday Inn Express in New Columbia as the leader in guest satisfaction and product service out of 32 other Holiday Inns and Holiday Inns Express in the Eastern region.

     Guest Profile and Local Competition. Approximately 80% of the hotel's business is related to commercial activity from local business. As a result of its proximity to ski resorts and nearby tourist attractions, recreational travelers generate approximately 10% of the hotel's business. The remainder of the hotel's business consists of overnight travelers and visitors to area residents. The Company considers its primary competition to be the Comfort Inn in New Columbia, Pennsylvania.

         Hampton Inn, Carlisle, Pennsylvania

         Description. The Hampton Inn, Carlisle, Pennsylvania is located at the intersection of Route 11 and exit 16 off the Pennsylvania Turnpike. The hotel, which opened in June 1997, is a 95-room limited service hotel. Amenities include an indoor pool, hot tub, fitness center, meeting facilities, complimentary continental breakfast and 24-hour coffee. All rooms have one king bed or two queen beds, some Jacuzzi suites are available and some rooms have refrigerators, coffee makers and microwaves.

         Guest Profile and Local Competition. Approximately 50% of the hotel's business is related to commercial activity from local businesses. The remainder of the hotel's business consists of overnight travelers and general demand generated by the hotel's proximity to the Carlisle Fairgrounds and the Army War College. The Company considers its primary competition to be the Holiday Inn in Carlisle, Pennsylvania.

         Hampton Inn, Selinsgrove, Pennsylvania

         Description. The Hampton Inn, Selinsgrove, Pennsylvania is located on Pennsylvania Routes 11 and 15. The hotel, which opened in September 1996, is a 75-room, three story, limited service hotel. Amenities include an indoor pool, hot tub, fitness center, meeting facilities, complimentary continental breakfast and 24-hour coffee. All rooms have one king bed or two queen beds, some Jacuzzi suites are available and some rooms have refrigerators, coffee makers and microwaves. The Hampton Inn in Selinsgrove was recently named one of the top hotels in the entire Hampton Inn system, receiving the hotel chain's Circle of Excellence Award. The award recognizes superior quality and guest satisfaction and is the highest distinction a Hampton Inn hotel can receive.

         Guest Profile and Local Competition. Approximately 80% of the hotel's business is related to commercial activity from local businesses. The remainder of the hotel's business consists of pleasure travelers, transient guests and demand generated by the hotel's proximity to area universities and Knoebels Amusement Park. The Company considers its primary competition to be the Best Western near Selinsgrove, Pennsylvania.

         Holiday Inn Hotel and Conference Center, Harrisburg, Pennsylvania

         Description. The Holiday Inn Hotel and Conference Center, Harrisburg, Pennsylvania is located at the intersection of the Pennsylvania Turnpike exit 18 and Interstate 83, ten minutes from downtown, Harrisburg International Airport and Hershey Park. The hotel opened in 1970 as a Sheraton Inn and was converted to a Ramada Inn in 1984. It was completely renovated and converted to a Holiday Inn in September 1995. This hotel has 196 deluxe guest units and is a full service hotel, including a full service restaurant as well as a nightclub. Amenities include an indoor tropical courtyard with a pool and Jacuzzi as well as a banquet and conference facility for up to 700 people.

         Guest Profile and Local Competition. Approximately 40% of the hotel's business is related to commercial activity from local businesses. The remainder of the hotel's business consists of overnight travelers visiting Hershey and Harrisburg. The Company considers its primary competition to be the Radisson Penn Harris in Camp Hill, Pennsylvania.

         Holiday Inn, Milesburg, Pennsylvania

         Description. The Holiday Inn, Milesburg/State College, Pennsylvania is located at Exit 23, I-80 and US 50 North. The hotel opened in 1977 as a Sheraton and was completely renovated in 1992. In 1996, the hotel was converted into a Holiday Inn. It is a 118-room, full service hotel with a full service restaurant and cocktail lounge. Amenities include an outdoor pool as well as banquet and meeting facilities for 220 people.

         Guest Profile and Local Competition. Approximately 20% of the hotel's business is related to commercial activity from local businesses and demand generated by local businesses. Approximately 80% of the hotel's business consists of leisure travelers visiting the many tourist attractions around State College and I-80. The Company considers its primary competition to be the Best Western in Milesburg, Pennsylvania.

         Comfort Inn, Denver, Pennsylvania

         Description. The Comfort Inn, Denver, Pennsylvania is located at 2015 North Reading Road. This 45-room limited service hotel was constructed in 1990 and renovated in 1995. All rooms have one king bed or two queen beds and non-smoking units are available. Amenities include hairdryers in all rooms, a fitness center and a complimentary continental breakfast.

         Guest Profile and Local Competition. Approximately 75% of the hotel's business is comprised of leisure travelers and transient guests related to its location at the crossroads of two major interstate highways. The remainder of the hotel's business is due to commercial activity from local businesses and people visiting area residents. The Company considers its primary competition to be the Holiday Inn in Denver, Pennsylvania.

         Comfort Inn, Harrisburg, Pennsylvania

         Description. The Comfort Inn, Harrisburg, Pennsylvania is located 8 miles north of Hershey, Pennsylvania at 7744 Linglestown Road off exit 27 of Interstate 81. The hotel opened in May 1998. It is an 81-room limited service hotel. Amenities include an indoor pool, hot tub, fitness center, meeting facilities, complimentary continental breakfast and 24-hour coffee. All rooms have one king bed or two queen beds and some
Jacuzzi suites are available.

         Guest Profile and Local Competition. Approximately 25% of the hotel's business is related to commercial activity from local businesses. The hotel's group business, which accounts for approximately 5% of its business, is generated from area institutions, local weddings and local social and sporting events. The remainder of the hotel's business consists of transient and recreational travelers generated by its proximity to Hershey, Pennsylvania. The Company considers its primary competition to be the Holiday Inn in Grantville, Pennsylvania.

         Clarion Suites, Philadelphia, Pennsylvania

         Description. The Clarion Suites, Philadelphia, Pennsylvania is located at 1010 Race Street, one half block from the newly-built Philadelphia convention center and six blocks from the Independence Hall historic district and the Liberty Bell. The hotel is located in the historic Bentwood Rocking Chair Company building, which was constructed in 1896 and converted to a Quality Suites hotel in the 1980s. The hotel was purchased by a Hersha Affiliate as a Ramada Suites in 1995 and substantially rehabilitated. The Hersha Affiliate later converted the hotel to a Clarion Suites. The hotel has 96 executive suites with fully-equipped kitchens and an eight-story interior corridor with Victorian style architecture. The hotel has a lounge featuring light fare and a comedy cabaret. Amenities include two large meeting rooms, boardrooms, a fitness room and a complimentary continental breakfast.

         Guest Profile and Local Competition. Approximately 20% of the hotel's business is comprised of leisure travelers and transient guests related to its close proximity to the historic district. The remainder of the hotel's business is due to commercial activity from local businesses and people visiting area residents. The Company considers its primary competition to be all Center City, Philadelphia hotels.

         The following table sets forth certain information with respect to each Initial Hotel:


                                                                         Year Ended December 31,
                                                      1997         1996         1995         1994       1993
                                                      ----         ----         ----         ----       ----

Holiday Inn Express - Harrisburg, PA
   Occupancy                                          56.4%       40.7%        43.2%        44.9%       46.2%
   ADR                                               $56.33      $52.77       $48.05       $48.34      $45.72
   REVPAR                                            $31.78      $21.50       $20.74       $21.70      $21.13

Holiday Inn Express - Hershey, PA (1)
   Occupancy                                          38.8%
   ADR                                               $75.62
   REVPAR                                            $29.35

Holiday Inn Express - New Columbia, PA (2)
   Occupancy                                           9.0%
   ADR                                               $59.68
   REVPAR                                             $5.39

Hampton Inn - Carlisle, PA (3)
   Occupancy                                          53.5%
   ADR                                               $65.33
   REVPAR                                            $34.93

Hampton Inn - Selinsgrove, PA (4)
   Occupancy                                          71.9%       50.1%
   ADR                                               $65.29      $60.76
   REVPAR                                            $46.96      $30.43

Holiday Inn Hotel and Conference Center -
 Harrisburg, PA (5)
   Occupancy                                          63.3%       58.9%        46.2%
   ADR                                               $68.22      $61.36       $56.97
   REVPAR                                            $43.17      $36.13       $26.31

Holiday Inn - Milesburg, PA
   Occupancy                                          52.0%       48.4%        51.0%        55.3%       56.9%
   ADR                                               $56.07      $52.31       $51.59       $48.64      $42.27
   REVPAR                                            $29.13      $25.31       $26.29       $26.88      $24.02

Comfort Inn - Denver, PA
   Occupancy                                          54.7%       53.5%        60.4%        60.4%       59.6%
   ADR                                               $73.26      $61.04       $50.68       $49.72      $48.79
   REVPAR                                            $40.08      $32.63       $30.60       $30.01      $29.06

Comfort Inn - Harrisburg, PA (6)
   Occupancy
   ADR
   REVPAR

Clarion Suites, Philadelphia, PA
   Occupancy                                          73.7%       60.2%
   ADR                                               $91.02      $86.10
   REVPAR                                            $67.09      $51.83
---------------

(1) This hotel opened in October 1997 and, thus, the data shown represent approximately three months of operations.
(2) This hotel opened in December 1997 and, thus, the data shown represent approximately one month of operations.
(3) This hotel opened in June 1997 and, thus, the data shown represent approximately seven months of operations.
(4) This hotel opened in September 1996 and, thus, the data shown for 1996 represent approximately four months of operations.
(5)  This hotel was converted to a
     Holiday Inn in September 1995 and, thus, the data shown for 1995 represent approximately four months of operations.
(6)  This hotel opened in May 1998 and, thus, there are no data shown.

The Percentage Leases

         The following summary is qualified in its entirety by the Percentage Leases, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         The Initial Hotels will be operated by the Lessee pursuant to the Percentage Leases. The Company intends to lease its future acquired hotels to operators, including both the Lessee and operators unaffiliated with the Lessee. Future leases with the Lessee generally will be similar to the Percentage Leases. Future leases with operators unaffiliated with the Lessee may or may not be similar to the Percentage Leases. The Trustees will negotiate the terms and provisions of each future lease, depending on the purchase price paid, economic conditions and other factors deemed relevant at the time.

         Percentage Lease Terms. Each Percentage Lease will have an initial non-cancelable term of five years. All, but not less than all, of the Percentage Leases for the Initial Hotels may be extended for an additional five-year term at the Lessee's option.
 At the end of the first extended term, the Lessee, at its option, may extend some or all of the Percentage Leases for the Initial Hotels for an additional five-year term. The Percentage Leases are subject to earlier termination upon the occurrence of defaults thereunder and certain other events described therein (including, particularly, the provisions described herein under "--Damage to Hotels," "--Condemnation of Hotel" and "--Termination of Percentage Leases on Disposition of the Initial Hotels").


         Amounts Payable Under the Percentage Leases. The Percentage Leases generally provide for the Lessee to pay in each calendar quarter the greater of the Base Rent or Percentage Rent. The Percentage Rent for each Initial Hotel is comprised of (i) a percentage of room revenues up to the Threshold, (ii) a percentage of room revenues in excess of the Threshold but less than the Incentive Threshold, (iii) a percentage of room revenues in excess of the Incentive Threshold and (iv) a percentage of revenues other than room revenues. The Incentive Threshold is designed to provide an incentive to the Lessee to generate higher revenues at each hotel. Until the First Adjustment Date or the Second Adjustment Date, as applicable, the rent on the Newly- Renovated Hotels and the Newly- Developed Hotels will be the Initial Fixed Rents applicable to those hotels. After the First Adjustment Date or the Second Adjustment Date, as applicable, rent will be computed with respect to the Newly- Renovated Hotels and the Newly- Developed Hotels based on the percentage rent formulas described herein. The Lessee also will be obligated to pay certain other amounts, including interest accrued on any late payments or charges (the "Additional Charges"). Rent is payable quarterly in arrears.

         The following table sets forth (i) the Initial Fixed Rent, if applicable, (i) the annual Base Rent and (ii) the Percentage Rent formulas:


                                   Initial             Annual                   Percentage
       Initial Hotel            Fixed Rent(1)       Base Rent(1)               Rent Formula
       -------------            -------------       ------------               ------------
Newly-Developed
Holiday Inn Express
 Hershey, PA................   $794,686          $364,000              42.1% of room revenue up to $1,479,523, plus 65.0% of room revenue in excess of $1,479,523 but less than $1,740,615,
                                                                       plus 29.0% of room revenue in excess of $1,740,615, plus
                                                                       8.0% of all non-room revenue.

New Columbia, PA...........     498,198           227,500              46.7%  of room revenue up to
                                                                       $850,986, plus 65.0%  of room revenue in excess of $850,986 but  less than $1,001,160, plus 29.0%  of room revenue in
                                                                       excess of $1,001,160, plus 8.0% of    all non-room revenue.


Hampton Inn:
 Carlisle, PA...............   699,062           325,000               42.3% of room revenue up to $1,293,906, plus 65.0% of room revenue in excess of $1,293,906 but less than $1,522,242,
                                                                       plus 29.0% of room revenue in excess of $1,522,242, plus
                                                                       8.0% of all non-room revenue.


Comfort Inn:
 Harrisburg, PA.............   514,171           234,000               40.7% of room revenue up to $980,050, plus 65.0% of room
                                                                       revenue in excess of $980,050 but less than $1,153,000,
                                                                       plus 29.0% of room revenue in excess of $1,153,000, plus
                                                                       8.0% of all non-room revenue.

Newly-Renovated Holiday Inn Express:
Harrisburg, PA.............   504,406            195,000               31.0% of room revenue up to $1,153,655, plus 65.0% of room revenue in excess of $1,153,655 but less than $1,357,241,
                                                                       plus 29.0% of room revenue in excess of $1,357,241, plus
                                                                       8.0% of all non-room revenue. Holiday Inn:


                                                           43




                               524,750            214,500              36.1% of room revenue up to $1,065,960, plus 65.0% of room revenue in excess of $1,065,960 but less than $1,254,070,
                                                                       plus 31.0% of room revenue in excess of $1,254,070, plus 8.0%
                                                                       of all non-room revenue.
Comfort Inn:
 Denver, PA.................   262,234           112,288               35.4% of room revenue up to $559,542, plus 65.0% of room
                                                                       revenue in excess of $559,542 but less than $658,285, plus
                                                                       29.0% of room revenue in excess of $658,285, plus 8.0% of all non-room revenue.

Stabilized
Holiday Inn Hotel and Conference Center:
 Harrisburg, PA.............   n/a               675,921               44.3% of room revenue up to $2,638,247, plus 65.0% of room revenue in excess of $2,638,247 but less than $3,103,820,
                                                                       plus 31.0% of room revenue in excess of $3,103,820, plus 8.0%
                                                                       of all non-room revenue.



                                                           44





Hampton Inn:
 Selinsgrove, PA............   n/a               308,469               49.0% of room revenue up to $1,081,152, plus 65.0% of room revenue in excess of $1,081,152 but less than $1,271,943,
                                                                       plus 29.0% of room revenue in excess of $1,271,943, plus 8.0%
                                                                       of all non-room revenue.
Clarion Suites:
 Philadelphia, PA...........   n/a               418,593               36.1% of room revenue up to $1,998,097, plus 65.0% of room revenue in excess of $1,998,097 but less than $2,350,702,
                                                                       plus 29.0% of room revenue in excess of $2,350,702, plus 8.0%
                                                                       of all non-room revenue.


-----------------


(1) The Initial Fixed Rent or Base Rent, as applicable, will accrue pro rata during each quarter of each lease year. The Lessee, however, will pay the Initial Fixed Rent or the Base Rent, as applicable, for each calendar quarter in each lease year based on the ratio of budgeted gross revenues for such calendar quarter to budgeted gross revenues for such lease year.


         Other than real estate and personal property taxes, ground lease rent (where applicable), the cost of certain furniture, fixtures and equipment, and certain capital expenditures, and property and casualty insurance premiums, all of which are obligations of the Company, the Percentage Leases require the Lessee to pay the operating expenses of the Initial Hotels (including insurance other than property and casualty insurance, all costs and expenses and all utility and other charges incurred in the operation of the Initial Hotels) during the term of the Percentage Leases. The Percentage Leases also provide for rent reductions and abatements in certain cases in the event of damage or destruction or a partial taking of any Initial Hotel as described under "--Damage to Hotels" and "--Condemnation of Hotel."


         Maintenance and Modifications. Under the Percentage Leases, the Company will make available to the Lessee for the replacement and refurbishment of furniture, fixtures and equipment and other capital improvements determined in accordance with generally accepted accounting principles in the Initial Hotels, when and as deemed necessary by the Lessee, an amount equal to 4% (6% for the Holiday Inn Hotel and Conference Center, Harrisburg, PA and the Holiday Inn, Milesburg, PA) of gross revenues per quarter on a cumulative basis. The Company's obligation will be carried forward to the extent that the Lessee has not expended such amount, and any unexpended amounts will remain the property of the Company upon termination of the Percentage Leases. Other than as described above, the Lessee is responsible for all repair and maintenance of the Initial Hotels and any capital improvements to the Initial Hotels.


         The Lessee, at its expense, may make non-capital and capital additions, modifications or improvements to the Initial Hotels, provided that such action does not significantly alter the character or purposes of the Initial Hotels or significantly detract from the value or operating efficiencies of the Initial Hotels. All such alterations, replacements and improvements shall be subject to all the terms and provisions of the Percentage Leases and will become the property of the Company upon termination of the Percentage Leases. The Company will own substantially all personal property (other than inventory, linens and other nondepreciable personal property) not affixed to, or deemed a part of, the real estate or improvements on the Initial Hotels, except to the extent that ownership of such personal property would cause the Rent under a Percentage Lease not to qualify as "rents from real property" for REIT income test purposes. See "Federal Income Tax Consequences--Requirements for Qualification--Income Tests."

         Insurance and Property Taxes. The Company is responsible for paying or reimbursing the Lessee for real estate and personal property taxes on the Initial Hotels (except to the extent that personal property associated with the Initial Hotels is owned by the Lessee), and all premiums for property and casualty insurance. The Lessee is required to pay for all other insurance on the Initial Hotels, including comprehensive general public liability, workers' compensation and other insurance appropriate and customary for properties similar to the Initial Hotels and naming the Company as an additional named insured.

         Assignment and Subleasing. The Lessee will not be permitted to sublet all or any part of the Initial Hotels or assign its interest under any of the Percentage Leases without the prior written consent of the Company. No assignment or subletting will release the Lessee from any of its obligations under the Percentage Leases.

         Damage to Hotels. In the event of damage to or destruction of any Initial Hotel covered by insurance that renders the Initial Hotel unsuitable for its primary intended use, the Percentage Lease will terminate as of the date of the casualty, neither the Company nor the Lessee shall have any further liability under the Percentage Lease, and the Company will retain all insurance proceeds. In the event of damage to or destruction of any Initial Hotel covered by insurance that does not render the Initial Hotel unsuitable for its primary intended use, the Company (or, at the election of the Company, the Lessee) will restore the Initial Hotel, the Percentage Lease will not terminate, and the Company will retain all insurance proceeds (if, however, the Lessee restores the Initial Hotel, the insurance proceeds will be paid out by the Company to the Lessee). If the cost of restoration exceeds the amount of insurance proceeds received by the Company, the Company will contribute any excess amounts prior to requiring the Lessee to commence work. In the event of damage to or destruction of any Initial Hotel not covered by insurance, whether or not such damage or destruction renders the Initial Hotel unsuitable for its primary intended use, the Company at its option either (i) will restore the Initial Hotel at its cost and expense and the Percentage Lease will not terminate or (ii) will terminate the Percentage Lease and neither the Company nor the Lessee shall have any further liability under the Percentage Lease. Any damage or destruction notwithstanding, and provided the Percentage Lease has not been terminated, the Lessee's obligation to pay Rent will remain unabated by any damage or destruction that does not result in a reduction of gross revenues at the Initial Hotel. If any damage or destruction results in a reduction of such gross revenues, the Company will receive all loss of income insurance and the Lessee will not have an obligation to pay Rent in excess of the amount of Percentage Rent, if any, realizable from gross revenues generated by the operation of the Initial Hotel during the existence of such damage or destruction.

         Condemnation of Hotel. In the event of a total condemnation of any Initial Hotel, or in the event of a partial taking that renders the Initial Hotel unsuitable for its primary intended use, either the Company or the Lessee will have the option to terminate the relevant Percentage Lease as of the date of taking, and the Company and the Lessee will be entitled to their shares of the condemnation award in accordance with the provisions of the Percentage Lease. In the event of a partial taking that does not render the Initial Hotel unsuitable for its primary intended use, the Company (or, at the Company's option, the Lessee) will restore the untaken portion of the Initial Hotel to a complete architectural unit and the Company shall contribute the cost of such restoration in accordance with the provisions of the Percentage Lease. In the event of a partial taking, the Base Rent will be abated taking into consideration, among other factors, the number of usable rooms, the amount of square footage, or the revenues affected by the partial taking.

         Events of Default. Events of Default under the Percentage Leases include, among others, the following:


                  (i) the failure by the Lessee to pay Base Rent, Percentage Rent (or, Initial Fixed Rent, as applicable) or Additional Charges when due and the continuation of such failure for a period of 10 days after receipt by the Lessee of notice from the Company that the same has become due and payable, provided that the Company shall not be required to give any such notice more than twice in any lease year and that any third or subsequent failure by the Lessee during such lease year to make any payment of Base Rent or Percentage Rent (or, Initial Fixed Rent, as applicable) on the date the same becomes due and payable shall constitute an immediate Event of Default;


                  (ii) the failure by the Lessee to observe or perform any other term of a Percentage Lease and the continuation of such failure for a period of 30 days after receipt by the Lessee of notice from the Company thereof, unless: (A) such failure cannot be cured within such period and the Lessee commences appropriate action to cure such failure within such 30 day period and thereafter acts, with diligence, to correct such failure within such time as is necessary, provided in no event shall such period exceed 120 days, which 120-day period shall cease to run during any period that a cure of such failure is prevented by any of certain "unavoidable delays" and shall resume running upon the cessation of such "unavoidable delay;" and (B) such failure does not result in a notice or declaration of default under any material contract or agreement to which the Company or any affiliate thereof is a party or by which any of its assets are bound;

                  (iii) if the Lessee shall file a petition in bankruptcy or reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of the Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within 60 days after the entry of an order in respect thereof, or if a receiver of the Lessee or of the whole or substantially all of the assets of the Lessee shall be appointed in any proceeding brought by the Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Lessee and shall not be vacated or set aside or stayed within 60 days after such appointment;

                  (iv) if the Lessee is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or in any manner ceases to do business or permits the sale or divestiture of substantially all of its assets;

                  (v) if the estate or interest of the Lessee in the Percentage Lease or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding (for this purpose, a change in control of the Lessee constitutes an assignment of the lease);

                  (vi) if the Lessee voluntarily  discontinues operations of any
         Initial   Hotel   except  as  a  result  of  damage,   destruction   or
         condemnation;

                  (vii) if the Franchise License with respect to an Initial Hotel is terminated by the franchisor as a result of any action or failure to act by the Lessee or its agents, other than the failure to complete improvements required by a franchisor because the Partnership fails to pay the costs of such improvements; or

                  (viii) the occurrence of an Event of Default occurs under any other Percentage Lease between the Company and the Lessee.

         If an Event of Default occurs and continues beyond any curative period, the Company will have the option of terminating the Percentage Lease and any or all other Percentage Leases by giving the Lessee 10 days' written notice of the date for termination of the Percentage Leases and, unless such Event of Default is cured prior to the termination date set forth in such notice, the Percentage Leases shall terminate on the date specified in the Company's notice and the Lessee shall be required to surrender possession of the affected Initial Hotel.

         Termination of Percentage Leases on Disposition of the Initial Hotels. In the event the Company enters into an agreement to sell or otherwise transfer an Initial Hotel to a third party, the Company will have the right to terminate the Percentage Lease with respect to such Initial Hotel if within six months after the closing of such sale it either (i) pays the Lessee the fair market value of the Lessee's leasehold interest in the remaining term of the Percentage Lease to be terminated, or (ii) offers to lease to the Lessee one or more substitute hotels on terms that would create a leasehold interest in such hotels with a fair market value equal to or exceeding the fair market value of the Lessee's remaining leasehold interest under the Percentage Lease to be terminated.

         Franchise License. The Lessee will be the licensee under the Franchise Licenses on the Initial Hotels. See "Business and
Properties--Franchise Licenses."

         Breach by the Company. Upon notice from the Lessee that the Company has breached the Lease, the Company will have 30 days to cure the breach or proceed to cure the breach, which period may be extended in the event of certain specified, unavoidable delays.

         Inventory. All inventory required in the operation of the Initial Hotels will be purchased and owned by the Lessee at its expense. The Company will have the option to purchase all inventory related to a particular Initial Hotel at fair market value upon termination of the Percentage Lease for that Initial Hotel.

Franchise Licenses

         Holiday Inn Express and Holiday Inn are registered trademarks of Holiday Hospitality Corporation, Hampton Inn is a registered trademark of Promus Hotels, and Comfort Inn and Clarion Suites are registered Trademarks of Choice Hotels. The Company expects that the registered owners of the trademarks will approve the change of the Franchise Licenses to the Lessee upon acquisition of the Initial Hotels by the Partnership and will confirm that with respect to the Initial Hotels the owner thereof is a licensee in good standing.

         The Company anticipates that most of the additional hotels in which it invests will be operated under Franchise Licenses. The Company believes that the public's perception of quality associated with a franchisor is an important feature in the operation of a hotel. Franchisors provide a variety of benefits for franchisees, which include national advertising, publicity and other marketing programs designed to increase brand awareness, training of personnel, continuous review of quality standards and centralized reservation systems.

         The Franchise Licenses generally specify certain management, operational, recordkeeping, accounting, reporting and marketing standards and procedures with which the franchisee must comply. The Franchise Licenses obligate the Lessee to comply with the franchisors' standards and requirements with respect to training of operational personnel, safety, maintaining specified insurance, the types of services and products ancillary to guest room services that may be provided by the Lessee, display of signage, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas and to pay the franchise fees described below.

         The following table sets forth certain information in connection with the Franchise Licenses:


                     Hotel                             Effective Date        Expiration Date          Franchise Fee(1)
                     -----                             --------------        ---------------          ----------------
Holiday Inn Express, Harrisburg, PA               May 2, 1996                May 2, 2006                      8.00%
Holiday Inn  Express, Hershey, PA                 September 30, 1997         September 30, 2007               8.00%
Holiday Inn Express, New Columbia, PA             December 3, 1997           December 3, 2007                 8.00%
Holiday Inn, Milesburg, PA                        February 25, 1997          February 25, 2007                8.00%
Holiday Inn Hotel and Conference Center,
Harrisburg, PA                                    September 29, 1995         September 29, 2005               7.50%

Hampton Inn, Carlisle, PA                         June 16, 1997              June  15, 2017                   8.00%
Hampton Inn, Selinsgrove, PA                      September 12, 1996         September 11,  2016              8.00%

Comfort Inn, Denver, PA                           June 11, 1996              June 11, 2016                    8.85%
Comfort Inn, Harrisburg, PA                       May 15, 1998               May 15, 2018                     8.85%
Clarion Suites, Philadelphia, PA                  August 4, 1995             August 4, 2015                   5.00%


(1)      Percentage of room revenues payable to the franchisors.

         HOLIDAY INN EXPRESS(R) AND HOLIDAY INN(R) ARE REGISTERED TRADEMARKS OF HOLIDAY HOSPITALITY CORPORATION. HOLIDAY HOSPITALITY CORPORATION HAS NOT ENDORSED OR APPROVED THE OFFERING. A GRANT OF A HOLIDAY INN EXPRESS OR HOLIDAY INN FRANCHISE LICENSE FOR CERTAIN OF THE INITIAL HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY HOLIDAY HOSPITALITY CORPORATION (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY, THE PARTNERSHIP OR THE PRIORITY COMMON SHARES OFFERED HEREBY.

         HAMPTON INN(R) IS A REGISTERED TRADEMARK OF PROMUS HOTELS. PROMUS HOTELS HAS NOT ENDORSED OR APPROVED THE OFFERING. A GRANT OF A HAMPTON INN FRANCHISE LICENSE FOR CERTAIN OF THE INITIAL HOTELS IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY PROMUS HOTELS (OR ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY, THE PARTNERSHIP OR THE PRIORITY COMMON SHARES OFFERED HEREBY.

         COMFORT INN(R) AND CLARION SUITES(R) ARE REGISTERED TRADEMARKS OF CHOICE HOTELS INTERNATIONAL. CHOICE HOTELS INTERNATIONAL HAS NOT ENDORSED OR APPROVED THE OFFERING. A GRANT OF A COMFORT INN FRANCHISE LICENSE FOR CERTAIN OF THE INITIAL HOTEL IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY CHOICE HOTELS INTERNATIONAL (OR
ANY OF ITS AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY, THE PARTNERSHIP OR THE PRIORITY COMMON SHARES OFFERED HEREBY.

Operating Practices

     The Company's management recognizes the need for aggressive, market driven, creative management given the competition in the hospitality industry. Each of the Initial Hotels will be managed by the Lessee under separate Percentage Leases with the Partnership. The Lessee intends to continue the management systems developed by the Hersha Affiliates. See "The Lessee."

Employees

         The Company intends to be self-advised and thus will utilize the services of its officers rather than retain an advisor. Initially, the Company will have no employees other than its officers. See "Management--Trustees and Executive Officers." The Lessee will employ approximately 350 people in operating the Initial Hotels on behalf of the Lessee.

Environmental Matters

         Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. Furthermore, a person that arranges for the disposal or transports for disposal or treatment a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to promptly remediate such substances, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral. In connection with the ownership and operation of the Initial Hotels, the Company, the Partnership or the Lessee may be potentially liable for any such costs.

         Recent Phase I environmental assessments have been obtained on all of the Initial Hotels. The Phase I environmental assessments were intended to identify potential environmental contamination for which the Initial Hotels may be responsible. The Phase I environmental assessments included historical reviews of the Initial Hotels, reviews of certain public records, preliminary investigations of the sites and surrounding properties, screening for the presence of hazardous substances, toxic substances and underground storage tanks, and the preparation and issuance of a written report. The Phase I environmental assessments did not include invasive procedures, such as soil sampling or ground water analysis.

         The Phase I environmental assessments have not revealed any environmental liability that the Company believes would have a material adverse effect on the Company's business, assets, results of operations or liquidity, nor is the Company aware of any such liability. Nevertheless, it is possible that these environmental assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability, or (ii) the current environmental condition of the Initial Hotels will not be affected by the condition of the properties in the vicinity of the Initial Hotels (such as the presence of leaking underground storage tanks) or by third parties unrelated to the Company, the Partnership or the Lessee.

         The Company believes that the Initial Hotels are in compliance in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances and other environmental matters. Neither the Company nor, to the knowledge of the Company, any of the current owners of the Initial Hotels have been notified by any governmental authority of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental matter in connection with any of its present or former properties.

Competition

         The hotel industry is highly competitive. Each of the Initial Hotels is located in a developed area that includes other hotels, many of which are competitive with the Initial Hotels in their locality. The number of competitive hotels in a particular area could have a material adverse effect on revenues of the Initial Hotels or at hotels acquired in the future. See "Business and Properties--The Initial Hotels."

         There will be competition for investment opportunities in upper-economy and mid-scale hotels from entities organized for purposes substantially similar to the Company's objectives as well as other purchasers of hotels. The Company will be competing for such investment opportunities with entities which have substantially greater financial resources than the Company, including access to capital or better relationships with franchisors, lenders and sellers. The Company's competitors may generally be able to accept more risk than the Company can manage prudently and may be able to borrow the funds needed to acquire hotels. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell. See "Risk Factors--Conflicts of Interest--Competing Hotels Owned or to be Acquired by the Hersha Affiliates."

Insurance

         The Company will keep in force comprehensive insurance, including liability, fire, workers' compensation, extended coverage, rental loss and, when available on reasonable commercial terms, flood and earthquake insurance, with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however (generally of a catastrophic nature such as acts of war, earthquakes, etc.), are either uninsurable or require such substantial premiums that the cost of maintaining such insurance is economically infeasible. Certain types of losses, such as those arising from subsidence activity, are insurable only to the extent that certain standard policy exceptions to insurability are waived by agreement with the insurer. See "Risk Factors--Real Estate Investment Risks--Uninsured and Underinsured Losses." The Company believes, however, that the Properties are adequately insured in accordance with industry standards.

Depreciation

         To the extent that the Partnership acquires the Initial Hotels or the partnership interests in the Combined Entities in exchange for Subordinated Units, the Partnership's initial basis in each Initial Hotel for federal income tax purposes should be the same as the Combined Entities' basis in such Initial Hotel on the date of acquisition. Although the law is not entirely clear, the Partnership intends to depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the Combined Entities. The Partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the Partnership (except to the extent that the Partnership is required under Code Section 704(c) to use a method for allocating depreciation deductions attributable to the Initial Hotels or other contributed properties that results in the Company receiving a disproportionately larger share of such deductions). Because the Partnership's initial basis in the Initial Hotels will be less than the fair market value of those hotels on the date of acquisition, the Company's depreciation deductions may be less than they otherwise would have been if the Partnership had purchased the Initial Hotels or the partnership interests in the Combined Entities entirely for cash.

Legal Proceedings

         Neither the Company nor the Partnership is currently involved in any material litigation nor, to the Company's knowledge, is any material litigation currently threatened against the Company or the Partnership or any of the Initial Hotels. The Lessee has advised the Company that it currently is not involved in any litigation. The Combined Entities have represented to the Partnership that there is no material litigation pending, threatened against or affecting the Initial Hotels.

Hersha Affiliates' Hotel Assets Not Acquired By The Company

         The Hersha Affiliates own the following hotels, which are not being acquired by the Company and are not subject to the Option Agreement: (i) Best Western, Indiana, Pennsylvania (107) rooms and (ii) Comfort Inn, McHenry, Maryland (76 rooms). In addition, the Hersha Affiliates own land in Carlisle, Pennsylvania, Valley Forge, Pennsylvania and Frederick, Maryland that could be used for hotel development. The Hampton Inn, Danville, Pennsylvania, the Harrisburg Inn, Harrisburg, Pennsylvania, the Sleep Inn, Pittsburgh, Pennsylvania, and the land owned by Hersha Affiliates in Carlisle, Pennsylvania are subject to the Option Agreement. See "Certain Relationships and Transactions--Option Agreement."




Ground Leases

         The land underlying the Holiday Inn Express in Harrisburg, Pennsylvania and the Comfort Inn in Denver, Pennsylvania each will be leased to the Partnership by certain Hersha Affiliates for aggregate rent of $21,000 per year for 99 years. See "Risk Factors--Possible Increase in Ground Lease Payments for Comfort Inn, Denver, Pennsylvania." Also, a portion of the land adjacent to the Hampton Inn, Selinsgrove, Pennsylvania will be leased to a Hersha Affiliate for $1 per year for 99 years.

           POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES

         The following is a discussion of the Company's policies with respect to investment, financing, conflicts of interest and certain other activities that have not been discussed elsewhere. The policies with respect to these activities have been determined by the Trustees and may be amended or revised from time to time at the discretion of the Trustees without a vote of the shareholders of the Company, except that (i) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements and (ii) the Company cannot take any action intended to terminate its qualification as a REIT without the approval of the holders of two-thirds of the outstanding Priority Common Shares.

Investment Policies

         The Company's principal investment policy is to acquire hotels that offer the potential for high current rates of return to the Company, a substantial dividend to the Company's shareholders and long term increases in value. The Company's business is focused solely on hotels. The Company's Acquisition Policy is to acquire a hotel for which it expects to receive rents at least equal to 12% of the purchase price paid for the hotel, net of (i) property and casualty insurance premiums, (ii) real estate and personal property taxes, and (iii) a reserve for furniture, fixtures and equipment equal to 4% (6% for full-service hotels) of gross revenues per quarter at the hotel. In the case of hotels with limited operating history or that have been newly renovated, the Company intends to institute a mechanism similar to the mechanism used for the Newly-Developed Hotels and Newly-Renovated Hotels for establishing a minimum initial fixed rent and adjusting the purchase price for each such hotel based upon the first two years of operating history of such hotel after opening or completion of renovation. The Trustees, however, may change the Acquisition Policy at any time without the approval of the Company's shareholders. See "--Growth Strategy--Acquisition Strategy" and "Risk Factors--Growth Strategy." The Company has not developed a policy in connection with a limit on the number or amount of mortgages that may be placed on any one piece of property owned by the Company. Although the Company intends primarily to acquire hotels, it also may participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness that may have priority over the equity interest of the Company.

         The Company intends to lease hotels that it acquires in the future to operators, including both the Lessee and operators unaffiliated with the Lessee. Future leases with the Lessee generally will be similar to the Percentage Leases. See "Business and Properties--The Percentage Leases." Future leases with operators unaffiliated with the Lessee may or may not be similar to the Percentage Leases. The Trustees will negotiate the terms and provisions of each future lease, depending on the purchase price paid, economic conditions and other factors deemed relevant at the time.

         While the Company will emphasize equity investments in hotels, it may, in its discretion, invest in mortgages and other real estate interests, including securities of other REITs. The Company may invest in participating, convertible or other types of mortgages if it concludes that by doing so it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation, because they permit the lender to either participate in increasing revenues from the property or convert some or all of that mortgage to equity ownership interest. The Company does not presently intend to invest in mortgages or real estate interests other than hotels.

Financing

         The Company's additional investments in hotels may be financed, in whole or in part, with undistributed cash, subsequent issuances of Priority Common Shares or other securities, or borrowings. The Company is currently pursuing with lenders the Line of Credit. A failure to obtain the Line of Credit could adversely affect the Company's ability to finance its growth strategy. See "Risk Factors-Dependence Upon External Financing." The Debt Policy will limit consolidated indebtedness to less than 67% of the aggregate purchase prices paid by the Company for the hotels in which it has invested. The Trustees, however, may change the Debt Policy at any time without the approval of the Company's shareholders. The aggregate purchase prices for the Initial Hotels is approximately $47.3 million. After the Formation Transactions, the Assumed Indebtedness will be approximately $17.4 million. Because of the Debt Policy and the amount of the Assumed Indebtedness, the success of the Company's acquisition strategy will depend primarily on its ability to access additional capital through issuances of equity securities. See "Risk Factors--Risks of Leverage" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         The Company will invest in additional hotels only as suitable opportunities arise. The Company will not undertake investments in such hotels unless adequate sources of financing are available. The Bylaws require the approval of a majority of the Trustees, including a majority of the Independent Trustees, to acquire any additional hotel in which a Trustee or officer of the Company, or any Affiliate thereof, has any interest (other than solely as a result of his status as a Trustee, officer or shareholder of the Company). It is expected that future investments in hotels will be dependent on and financed by the proceeds from additional equity capital. The Trustees have the authority, without shareholder approval, to issue additional Priority Common Shares, preferred shares or other capital shares of the Company in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. Existing shareholders have no preemptive right to purchase shares issued in any offering, and any such offering might cause a dilution of a shareholder's investment in the Company.

Conflict of Interest Policies

         The Company has adopted certain policies designed to minimize the effects of potential conflicts of interest. In addition, the Partnership has entered into the Option Agreement with certain of the Hersha Affiliates. The Trustees are subject to certain provisions of Maryland law, which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

         Declaration of Trust and Bylaw Provisions

         The Company's Declaration of Trust, with limited exceptions, requires that three of the Company's Trustees be Independent Trustees. The Declaration of Trust provides that such Independent Trustee requirement may not be amended, altered, changed or repealed without the affirmative vote of at least a majority of the members of the Trustees and the affirmative vote of the holders of not less than two-thirds of the outstanding Priority Common Shares (and other shares of beneficial interest of the Company entitled to vote, if any exist). The Bylaws require that any action pertaining to any transaction involving the Company, including the purchase, sale, lease or mortgage of any real estate asset, in which a Trustee or an officer of the Company, or any Affiliate thereof, has an interest (other than solely as a result of his status as a trustee, officer or shareholder of the Company, must be approved by a majority of the Trustees, including a majority of the Independent Trustees.

         The Option Agreement

     Pursuant to the Option Agreement among Hasu P. Shah, Jay H. Shah, Neil H. Shah, Bharat C. Mehta, Kanti D. Patel, Rajendra O. Gandhi, Kiran P. Patel, David
L. Desfor, Madhusudan I. Patni and Manhar Gandhi, each a Hersha Affiliate, and the Partnership, the Partnership will have an option to acquire any hotels owned or developed in the future by the Hersha Affiliates within 15 miles of any of the Initial Hotels or any hotel subsequently acquired by the Partnership for two years after acquisition or development.

         The Partnership

         A conflict of interest may arise between the Company, as General Partner of the Partnership, and the Hersha Affiliates as limited partners of the Partnership, due to the differing potential tax liability to the Company and the Hersha Affiliates from the sale of an Initial Hotel or refinancing or prepayment of principal on any of the Assumed Indebtedness resulting from the differing tax bases in the Initial Hotels of the Company, on the one hand, and the Hersha Affiliates, on the other hand. The Bylaws provide that the Company's decisions with respect to any transaction, including the disposition of an Initial Hotel or refinancing or prepayment of principal on the Assumed Indebtedness, in which a Trustee or officer of the Company, or any Affiliate thereof, has any interest (other than solely as a result of his status as a Trustee, officer or shareholder of the Company) must be approved by a majority of the Trustees, including a majority of the Independent Trustees. The Partnership Agreement gives the Company, as General Partner of the Partnership, full, complete and exclusive discretion in managing and controlling the business of the Partnership and in making all decisions affecting the business and assets of the Partnership.

         Provisions of Maryland Law

         Under Maryland law (the jurisdiction under which the Company is organized), the Trustees or shareholders of the Company are not personally liable for the obligations of the Company. The Trustees are not, however, relieved from liability to the Company or its shareholders for any act that constitutes bad faith, willful misfeasance, gross negligence or reckless disregard of the Trustee's duties. Maryland law permits a Maryland REIT to include in its Declaration of Trust a provision limiting the liability of its trustees to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. The Declaration of Trust of the Company contains such a provision limiting such liability to the maximum extent permitted by Maryland law.

         There is no Maryland statutory provision governing transactions between the Company and any of its Trustees. The MGCL, however, provides that a transaction involving a director of a Maryland corporation or a corporation, firm or other entity in which such director is a director or has a material financial interest is not void or voidable solely because of the director's directorship or the director's interest in the transaction if (i) the transaction is authorized, approved or ratified, after disclosure of the interest, by the affirmative vote of a majority of the disinterested directors, or by the affirmative vote of a majority of the votes cast by shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity, or (ii) the transaction is fair and reasonable to the Company. In the absence of statutory provisions governing such transactions with respect to Maryland REITs, it is possible, though not certain, that the Maryland courts would look, by analogy, to the corporate provisions for guidance. In addition, the Company's Declaration of Trust provides that in defining or interpreting the powers and duties of the Company and its Trustees and officers, reference may be made by the Trustees or officers to the MGCL to the extent appropriate and not inconsistent with the Code or those sections of the Maryland Code governing REITs.

Policies with Respect to Other Activities

         The Company has authority to offer shares of beneficial


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



interest or other securities and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. As described under "Shares Available for Future Sale," the Company may issue Class B Common Shares or Priority Common Shares to holders of Units upon exercise of their Redemption Rights (as herein defined). The Company has not issued Class B Common Shares or Priority Common Shares, interests or any other securities to date, except in connection with the formation of the Company. The Company has no outstanding loans to other entities or persons, including its officers and Trustees. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, nor has the Company invested in the securities of other issuers other than the Partnership for the purpose of exercising control. The Company intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940, as amended.

         At all times, the Company intends to make investments in such a manner consistent with the requirements of the Code for the Company to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Trustees, with the consent of the holders of two-thirds of the outstanding Class B Common Shares or Priority Common Shares, determine that it is no longer in the best interests of the Company to qualify as a REIT.

Working Capital Reserves

         The Company initially will have approximately $2.4 million in working capital reserves. In the future, the Company intends to set aside undistributed cash in amounts that the Trustees determine to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments. The Company expects to obtain the Line of Credit, which may assist the Company in meeting its distribution and working capital needs. A failure to obtain the Line of Credit could adversely affect the Company's ability to finance its growth strategy. See "Risk Factors-Dependence Upon External Financing."

                             FORMATION TRANSACTIONS

         The Formation Transactions will be as follows:

        o The Company will sell 1,833,334 Priority Common Shares to the Underwriter at the Offering Price. The net proceeds to the Company from the Offering will be contributed to the Partnership in exchange for approximately a 32% general partnership interest in the Partnership. In addition, the Company will offer 166,666 Priority Common Shares to the Hersha Affiliates at the Offering Price. The information contained herein assumes that none of the 166,666 Priority Common Shares are sold.


        o The Partnership will acquire the Initial Hotels by acquiring either all of the partnership interests in the Combined Entities or the Initial Hotels in exchange for (i) Subordinated Units that will be redeemable, subject to certain limitations, for an aggregate of approximately 4 million Class B Common Shares, with a value of approximately $23.8 million based on the Offering Price and (ii) the assumption of approximately $23.8 million in indebtedness secured by all of the Initial Hotels, approximately $6.4 million of which will be repaid with the proceeds of the Offering. The purchase prices of the Newly- Renovated Hotels and the Newly- Developed Hotels will be adjusted on the First Adjustment Date or the Second Adjustment Date, as applicable, as described in "The Company."


        o The land underlying the Holiday Inn Express, Harrisburg, Pennsylvania and the Comfort Inn, Denver, Pennsylvania each will be leased to the Partnership by certain Hersha Affiliates for aggregate rent of $21,000 per year for 99 years. Also, a portion of the land adjacent to the Hampton Inn, Selinsgrove, Pennsylvania will be leased to a Hersha Affiliate for $1 per year for 99 years.

         o Each Initial Hotel will be leased to the Lessee pursuant to a Percentage Lease. The Percentage Leases will have an initial non-cancelable term of five years.
                   All, but not less than all, of the Percentage Leases
                  may be extended for an additional five-year term. At the end of the first extended term, the Lessee, at its option, may extend some or all of the Percentage Leases for the Initial Hotels. The Lessee will hold the Franchise License for each Initial Hotel. See
                  "Business and Properties--The Percentage Leases."

        o The Partnership and certain of the Hersha Affiliates has entered into the Option Agreement, pursuant to which the Hersha Affiliates will agree that, if they develop or own any hotels in the future that are located within 15 miles of any Initial Hotel or subsequently acquired hotel, the Hersha Affiliates will give the Partnership the option to purchase such hotels for two years. See "Risk Factors--Conflicts of Interest--Competing Hotels Owned or to be Acquired by the Hersha Affiliates" and "Policies and Objectives with Respect to Certain Activities--Conflict of Interest Policies--The Option Agreement."

         o The Company and the Lessee will enter into the Administrative Services Agreement, pursuant to which the Lessee will provide certain administrative services in exchange for an annual fee equal to $55,000, plus $10,000 for each hotel owned by the Company.

         o The Company has granted the Underwriter the Underwriter Warrants to purchase 183,333 Priority Common Shares for a period of five years at a price per share of

                  $9.90 (165% of the Offering Price).

         o The Partnership has granted 2744 Associates, L.P., which is a Hersha Affiliate, the Hersha Warrants to purchase 250,000 Units for a period of five years at a price per Unit of $9.90 (165% of the Offering Price ).


Benefits to the Hersha Affiliates

         As a result of the Formation Transactions, the Hersha Affiliates will receive the following benefits:

        o The Hersha Affiliates will receive approximately 4 million Subordinated Units in exchange for their interests in the Initial Hotels, which will have a value of approximately $23.8 million based on the Offering Price. The Subordinated Units held by the Hersha Affiliates will be more liquid than their current interests in the Selling Entities if a public trading market for the Class B Common Shares commences or when such shares are converted into Priority Common Shares and after the applicable holding periods expire.

        o The Lessee, which is owned by the Hersha Affiliates, will hold the Franchise Licenses for the Initial Hotels and will be entitled to all revenues from the Initial Hotels after payment of Rent under the Percentage Leases and other operating expenses. The Company will pay certain expenses in connection with the transfer of the Franchise Licenses to the Lessee. See "The Lessee."

        o Approximately $6.4 million of indebtedness owed by the Combined Entities will be repaid with a portion of the proceeds of the Offering. Approximately $4 million of such indebtedness is owed to entities controlled by the Hersha Affiliates and relates principally to hotel development expenses in connection with the Initial Hotels. Certain of the Assumed Indebtedness is and will remain guaranteed by the Hersha Affiliates. Upon the repayment of such indebtedness, the Hersha Affiliates will be released from the related guarantees. The Hersha Affiliates may receive increased cash distributions from the operations of the Initial Hotels as a result of the reduction of indebtedness on the Initial Hotels.


        o If the repricing on the First Adjustment Date or the Second Adjustment Date, as applicable, produces a higher value for the Newly-Renovated Hotels or the Newly-Developed Hotels, the Hersha Affiliates will receive an additional number of Subordinated Units that, when multiplied by the Offering Price, equals the increase in value plus the value of any distributions that would have been made in connection with such Subordinated Units if such Subordinated Units had been issued in connection with the acquisition of such hotels.


         o The Lessee, which is owned by the Hersha Affiliates, will receive an annual fee equal to $55,000, plus $10,000 for each hotel owned by the Company for providing certain administrative services to the Company.

         o Certain tax consequences to the Hersha Affiliates from the transfer of equity interests in the Initial Hotels will be deferred.

         o Messrs. Hasu P. Shah, K.D. Patel and Bharat C. Mehta will receive $7,500 per year for serving as Trustees. Mr. Shah shall also be entitled to receive a salary of not more than $100,000 per year provided that the Priority Common Shares have a closing price of $9.00 per share or higher for 20 consecutive trading days and remain at or above $9.00 per share.


         o The Partnership has granted to 2744 Associates, L.P., which is a Hersha Affiliate, the Hersha Warrants to purchase 250,000 Units for a period of five years at a price per Unit of $9.90 (165% of the Offering Price).


         o Certain of the Hersha Affiliates will receive a total of $21,000 per year pursuant to 99-year ground leases with respect to the Holiday Inn Express, Harrisburg, Pennsylvania and the Comfort Inn, Denver, Pennsylvania.

         o        A  portion  of  the  land   adjacent  to  the   Hampton   Inn,
                  Selinsgrove, Pennsylvania will be leased to a Hersha Affiliate for $1 per year for 99 years.

                                   MANAGEMENT

Trustees and Executive Officers

         Initially, the Trustees will consist of seven members, three of whom are Independent Trustees. All of the Trustees will serve staggered terms of two years and the Trustees will be divided into two classes. Each Trustee in Class I will hold office initially for a term expiring at the first annual meeting of shareholders (1999) and each Trustee in Class II will hold office initially for a term expiring at the second annual meeting of shareholders (2000). Certain information regarding the Trustees and executive officers of the Company is set forth below.

         Name                                     Age                 Position
         ----                                     ---                 --------
         Hasu P. Shah (Class II)                   53                 Chairman of the Board,
                                                                      Chief Executive Officer
                                                                      and Trustee

         Kiran P. Patel                            48                 Chief Financial Officer, Treasurer
                                                                         and Secretary

         Bharat C. Mehta (Class II)*               53                 Trustee

         K.D. Patel (Class II)*                    54                 Trustee

         L. McCarthy Downs, III (Class I)*         45                 Trustee

         Everette G. Allen, Jr. (Class I)*         58                 Independent Trustee

         Thomas S. Capello (Class II)*             55                 Independent Trustee

         Mark R. Parthemer (Class I)*              38                 Independent Trustee


         * Has agreed to become a Trustee upon or immediately before the consummation of the Offering.

     Hasu P. Shah is the President and CEO of Hersha Enterprises, Ltd. and has held that position since its inception in 1984. He started Hersha Enterprises, Ltd. with the purchase of the 125-room Quality Inn Riverfront in Harrisburg, Pennsylvania which he converted to a 117-room Holiday Inn Express. Recently the "Central Penn Business Journal" honored Hersha Enterprises, Ltd. as one of the Fifty Fastest Growing Companies in 1997 in central Pennsylvania. His interest in construction and renovations of hotels initiated the development of Hersha Construction Company for the construction and renovation of new properties and Hersha Hotel Supply Company to supply furniture, fixtures and equipment supplies to the properties. Mr. Shah and his wife, Hersha, are active members of the community. Mr. Shah serves on the Board of Directors of several organizations including the Pennsylvania State University Capital Campus in Harrisburg, Pennsylvania, the Harrisburg Foundation, Human Enrichment by Love and Peace (H.E.L.P.), the Capital Region Chamber of Commerce and the Vraj Hindu Temple. Mr. Shah received a Bachelors of Science degree in Chemical Engineering from Tennessee Technical University and obtained a Masters degree in Administration from Pennsylvania State University.

     K.D. Patel has been a principal of Hersha Enterprises, Ltd. since 1989. Mr. Patel currently serves as the President of the Lessee. He has received national recognition from Holiday Inn Worldwide for the successful management of Hersha's Holiday Inn Express Hotels. In 1996, Mr. Patel was appointed by Holiday Inn Worldwide to serve as an advisor on its Sales and Marketing Committee. Prior to joining Hersha Enterprises, Ltd., Mr. Patel was employed by Dupont Electronics in New Cumberland, Pennsylvania from 1973 to 1990. He is a member of the Board of Directors of a regional chapter of the American Red Cross and serves on the Advisory Board of Taneytown Bank and Trust. Mr. Patel received a Bachelor of Science degree in Mechanical Engineering from the M.S. University of India and a Professional Engineering License from the Commonwealth of Pennsylvania in 1982.


         Bharat C. Mehta has been a principal of Hersha Enterprises, Ltd. since 1985. Mr. Mehta currently serves as President of Hersha Health Care Management Division of Hersha Enterprises, Ltd. Mr. Mehta worked as a chemical engineer from 1967 to 1983 . He was with Lever Brothers Corporation (UniLever, a multinational company) where he started as a production supervisor in 1977 and gradually was promoted to Production Manager of a large manufacturing department in 1981. He left Lever Brothers in 1983 to start his own business. He is a charter member of Denver-Adamstown (PA) Rotary Club. He is also a Board Member of Cocalico Community Partnership, a non-profit organization whose goal is to improve the health, stability and emotional well-being of the community. Mr. Mehta received a Bachelor of Science degree in Chemical Engineering from the Worcester Polytechnic Institute in Massachusetts and earned a Masters degree from Pennsylvania State University.


     Kiran P. Patel has been a principal of Hersha Enterprises, Ltd. since 1993. Mr. Patel is currently the partner in charge of Hersha's Land Development and Business Services Divisions. Prior to joining Hersha Enterprises, Ltd., Mr. Patel was employed by AMP Incorporated, in Harrisburg, Pennsylvania. Mr. Patel serves on various Boards for community service organizations. Mr. Patel received a Bachelor of Science degree in Mechanical Engineering from M.S. University of India and obtained a Masters of Science degree in Industrial Engineering from the University of Texas in Arlington.

         L. McCarthy Downs, III, is the Senior Vice President and Manager of the Corporate Finance Department of the Underwriter. He has held the position since 1990 and has been involved in several public and private financings for REITs. Prior to 1990, Mr. Downs was employed by another investment banking and brokerage firm for seven years. Mr. Downs received a Bachelor of Science degree in Business Administration from The Citadel and obtained an M.B.A. from The College of William and Mary.

     Everette G. Allen, Jr. is chairman of and a senior partner in the law firm of Hirschler, Fleischer, Weinberg, Cox & Allen, P.C. in Richmond, Virginia. Mr. Allen concentrates his practice in litigation, real estate development, commercial disputes law, finance and debt restructuring and has been practicing at Hirschler, Fleischer since 1970. Mr. Allen was admitted to the Virginia State Bar in 1965. He served as Executive Editor of the Virginia Law Review from 1964 to 1965 and served as a Law Clerk to Fourth Circuit Judge Albert V. Bryan of the U.S. Court of Appeals during 1965 and 1966. He was a member of the Board of Trustees of Randolph-Macon College from 1988 to 1992. Mr. Allen currently serves as a member of the American College of Trial Lawyers, a member of the Board of Directors of Virginia Gas Company and as a Trustee of the Virginia Student Aid Foundation. Mr. Allen received his B.A. degree from Randolph Macon College in 1962 and his law degree from University of Virginia in 1965.

         Thomas S. Capello is President, Chief Executive Officer and Director of First Capitol Bank in York, Pennsylvania and has held these positions since its founding in 1988. First Capitol Bank specializes in small business lending and has expanded into three branches with assets of almost $105,000,000. From 1983 to 1988

Mr. Capello served as Vice President and Manager of the Loan Production Office of The First National Bank of Maryland. Prior to his service at the First
National Bank of Maryland, Mr. Capello served as Vice President and Senior Regional Lending Officer at Commonwealth National Bank and worked at the Pennsylvania Development Credit Corporation. Mr. Capello is an active member of the board of the Central Pennsylvania Venture Capital Forum, Farm and National Lands Trust, Better York, WITF, Martin Library, Motter Printing Company, 19th District, Second Mile and Shadofax. Mr. Capello is a graduate of the Stonier Graduate School of Banking at Rutgers University and holds an undergraduate degree with a major in Economics from Pennsylvania State University.

         Mark R. Parthemer has served as Special Counsel at Saul, Ewing, Remick & Saul LLP in the Harrisburg, Pennsylvania office since January, 1998. Mr. Parthemer concentrates his practice in general business, tax and estates law. Prior to joining Saul, Ewing, Remick & Saul LLP, Mr. Parthemer worked at Coopers & Lybrand LLP as a tax specialist from 1985 to October 1989. From October 1989 to January 1998 he worked at, and became a partner of, Boswell, Tintner, Piccola & Wickersham, another law firm located in Harrisburg, Pennsylvania. Mr. Parthemer is the current First Assistant Solicitor of Dauphin County where he advises the County Commissioners on legal matters, including tax, business and finance. He has recently been appointed to the Board of Keystone Area Council, Boy Scouts of America and the Board of The Vision Foundation. Mr. Parthemer received his B.A. and B.S. degrees from Franklin and Marshall College and his law degree from The Dickinson School of Law. He is admitted to practice law in Pennsylvania and before the United States Tax Court.

Audit Committee

         The Audit Committee will consist of the three Independent Trustees. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee will establish procedures to monitor compliance with the REIT provisions of the Code and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other laws and regulations applicable to the Company.

Compensation Committee

         The Compensation Committee will consist of the three Independent Trustees. The Compensation Committee will determine compensation for the Company's executive officers and administer the Hersha Hospitality Trust Option Plan (the "Option Plan").

Compensation

         Each Trustee will initially be paid $10,000 per year for those residing outside the State of Pennsylvania and $7,500 per year for those residing in the State of Pennsylvania, payable in quarterly installments. In addition, the Company will reimburse all Trustees for reasonable out-of-pocket expenses incurred in connection with their services on the Board of Trustees. No officers of the Company initially shall receive any cash compensation from the Company other than the Trustee's fees for those officers who are Trustees, provided, however, that the Chairman of the Board of Trustees shall be entitled to receive a salary of not more than $100,000 per year provided that the Priority Common Shares have a bid price of $9.00 per share or higher for 20 consecutive trading days and remains at or above $9.00 per share. The Independent Trustees who are members of the Board on the effective date of the Offering will receive on that date options to purchase the following Class B Common Shares at the Offering
Price: Mr. Allen, 30,000; Mr. Capello, 3,000; and Mr. Parthemer, 1,000. The options will be granted under the Hersha Hospitality Trust Non-Employee Trustees' Option Plan (the "Trustees' Plan"), which may be amended by the Board to provide for other awards, including awards to future Independent Trustees. The options granted on the effective date of the Offering will become exercisable as described below under "The Trustees' Plan."

Exculpation and Indemnification

         The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

         The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former shareholder, Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, Trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify: (a) any present or former Trustee, officer or shareholder (including any individual who, while a Trustee, officer or shareholder and at the express request of the Company, serves another entity as a director, officer, shareholder, partner or trustee of such entity) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding; (b) subject to certain limitations under Maryland law, any present or former Trustee or officer against any claim or liability to which he may become subject by reason of such status; and (c) each present or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Bylaws obligate the Company, subject to certain provisions of Maryland law, to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trustee, officer or shareholder made a party to a proceeding by reason of such status. The Company may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any present or former Trustee, officer or shareholder of the Company or any predecessor of the Company and to any employee or agent of the Company or predecessor of the Company.

         The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnity its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

The Option Plan

         The Board of Trustees and the Partnership have adopted, and the sole shareholder of the Company has approved, the Option Plan for the purpose of attracting and retaining executive officers and employees of the Company and the Partnership and other persons and entities that provide services to the Company or the Partnership. The Option Plan authorizes the issuance of options to purchase Class B Common Shares ("Share Options") and options to purchase Subordinated Units ("Unit Options"), described more fully below. Administration of the Option Plan will be carried out by (i) the Board of Trustees (prior to the Offering) or the Compensation Committee of the Board of Trustees (following the Offering), with respect to grants of Share Options; and (ii) the Partnership or its delegate, with respect to grants of Unit Options. The Compensation Committee may not delegate its authority with respect to option awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "Administrator" means the Board of Trustees, the Compensation Committee or its delegate, or the Partnership, as appropriate.

         Officers and employees of the Company and the Partnership and other persons and entities that provide services to the Company or the Partnership are eligible to participate in the Option Plan ("Participants").

         Under the Option Plan, an aggregate of 650,000 Class B Common Shares and Subordinated Units will be available for issuance. The Option Plan provides for, in the event Class B Common Shares are converted into another security of the Company, the issuance of equivalent amounts of such security and options to purchase such security into which the Class B Common Shares are converted. The Plan provides for the grant of (i) Options intended to qualify as incentive stock options ("ISOs") under Section 422 of the Code, and (ii) Options not intended to so qualify ("nonqualified options"). All Unit Options granted under the Plan will be nonqualified options; Share Options may be either ISOs or nonqualified options.

         Code Section 422 imposes various requirements in order for an option to qualify as an ISO, including allowing a maximum ten-year term of the option and an option price not less than the fair market value of the underlying shares on the date of grant. In addition, under Code Section 422, no Participant may receive ISOs (under all incentive share option plans of the Company and its parent or subsidiary corporations) that are first exercisable in any calendar year for Class B or Priority Common Shares having an aggregate fair market value (determined as of the date the ISO is granted) that exceeds $100,000 (the "$100,000 Limit"). To the extent options first become exercisable by a Participant in any calendar year for a number of Class B or Priority Common Shares in excess of the $100,000 Limit, they will be treated as nonqualified options.

     The principal difference between options qualifying as ISOs under Code
Section 422 and nonqualified options is that a Participant generally will not recognize ordinary income at the time an ISO is granted or exercised, but rather at the time the Participant disposes of shares acquired under the ISO. In contrast, the exercise of a nonqualified option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares' (or Units') fair market value and the option price. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO, whereas the employer is entitled to a federal income tax deduction on account of the exercise of a nonqualified option equal to the ordinary income recognized by the Participant. The employer may claim a federal income tax deduction on account of certain dispositions of shares acquired upon the exercise of an ISO.

         Options under the Option Plan may be awarded by the Administrator, and the Administrator will determine the option exercise period and any conditions on exercisability. The options granted under the Option Plan will be exercisable only if (i) the Company obtains a per share closing price on the Priority Common Shares of $9.00 or higher for 20 consecutive trading days and (ii) the closing price on the Priority Common Shares for the prior trading day was $9.00 or higher. In addition, no option granted under the Option Plan may be exercised more than five years after the date of grant. The exercise price for options granted under the Option Plan will be determined by the Administrator at the time of grant, but will not be less than the fair market value of the Class B Common Shares on the date of grant (in the case of Share Options), or less than the fair market value of the Units on the date of grant (in the case of Unit Options).

         An option may be exercised for any number of Class B Common Shares or Units up to the full number for which the option could be exercised. A Participant will have no rights as a shareholder with respect to Class B Common Shares subject to a Share Option until the Share Option is exercised, and will have no rights as a unitholder with respect to Units subject to a Unit Option until the Unit Option is exercised. Any Class B Common Shares or Units subject to options which are forfeited (or expire without exercise) pursuant to the terms established at the time of grant will again be available for grant under the Option Plan.

         Payment of the exercise price of an option granted under the Option Plan may be made in cash, cash equivalents acceptable to the Administrator or, if permitted by the option agreement (i) in the case of Share Options, by exchanging Class B Common Shares having a fair market value equal to the option exercise price of the Share Option; and (ii) in the case of Unit Options, by exchanging Units having a fair market value equal to the option exercise price of the Unit Option. If an Agreement provides, an option that is not an ISO may be transferred by a Participant to one or more persons or entities on terms permitted by the Agreement and by Rule 16b-3 of the Exchange Act as in effect from time to time.

         No option award may be granted under the Option Plan more than 10 years after the earlier of the date that the Board of Trustees adopted, or the shareholder of the Company approved, the Option Plan. The Board of Trustees and the Partnership may amend or terminate the Option Plan at any time, but an amendment will not become effective without the approval of the Company's shareholders if it increases the number of Class B Common Shares or Units that may be issued under the Option Plan (other than equitable adjustments upon certain corporate transactions). No amendment will affect a Participant's outstanding awards without the Participant's consent.


         On the effective date of the Offering, options for an aggregate of 499,975 Class B Common Shares and Units will be granted to employees and other service providers of the Company and the Partnership, all of whom are Hersha Affiliates. Of that total, Hasu P. Shah will receive a Share Option, intended to qualify as an ISO, for 21,850 Class B Common Shares, and a Unit Option for 32,775 Units; Kiran P. Patel will receive a Share Option, intended to qualify as an ISO, for 20,850 Class B Common Shares, and a Unit Option for 31,275 Units; Bharat C. Mehta will receive a Unit Option for 37,500 Units; and K. D. Patel will receive a Unit Option for 89,625 Units. The remaining options will be Unit Options covering a total of 266,100 Units. The Share Options and Unit Options granted on the effective date of the Offering will become exercisable in three annual installments beginning on the first anniversary of the date of grant. The Share Options and Unit Options will have an exercise price equal to the Offering Price.

The Trustees' Plan

         Prior to the Offering, the Board of Trustees will also adopt, and the Company's sole shareholder will approve, the Trustees' Plan to provide incentives to attract and retain Independent Trustees. The Trustees' Plan authorizes the issuance of up to 200,000 Class B Common Shares. The Trustees' Plan provides for, in the event the Class B Common Shares are converted into another security of the Company, the issuance of equivalent amounts of such security and options to purchase such security into which the Class B Common Shares are converted.

         The Trustees' Plan provides for the grant of nonqualified options for the following Class B Common Shares to the Independent Trustees of the Company who are members of the Board on the effective date of the Offering: Mr. Allen, 30,000; Mr. Capello, 3,000; and Mr. Parthemer, 1,000. The exercise price of each such option will be equal to the Offering Price. Each such option shall become exercisable over the particular Trustee's initial term, provided that the Trustee is a member of the Board on the applicable date. Thus, all of Mr. Allen's and Mr. Parthemer's options will become exercisable as of the first anniversary of the date of grant and one-half of Mr. Capello's options will become exercisable on the first anniversary of the date of grant and the remaining options will become exercisable on the second anniversary of the date of grant. Notwithstanding the foregoing, an option granted under the Trustees' Plan will be exercisable only if (i) the Company obtains a per share closing price on the Priority Common Shares of $9.00 for 20 consecutive trading days and (ii) the per share closing price on the Priority Common Shares for the prior trading day was $9.00 or higher. Options issued under the Trustees' Plan are exercisable for five years from the date of grant.

         A Trustee's outstanding options will become fully exercisable if the Trustee ceases to serve on the Board due to death or disability. All awards granted under the Trustees' Plan shall be subject to Board or other approval sufficient to provide exempt status for such grants under Section 16 of the Exchange Act, as that section and Rules thereunder are in effect from time to time. No option may be granted under the Trustees' Plan more than 10 years after the date that the Board of Trustees approved the Plan. The Board may amend or terminate the Trustees' Plan at any time but an amendment will not become effective without shareholder approval if the amendment increases the number of shares that may be issued under the Trustees' Plan (other than equitable adjustments upon certain corporate transactions).

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         The Company and the Partnership have entered into a number of transactions with the Hersha Affiliates in connection with the organization of the Company and the acquisition of the Initial Hotels. The officers and Trustees of the Company collectively own 35% of the Lessee. The Lessee is entitled to all income from the hotels after payment of operating expenses and lease payments. There are no assurances that the terms of these transactions are as favorable as those that the Company could have received from third parties. See "Risk Factors --Conflicts of Interest" and "Formation Transactions."

Repayment of Indebtedness and Guarantees by Mr. Shah and the Hersha Affiliates

         Approximately $6.4 million of indebtedness owed by the Combined Entities will be repaid with a portion of the proceeds of the Offering. Approximately $4 million of such indebtedness is owed to entities controlled by the Hersha Affiliates and relates principally to hotel development expenses in connection with the Initial Hotels. Certain of the Assumed Indebtedness is and will remain guaranteed by the Hersha Affiliates. Upon the repayment of such indebtedness, the Hersha Affiliates will be released from the related guarantees. The Hersha Affiliates may receive increased cash distributions from the operations of the Initial Hotels as a result of the reduction of indebtedness on the Initial Hotels. Mr. Shah, the partners of the Combined Entities and certain of the Combined Entities guarantee the Assumed
Indebtedness, and the bankruptcy of any of the guarantors would constitute a default under the related loan documents.

Hotel Ownership and Management

         Subject to the terms of the Option Agreement, the Hersha Affiliates could acquire additional hotels that may not be acquired subsequently by the Partnership. See "Policies and Objectives with Respect to Certain Activities--Conflict of Interest Policies--The Option Agreement" and "Risk Factors--Conflicts of Interest--Competing Hotels Owned or to be Acquired by the Hersha Affiliates."

Option Agreement

         Hasu P. Shah, Jay H. Shah, Neil H. Shah, Bharat C. Mehta, Kanti D. Patel, Rajendra O. Gandhi, Kiran P. Patel, David L. Desfor, Madhusudan I. Patni and Manhar Gandhi, each a Hersha Affiliate, and the Partnership have entered into the Option Agreement. Pursuant to the Option Agreement, the Partnership will have a two-year option to acquire any hotels acquired or developed by the Hersha Affiliates within 15 miles of any of the Initial Hotels or any subsequently acquired hotel, including the Hampton Inn, Danville, Pennsylvania, the Harrisburg Inn, Harrisburg, Pennsylvania, the Sleep Inn, Pittsburgh, Pennsylvania and the land owned by Hersha Affiliates in Carlisle, Pennsylvania. With respect to the Hampton Inn, Danville, Pennsylvania and the Sleep Inn, Pittsburgh, Pennsylvania, the Partnership and the Hersha Affiliate that owns the hotel have agreed that if the option is exercised by the Partnership, they will use a purchase price methodology similar to the methodology used for the Newly-Developed Hotels and have agreed to fix the rent until the hotel has two years of operating history. In addition, the Partnership has agreed that, if the option is exercised by the Partnership, it will issue Units valued at $6.00 per Unit as consideration for the purchase of the hotel. See "Policies and Objectives with Respect to Certain Activities--Conflict of Interest Policies--The Option Agreement." The rights granted to the Partnership under the Option Agreement commenced as of the date of the Option Agreement and shall terminate one year after the later of: (i) the date upon which Hasu P. Shah ceases to be a trustee, officer, partner or employee of the Company; (ii) the date on which Hasu P. Shah ceases to be an employee, officer, trustee or director of a consultant to the Company; (iii) the date on which Hasu P. Shah and the Hersha Affiliates cease to own, in the aggregate, assuming a complete conversion of all Units into shares of beneficial interest in the Company, greater than 50% of shares of beneficial interest in the Company; or (iv) the date on which the Company's Board of Trustees has less than three members that are Hersha Affiliates.


Payment of Franchise Transfer Fees by the Company

         The Company will pay certain expenses in connection with the transfer of the Franchise Licenses to the Lessee. See "Formation
Transactions--Benefits to the Hersha Affiliates."

                                   THE LESSEE

         The Lessee is a recently-formed Pennsylvania limited partnership. The Lessee will lease each Initial Hotel pursuant to a separate Percentage Lease. The Partnership intends to lease to the Lessee additional hotels acquired by the Partnership on terms and conditions substantially similar to the Percentage Leases applicable to the Initial Hotels. The Lessee's ability to perform its obligations, including making Rent payments under the Percentage Leases, will be dependent on the Lessee's ability to generate sufficient net cash flow from the operation of the Initial Hotels and any other hotels leased to the Lessee. The Lessee's obligations under the Percentage Leases are unsecured. Mr. Shah will not guarantee the Lessee's obligations under the Percentage Leases, but the Percentage Leases will contain cross-default provisions. Accordingly, the Lessee's failure to make required payments under any of the Percentage Leases will allow the Company to terminate any or all of the Percentage Leases. The Hersha Affiliates own 100% of the Lessee and certain Hersha Affiliates serve as officers of the Company. Consequently, they have a conflict of interest regarding the enforcement of the Percentage Leases. See "Risk Factors--Conflicts of Interest--No Arm's-Length Bargaining on Percentage Leases, Contribution Agreements, Administrative Services Agreement and Option Agreement" and "Business and Properties."

         The Lessee will provide all employees and perform all marketing, accounting and management functions necessary to operate the Initial Hotels pursuant to the Percentage Leases. The Lessee has in-house programs for accounting and the management and marketing of the Initial Hotels. The Lessee intends to utilize its sales management program to coordinate, direct and manage the sales activities of personnel located at the hotels.

Management of the Lessee

         Certain information regarding the management of the Lessee is set forth below:

         Name                     Age        Position
         ----                     ---        --------

         K.D. Patel                54        President

         Jay H. Shah               30        Vice President, General Counsel
                                             and Secretary


         Rajendra O. Gandhi        49        Vice President and Treasurer


         David L. Desfor           37        Controller

         Tracy L. Kundey           37        Director of Operations


         K.D. Patel's biographical information is set forth under "Management--Trustees and Executive Officers."

          Jay H. Shah is a principal and general counsel for Hersha Enterprises, Ltd. Mr. Shah also takes an active role in the firm's development and construction activities. He also serves on the Choice Hotels International Franchise Board. Mr. Shah was employed by Coopers & Lybrand LLP as a tax consultant in 1995 and 1996 and previously served the late Senator John Heinz as a Legislative Assistant. He also was employed by the Philadelphia District Attorney's office and two Philadelphia-based law firms. Mr. Shah received a Bachelor of Science degree from the Cornell University School of Hotel Administration, a Masters degree from the Temple University School of Business Management and a Law degree from Temple University School of Law. Mr. Shah is the son of Hasu P. Shah, the Company's Chairman and Chief Executive Officer.

         Rajendra O. Gandhi has been a principal of Hersha Enterprises, Ltd. since 1986. Mr. Gandhi currently serves as President of Hersha Hotel Supply, Inc., which provides furnishings, case goods and interior furnishing materials to hotels and nursing homes in several states. Mr. Gandhi is a graduate of the University of Bombay, India and obtained an MBA degree from the University of West Palm Beach, Florida.

         David L.  Desfor has been a principal of Hersha
Enterprises, Ltd. since 1991.  Mr. Desfor is currently the
Controller of Hersha Enterprises, Ltd. Mr. Desfor is a graduate of East Stroudsburg University with a Bachelor of Science degree in Hotel Management.


         Tracy L. Kundey was previously with Wellsprings Management Group, Inc., a company that he founded with a partner.

 He held the position of President responsible for all aspects of a hospitality management company. Mr. Kundey has 19 years of experience in the hospitality industry ranging from front desk attendant to Corporate Rooms Division Manager. He is a Certified Hotel Administrator and Certified Rooms Division Executive. Mr. Kundey has a Bachelors of Science Degree from Eastern Washington University.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of Priority and Class B Common Shares by (i) each Trustee of the Company, (ii) each executive officer of the Company and (iii) by all Trustees and executive officers of the Company as a group immediately following completion of the Formation Transactions. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The number of shares represents the number of Priority Common Shares into which Subordinated Units expected to be held by the person may be redeemed in certain circumstances.


                                                  Number of Shares                              Percent of
Name of Beneficial Owner                         Beneficially Owned (1)                           Class (1)
------------------------                         ----------------------                         -----------

Hasu P. Shah(1)                                        622,900(2)                                25.4%

K.D. Patel                                             451,900(2)                                19.8%

Bharat C. Mehta                                        736,200(2)                                28.7%

Kiran P. Patel                                         309,400(2)                                14.4%


L. McCarthy Downs                                       10,000(3)                                  (5)


Everette G. Allen, Jr.                                  30,000(3)                                 1.6%

Thomas S. Capello                                        3,000(3)                                  (5)

Mark R. Parthemer                                        1,000(3)                                  (5)

     Total for all officers and Trustees             2,164,400(4)                                54.7%


---------------------

(1) Does not include approximately 1.9 million Class B Common Shares issuable upon redemption of approximately 1.9 million Subordinated Units in the Formation Transactions to Hersha Affiliates who are not officers or Trustees. Such Subordinated Units generally are not redeemable for Class B Common Shares until at least one year following the acquisition of the Initial Hotels. Four of such Hersha Affiliates will own an aggregate of approximately 1.7 million Subordinated Units.

(2) Represents Subordinated Units to be owned by such person upon completion of the Formation Transactions and assumes
         (i) that all Subordinated Units held by such person are redeemed for Class B Common Shares and (ii) conversion of the Class B Common Shares into Priority Common Shares on a one-for-one basis. The total number of shares outstanding used in calculating the percentage assumes that none of the Subordinated Units held by other persons are redeemed for Class B Common Shares. Such Subordinated Units generally are not redeemable for Class B Common Shares until at least one year following the acquisition of the Initial Hotels. Does not include any Priority Common Shares that such person may purchase from the Company in the offering of 166,666 shares to Hersha Affiliates.

(3) Represents shares that the Trustee has advised the Company he intends to purchase in the Offering.

(4) Assumes (i) that all Subordinated Units held by such persons are redeemed for Class B Common Shares and (ii) conversion of the Class B Common Shares into Priority Common Shares on a one-for-one basis. The total number of shares outstanding used in calculating the percentage assumes that none of the Subordinated Units held by other persons are redeemed for Class B Common Shares. Such Subordinated Units generally are not redeemable for Class B Common Shares until at least one year following the acquisition of the Initial Hotels. Does not include any Priority Common Shares that such person may purchase from the Company in the offering of 166,666 shares to Hersha Affiliates.

(5) Will own less than 1% of the Priority Common Shares immediately following completion of the Formation Transactions.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

     The following summary of the terms of the shares of beneficial interest of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and Bylaws of the Company, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

General


         The Declaration of Trust of the Company provides that the Company may issue up to 50,000,000 priority Class A common shares of beneficial interest, $0.01 par value per share ("Priority Common Shares"), 50,000,000 Class B common shares of beneficial interest, $0.01 par value per share ("Class B Common Shares"), and 10,000,000 preferred shares of beneficial interest, $0.01 par value per share ("Preferred Shares"). Upon completion of this Offering and the related transactions, 2,000,000 Priority Common Shares will be issued and outstanding and no Class B Common or Preferred Shares will be issued and outstanding. Upon the termination of the Priority Period (as herein defined), the outstanding Class B Common Shares will be automatically converted into Priority Common Shares on a one-for-one basis, subject to adjustment upon the occurrence of certain events. As permitted by the Maryland statute governing real estate investment trusts formed under the laws of that state (the "Maryland REIT Law"), the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of the Company, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Company has authority to issue.


         Both the Maryland REIT Law and the Company's Declaration of Trust provide that no shareholder of the Company will be personally liable for any obligation of the Company solely as a result of his status as a shareholder of the Company. The Company's Bylaws further provide that the Company shall indemnify each shareholder against any claim or liability to which the shareholder, subject to certain limitations, may become subject by reason of his being or having been a shareholder or former shareholder and that the Company shall pay or reimburse each shareholder or former shareholder for all legal and other expenses reasonably incurred by him in connection with any claim or liability. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

The Priority Common Shares

         General

         The holders of the Priority Common Shares shall be entitled to the Priority Rights for the Priority Period. The Priority Period is the period beginning on the date of the closing of the Offering and ending on the earlier of: (i) the date that is 15 trading days after the Company sends notice to the holders of the Priority Common Shares that their Priority Rights will terminate in 15 trading days, provided that the closing bid price of the Priority Common Shares is at least $7.00 on each trading day during such 15-day period; or (ii) the fifth anniversary of the closing of the Offering. Notwithstanding the foregoing, the Priority Period shall not end until the holders of the Priority Common Shares have received any accrued, but unpaid, Priority Distributions.

         Upon termination of the Priority Period: (i) the holders of the Priority and Class B Common Shares will be entitled to their pro rata share of the Company's dividends and amounts payable upon liquidation; and (ii) the Class B Common Shares automatically will be converted into Priority Common Shares on a one-for-one basis. See "--The Class B Common Shares."

         The  Priority   Rights  consist  of  the  dividend   priority  and  the
liquidation priority.

         The Dividend Priority

         The holders of the Priority Common Shares are entitled to receive dividends, when and as declared by the Board of Trustees, out of assets legally available for the payment of dividends. During the Priority Period, the holders of the Priority Common Shares shall be entitled to receive, prior to any distributions to either the holders of the Subordinated Units or to the holders of the Class B Common Shares, cumulative dividends in an amount per Priority Common Share equal to $0.18 per quarter (the "Priority Distribution"). After the holders of the Subordinated Units and the Class B Common Shares have received an amount per Subordinated Unit or per Class B Common Share equal to the Priority Distribution, the holders of the Priority Common Shares shall be entitled to receive any further distributions on a pro rata basis with the holders of the Subordinated Units and the Class B Common Shares. After the Priority Period, the holders of the Priority Common Shares shall be entitled to receive any further distributions on a pro rata basis with the holders of the Subordinated Units and the Class B Common Shares. The dividends paid to the holders of the Priority Common Shares will be subject to the rights of any class or series of Preferred Shares.

         Dividends will accrue from the date of the original issuance of the Priority Common Shares, resulting in a partial dividend for the quarter in which they are issued. The initial dividend for the quarter in which the closing of the Offering occurs will be prorated based on the number of days in the quarter following the closing of the Offering and will be paid with the dividend payable to holders of record on March 31, 1999. Such dividend and any other dividends payable on the Priority Common Shares for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Priority Common Shares are cumulative from the most recent dividend payment date to which full dividends have been paid and will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Priority Common Shares will not bear interest and holders of the Priority Common Shares will not be entitled to any distributions in excess of full cumulative distributions as described above.

     The Company intends to contribute the net proceeds of the sale of the Priority Common Shares to the Partnership in exchange for an equal number of Priority Class A Common Units in the Partnership, the economic terms of which will be substantially identical to those of the Priority Common Shares. See "Partnership Agreement."

         During the Priority Period, no dividend may be declared or paid or other distribution of cash or other property declared or made directly by the Company or any person acting on behalf of the Company on any shares of beneficial interest that rank junior to the Priority Common Shares as to the payment of dividends or amounts upon liquidation, dissolution and winding up ("Junior Shares") unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Priority Common Shares for all prior and contemporaneous dividend periods; provided, however, that if accumulated and accrued dividends on the Priority Common Shares for all prior and contemporaneous dividend periods have not been paid in full then any dividend declared on the Priority Common Shares for any dividend period and on any shares of beneficial interest of the Company that rank on parity with the Priority Common Shares as to the payment of dividends or amounts upon liquidation, dissolution and winding up ("Parity Shares") will be declared ratably in proportion to accumulated, accrued and unpaid dividends on the Priority Common Shares and such Parity Shares.

         No distributions on the Priority Common Shares shall be authorized by the Board of Trustees or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

         Any distribution payment made on the Priority Common Shares shall first be credited against the earliest accrued but unpaid distribution due with respect to such shares which remains payable.

         If, for any taxable year, the Company elects to designate as "capital gain distributions" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the distributions paid or made available for the year to the holders of all classes of shares (the "Total Distributions"), then the portion of the Capital Gains Amount that will be allocable to the holders of Priority Common Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total distributions (within the meaning of the Code) paid or made available to the holders of the Priority Common Shares for the year and the denominator of which shall be the Total
Distributions.

         As used herein, the term "dividend" does not include dividends payable solely in Junior Shares on Junior Shares, or in options, warrants or rights to holders of Junior Shares to subscribe for or purchase any Junior Shares.

         The Liquidation Priority

         In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, during the Priority Period, the holders of the Priority Common Shares shall be entitled to receive, prior to any liquidating payments to the holders of the Class B Common Shares, $6.00 per Priority Common Share (the "Liquidation Preference"), plus any accumulated and unpaid Priority Distributions (whether or not declared) on the Priority Common Shares to the date of distribution. After the holders of the Class B Common Shares have received an amount equal to the Liquidation Preference plus any accumulated and unpaid Priority Distributions (whether or not declared) on the Class B Common Shares to the date of distribution, the holders of the Priority Common Shares shall share ratably with the holders of the Class B Common Shares in the assets of the Company. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after the Priority Period, the holders of the Priority Common Shares shall share ratably with the holders of the Class B Common Shares in the assets of the Company. The rights of the holders of the Priority Common Shares to liquidating payments shall be subject to rights of any class or series of Preferred Shares.

         If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Priority Common Shares are insufficient to pay in full the Liquidation Preference and all accumulated and unpaid dividends with respect to any of the Parity Shares, then such assets or the proceeds thereof will be distributed among the holders of the Priority Common Shares and any such Parity Shares ratably in accordance with the respective amounts that would be payable on the Priority Common Shares and such Parity Shares if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of the Company with another corporation, (ii) a statutory share exchange by the Company or (iii) a sale or transfer of all or substantially all of the Company's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

The Class B Common Shares

         General

         Subject to the preferential rights of the Priority Common Shares during the Priority Period or of any other shares or series of beneficial interest and to the provisions of the Company's Declaration of Trust regarding the restriction on the transfer of shares of beneficial interest, holders of Class B Common Shares are entitled to receive dividends on shares if, when and as authorized and declared by the Board of Trustees of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. See "--Voting Rights of Priority Common Shares and Class B Common Shares." In the event that during the Priority period the Company at any time is unable to pay to the holders of the Class B Common Shares an amount per Class B Common Share equal to the Priority Distribution, the holders of the Class B Common Shares shall be entitled to receive such amounts from time to time to the effect that the cumulative distributions received per Class B Common Share are equal to the cumulative Priority Distribution received per Priority Common Share. The Company shall pay such amounts at such subsequent dividend payment dates, if any, that the Company has cash available for distribution to shareholders to pay such dividends.

         Holders of Class B Common Shares have no preference, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the Class B Common Shares have equal voting, dividend, distribution, liquidation and other rights.

         Conversion

         The Class B Common Shares will be converted automatically upon the termination of the Priority Period into authorized but previously unissued Priority Common Shares on a one-for-one basis, subject to adjustment as described below (the "Conversion Ratio"). See "--Conversion Ratio Adjustments." A notice informing holders of the Class B Common Shares of such conversion will be mailed by the Company to the holders of record of the Class B Common Shares as of the dividend payment record date for the next dividend payable after the expiration of the Priority Period, together with the dividend payable on such shares, at their respective addresses as they appear on the share transfer records of the Company. No fewer than all of the outstanding Class B Common Shares shall be converted.

         If the expiration of the Priority Period falls after a dividend payment record date and prior to the related payment date, the holders of the Class B Common Shares at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the conversion of such shares prior to such dividend payment date.

         Upon expiration of the Priority Period, each holder of Class B Common Shares will be, without any further action, deemed a holder of the number of Priority Common Shares, as the case may be, into which such Class B Common Shares are convertible. Fractional Priority Common Shares will not be issued upon conversion of the Class B Common Shares.

         Conversion Ratio Adjustments

         The Conversion Ratio is subject to adjustment upon certain events, including (i) the payment of dividends (and other distributions) payable in Priority Common Shares on any class of shares of beneficial interest of the Company, (ii) subdivisions, combinations and reclassifications of Priority Common Shares and (iii) distributions to all holders of Priority Common Shares of evidences of indebtedness of the Company or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to in clause (i) or (ii) above and dividends and distributions paid in cash). In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the Conversion Ratio as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of Shares or share rights will not be taxable to the holders of the Class B Common Shares or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

         No adjustment of the Conversion Ratio is required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Ratio. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

Voting Rights of Priority Common Shares and Class B Common Shares

         The holders of the Priority Common Shares and the Class B Common Shares (the "Common Shares") have identical voting rights and will vote together as a single class.

         Subject to the provisions of the Declaration of Trust regarding the restriction of the transfer of shares of beneficial interest, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares possess the exclusive voting power. There is no cumulative voting in the election of Trustees, which means that the holders of a majority of the outstanding Common Shares, voting as a single class, can elect all of the Trustees then standing for election and the holders of the remaining shares will not be able to elect any trustees.

         Under the Maryland REIT Law, a Maryland REIT generally cannot amend its declaration of trust or merge unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT's Declaration of Trust. The Company's Declaration of Trust provides for approval by a majority of all the votes entitled to be cast on the matter in all situations permitting or requiring action by the shareholders except with respect to: (a) the intentional disqualification of the Company as a REIT or revocation of its election to be taxed as a REIT (which requires the affirmative vote of two-thirds of the number of Common Shares entitled to vote on such matter at a meeting of the shareholders of the Company); (b) the election of trustees (which requires a plurality of all the votes cast at a meeting of shareholders of the Company at which a quorum is present); (c) the removal of trustees (which requires the affirmative vote of the holders of two-thirds of the outstanding voting shares of the Company); (d) the amendment or repeal of certain designated sections of the Declaration of Trust (which require the affirmative vote of two-thirds of the outstanding shares entitled to vote on such matters); (e) the amendment of the Declaration of Trust by shareholders (which requires the affirmative vote of a majority of votes entitled to be cast on the matter, except under certain circumstances specified in the Declaration of Trust that require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and (f) the termination of the Company (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter). Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Company's Declaration of Trust permits such action by a majority vote of the Trustees. As permitted by the Maryland REIT Law, the Declaration of Trust contains a provision permitting the Trustees, without any action by the shareholders of the Trust, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Company has authority to issue.

Preferred Shares

         The Declaration of Trust authorizes the Board of Trustees to classify any unissued Preferred Shares and to reclassify any previously classified but unissued Preferred Shares of any series from time to time in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Company's Declaration of Trust to set for each such series, subject to the provisions of the Company's Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board of Trustees could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise might be in their best interest. As of the date hereof, no Preferred Shares are outstanding and the Company has no present plans to issue any Preferred Shares.

Classification or Reclassification of Common Shares or Preferred


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



Shares

         The Company's Declaration of Trust authorizes the Board of Trustees to classify or reclassify any unissued Common Shares or Preferred Shares into one or more classes or series of shares of beneficial interest by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of such new class or series of shares of beneficial interest.

Restrictions on Ownership and Transfer

         The Declaration of Trust, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of (i) the number of outstanding Common Shares of any class or series of Common Shares or (ii) the number of outstanding Preferred Shares of any class or series of Preferred Shares (the "Ownership Limitation"). For this purpose, a person includes a "group" and a "beneficial owner" as those terms are used for purposes of Section 13(d)(3) of the Exchange Act. Any transfer of Common or Preferred Shares that would (i) result in any person owning, directly or indirectly, Common or Preferred Shares in excess of the Ownership Limitation, (ii) result in the Common and Preferred Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, will be null and void, and the intended transferee will acquire no rights in such Common or Preferred Shares.

         Subject to certain exceptions described below, any Common Shares or Preferred Shares the purported transfer of which would (i) result in any person owning, directly or indirectly, Common Shares or Preferred Shares in excess of the Ownership Limitation, (ii) result in the Common Shares and Preferred Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of
Section 856(d)(2)(B) of the Code, will be designated as "Shares-in-Trust" and transferred automatically to a trust (a "Trust") effective on the day before the purported transfer of such Common Shares or Preferred Shares. The record holder of the Common or Preferred Shares that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of Common Shares or Preferred Shares to the Company for registration in the name of the Trust (the "Record Holder"). The Trustee will be designated by the Company, but will not be affiliated with the Company. The beneficiary of a Trust (the "Beneficiary") will be one or more charitable organizations that are named by the Company.

         Shares-in-Trust will remain issued and outstanding Common Shares or Preferred Shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The Record Holder will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the Beneficiary. The Record Holder will vote all Shares-in-Trust. The Record Holder will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Trust.

         The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Record Holder the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Record Holder the lesser of (i) the price per share such Prohibited Owner paid for the Common Shares or Preferred Shares that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) or (ii) the price per share received by the Record Holder from the sale of such Shares-in-Trust. Any amounts received by the Record Holder in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

         The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of 90 days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust or (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

         "Market Price" on any date shall mean the average of the Closing Prices (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last quoted sale price as reported by The American Stock Exchange. "Trading Day" shall mean a day on which the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading is open for the transaction of business or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.


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




         Any person who acquires or attempts to acquire Common or Preferred Shares in violation of the foregoing restrictions, or any person who owned Common or Preferred Shares that were transferred to a Trust, will be required
(i) to give immediately written notice to the Company of such event and (ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

         All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding Common and Preferred Shares must, within 30 days after December 31 of each year, provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of Common and Preferred Shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

         The Ownership Limitation generally will not apply to the acquisition of Common or Preferred Shares by an underwriter that participates in a public offering of such shares. In addition, the Trustees, upon receipt of advice of counsel or other evidence satisfactory to the Trustees, in their sole and absolute discretion, may, in their sole and absolute discretion, exempt a person from the Ownership Limitation under certain circumstances.
 The foregoing restrictions will continue to apply until (i) the Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT and (ii) there is an affirmative vote of two-thirds of the number of Common and Preferred Shares entitled to vote on such matter at a regular or special meeting of the shareholders of the Company.

         All certificates representing Common or Preferred Shares will bear a legend referring to the restrictions described above.

         The Ownership Limitation could have the effect of delaying, deferring or preventing a change in control or other transaction in which holders of some, or a majority, of shares of Common Shares might receive a premium for their shares of Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

Other Matters

         The transfer agent and registrar for the Company's Priority
Common Shares will be First Union National Bank of North Carolina, Charlotte, North Carolina.





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



                       CERTAIN PROVISIONS OF MARYLAND LAW
                        AND OF THE COMPANY'S DECLARATION
                               OF TRUST AND BYLAWS

         The following summary of certain provisions of Maryland law and of the Declaration of Trust and Bylaws of the Company is subject to and qualified in its entirety by reference to Maryland law and to the Declaration of Trust and Bylaws of the Company, copies of which are included as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

Classification of the Board of Trustees

         The Bylaws provide that the number of trustees of the Company may be established by the Board of Trustees but may not be fewer than three nor more than nine. At the closing of the Offering, there will be seven Trustees. The Trustees may increase or decrease the number of Trustees by a vote of at least 80% of the members of the Board of Trustees, provided that the number of Trustees shall never be less than the number required by Maryland law and that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. Any vacancy will be filled, including a vacancy created by an increase in the number of Trustees, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Trustees or, if no Trustees remain, by a majority of the shareholders.

         Pursuant to the Declaration of Trust, the Board of Trustees is divided into two classes of Trustees with initial terms expiring in 1999 and 2000, respectively. Beginning in 1999, Trustees of each class are chosen for two-year terms upon the expiration of their current terms and each year one class of Trustees will be elected by the shareholders. The Company believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Trustees. Holders of Common Shares will have no right to cumulative voting in the election of Trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the Common Shares will be able to elect all of the successors of the class of Trustees whose terms expire at that meeting.

         The classified board provision could have the effect of making the replacement of incumbent trustees more time consuming and difficult. The staggered terms of Trustees may delay, defer or prevent a tender offer or an attempt to change control of the Company or other transaction that might involve a premium price for holders of Common Shares, even though a tender offer, change in control or other transaction might be in the best interest of the shareholders.

Removal of Trustees

         The Declaration of Trust provides that a Trustee may be removed with or without cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election


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



of Trustees. Absent removal of all of the Trustees, this provision, when coupled with the provision in the Bylaws authorizing the Board of Trustees to fill vacant trusteeships, precludes shareholders from removing incumbent Trustees, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Business Combinations


         Under the MGCL, as applicable to Maryland REITs, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland REIT and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power (an "Interested Shareholder") or an affiliate thereof are prohibited for five years after the most recent date on which the shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, or by an affiliate or associate of the Interested Shareholder, voting together as a single group, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder. The
Company   has  adopted a  resolution  opting out of the  business  combination provisions .


Control Share Acquisitions

         The MGCL contains control share acquisition provisions. The Bylaws of the Company contain a provision opting out of these provisions, but there can be no assurance that such Bylaw provision will not be amended or eliminated at any time in the future.

         The MGCL, as applicable to Maryland REITs that have not opted out of the provisions, provides that control shares (as defined below) of a Maryland REIT acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. "Control Shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

         The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust prior to such acquisition.

Amendment

         The Declaration of Trust provides that it may be amended with the approval of at least a majority of all of the votes entitled to be cast on the matter, but that certain provisions of the Declaration of Trust regarding (i) the Company's Board of Trustees, including the provisions regarding Independent Trustee requirements, (ii) the restrictions on transfer of the Common Shares and the Preferred Shares, (iii) amendments to the Declaration of Trust by the Trustees and the shareholders of the Company and (iv) the termination of the Company may not be amended, altered, changed or repealed without the approval of


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



two-thirds of all of the votes entitled to be cast on these matters. In addition, the Declaration of Trust provides that it may be amended by the Board of Trustees, without shareholder approval to (a) increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of beneficial interest that the Trust has authority to issue or (b) qualify as a REIT under the Code or under the Maryland REIT law. The Company's Bylaws may be amended or altered exclusively by the Board of Trustees.

Limitation of Liability and Indemnification

         The Maryland REIT Law permits a Maryland REIT to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. The Declaration of Trust of the Company contains such a provision which limits such liability to the maximum extent permitted by Maryland law.

         The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, Trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify: (a) any present or former Trustee, officer or shareholder (including any individual who, while a Trustee, officer or shareholder and at the express request of the Company, serves another entity as a director, officer, shareholder, partner or trustee of such entity) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding; (b) subject to certain limitations under Maryland law, any present or former Trustee or officer against any claim or liability to which he may become subject by reason of such status; and (c) each present or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Bylaws obligate the Company, subject to certain provisions of Maryland law, to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trustee, officer or shareholder made a party to a proceeding by reason of such status. The Company may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any present or former Trustee, officer or shareholder of the Company or any predecessor of the Company and to any employee or agent of the Company or predecessor of the Company.

         The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

Operations

         The  Company  is  generally   prohibited   from   engaging  in  certain
activities, including acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a REIT.

Dissolution of the Company

         Pursuant to the Company's Declaration of Trust, and subject to the provisions of any class or series of shares of beneficial interest of the Company then outstanding, the shareholders of the Company, at any meeting thereof, may terminate the Company by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter after the authorization, advice and approval thereof by a majority of the Board of Trustees.

Advance Notice of Trustees Nominations and New Business


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         The Bylaws of the Company  provide  that (a) with  respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Trustees or (iii) by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Trustees or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such meeting, by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

Possible Anti-takeover Effect of Certain Provisions of Maryland
Law and of the Declaration of Trust and Bylaws

         The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Declaration of Trust on classification of the Board of Trustees, the removal of Trustees and the restrictions on the transfer of shares of beneficial interest and the advance notice provisions of the Bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest.

Maryland Asset Requirements

         To maintain its qualification as a Maryland REIT, the Maryland REIT Law requires at least 75% of the value of the Company's assets to be held, directly or indirectly, in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short term securities and receivables. The Maryland REIT Law also prohibits the Company from using or applying land for farming, agricultural, horticultural or similar purposes.





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



                        SHARES AVAILABLE FOR FUTURE SALE

         Upon the completion of the Offering and the related transactions, the Company will have 1,833,334 Priority Common Shares outstanding and approximately 4 million Class B Common Shares and Priority Common Shares reserved for issuance upon redemption of Subordinated Units. In addition, the Company will offer 166,666 Priority Common Shares to the Hersha Affiliates at the Offering Price. The information contained herein assumes that none of the 166,666 Priority Common Shares are sold. As described herein, the Class B Common Shares will be converted into Priority Common Shares upon the termination of the Priority Period on a one-for-one basis. The Priority Common Shares issued in the Offering will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to certain limitations on ownership set forth in the Declaration of Trust. See "Description of Shares of Beneficial Interest--Restrictions on Transfer."

         Pursuant to the Partnership Agreement, the Hersha Affiliates that own the Combined Entities (collectively, the "Limited Partners") will receive the right to redeem their Subordinated Units (the "Redemption Rights"), which will enable them to cause the Partnership to redeem their interests in the Partnership in exchange for cash or, at the option of the Company, Class B Common Shares on a one-for-one basis. In the event that the Class B Common Shares are converted into Priority Common Shares prior to redemption of the Subordinated Units, such outstanding Subordinated Units will be redeemable for Priority Common Shares.If the Company does not exercise its option to redeem such interests for Class B Common Shares or Priority Common Shares, then the Limited Partner may make a written demand that the Company redeem such interests for Class B Common Shares or Priority Common Shares, to the extent that the issuance of such shares would not result in the violation of the Ownership Limitation. The Redemption Rights generally may be exercised by the Limited Partners at any time after one year following the acquisition of the Initial Hotels with respect to the Subordinated Units issued in connection with the Stabilized Hotels and at any time after the First Adjustment Date or Second Adjustment Date, as applicable, with respect to the Subordinated Units issued in connection with the Newly- Renovated Hotels and the Newly- Developed Hotels, in whole or in part. See "The Partnership Agreement--Redemption Rights." Any amendment to the Partnership Agreement that would affect the Redemption Rights would require the consent of Limited Partners holding more than 50% of the Units held by Limited Partners (except the Company).


         Common Shares issued to holders of Units upon exercise of the Redemption Rights will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

         In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Shares or the average weekly trading volume of the Common Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission (the "Commission"). Sales under Rule 144 also are subject to certain


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



manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an "affiliate" of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         Under  certain  circumstances,   the  Company  has  agreed  to  file  a
registration statement with the Commission covering the resale of any Common Shares issued to a Limited Partner upon redemption of Units. The Limited Partners may request such a registration if the Limited Partners, as a group, request registration of at least 250,000 Common Shares; provided however, that only two such registrations may occur each year. Upon such request, the Company will use its best efforts to have the registration statement declared effective. In addition, the Limited Partners will have "piggyback" registration rights, subject to certain volume and marketing limitations imposed by the Underwriter. If, during the prior two years there has not been an opportunity for a piggyback registration, the Limited Partners holding Units redeemable for at least 50,000 Common Shares may request a registration of those shares. Upon effectiveness of such registration statement, those persons who receive Common Shares upon redemption of Units may sell such shares in the secondary market without being subject to the volume limitations or other requirements of Rule 144. The Company will bear expenses incident to its registration requirements, except that such expenses shall not include any selling commissions, Commission or state securities registration fees, transfer taxes or certain other fees or taxes relating to such shares. Registration rights may be granted to future sellers of hotels to the Partnership who may receive, in lieu of cash, Common Shares, Units or other securities convertible into Common Shares.

         Prior to the date of this Prospectus, there has been no public market for the Common Shares. Listing of the Common Shares on the American Stock Exchange is expected to commence following the completion of the Offering. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Shares, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Shares. See "Risk Factors--Market for Priority Common Shares" and "The Partnership Agreement--Transferability of Interests."

         For a description of certain restrictions on transfers of Common Shares held by certain shareholders of the Company, see "Underwriting."




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



                              PARTNERSHIP AGREEMENT

         The  following   summary  of  the   Partnership   Agreement,   and  the
descriptions  of  certain   provisions  thereof  set  forth  elsewhere  in  this
Prospectus, is qualified in its entirety by reference to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Management

         The Partnership has been organized as a Virginia limited partnership pursuant to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, the Company, as the sole general partner of the Partnership, will have, subject to certain protective rights of Limited Partners described below, full, exclusive and complete responsibility and discretion in the management and control of the Partnership, including the ability to cause the Partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of lessees and to cause changes in the Partnership's line of business and distribution policies. However, any amendment to the Partnership Agreement that would affect the Redemption Rights will require the consent of Limited Partners holding more than 50% of the Units held by such partners.

         The affirmative vote of Limited Partners holding at least two-thirds of the general partnership interests in the Partnership, including the Company, which will initially own approximately only a 32% interest in the Partnership, is required for a sale of all or substantially all of the assets of the Partnership, or to approve a merger or consolidation of the Partnership, provided, however, that such approval shall no longer be required if the Company fails to pay a distribution of $.72 per share to the holders of the Priority Common Shares for any 12-month period.

Transferability of Interests

         The Company may not voluntarily withdraw from the Partnership or transfer or assign its interest in the Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their Redemption Rights immediately prior to such transaction, or unless the successor to the Company contributes substantially all of its assets to the Partnership in return for a general partnership interest in the Partnership. With certain limited exceptions, the Limited Partners may not transfer their interests in the Partnership, in whole or in part, without the written consent of the Company, which consent the Company may withhold in its sole discretion. The Company may not consent to any transfer that would cause the Partnership to be treated as a corporation for federal income tax purposes.

Capital Contribution

         The Company will contribute to the Partnership substantially all the net proceeds of the Offering as its initial capital
contribution in exchange for approximately a 32% general partnership interest in the Partnership. Although the Partnership will receive substantially all the net proceeds of the Offering, the Company will be deemed to have made a capital contribution to the Partnership in the amount of substantially all the gross proceeds of the Offering and the Partnership will be deemed simultaneously to have paid the underwriting discount and other expenses paid or incurred in connection with the Offering. The Hersha Affiliates will make contributions to the Partnership and will become Limited Partners in the Partnership and collectively will own approximately a 68% limited partnership interest in the
Partnership. The value of each Limited Partner's capital contribution shall equal its pro rata share of the value of the interests received by the Partnership. The Partnership Agreement provides that if the Partnership requires additional funds at any time or from time to time in excess of funds available to the Partnership from borrowing or capital contributions, the Company may borrow such funds from a financial institution or other lender and lend such funds to the Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. Under the Partnership Agreement, the Company generally is obligated to contribute the proceeds of an offering of shares of beneficial interest as additional capital to the Partnership. Moreover, the Company is authorized to cause the Partnership to issue partnership interests for less than fair market value if the Company has concluded in good faith that such issuance is in the best interests of the Company and the Partnership. If the Company so contributes additional capital to the Partnership, the Company will receive additional Units and the Company's percentage interest in the Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Partnership at the time of such contributions. Conversely, the percentage interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the Company. In addition, if the Company contributes additional capital to the Partnership, the Company will revalue the property of the Partnership to its fair market value (as determined by the Company) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights


         Pursuant to the Partnership Agreement, the Limited Partners will receive the Redemption Rights, which will enable them to cause the Partnership to redeem their interests in the Partnership in exchange for cash or, at the option of the Company, Class B Common Shares on a one-for-one basis. In the event that the Class B Common Shares are converted into Priority Common Shares prior to redemption of the Subordinated Units, such outstanding Subordinated Units will be redeemable for Priority Common Shares. If the Company does not exercise its option to redeem such interests for Class B Common Shares, then the Limited Partner may make a written demand that the Company redeem such interests for Class B Common Shares. Notwithstanding the foregoing, a Limited Partner shall not be entitled to exercise its Redemption Rights to the extent that the issuance of Common Shares to the redeeming Limited Partner would (i) result in any person owning, directly or indirectly, Common Shares in excess of the Ownership Limitation, (ii) result in the shares of beneficial interest of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of
Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Common Shares by such redeeming Limited Partner to be "integrated" with any other distribution of Common Shares for purposes of complying with the Securities Act. With respect to the Subordinated Units issued in connection with the acquisition of the Stabilized Hotels, the Redemption Rights may be exercised by the Limited Partners at any time after one year following the acquisition of the Stabilized Hotels. With respect to the Subordinated Units issued in connection with the acquisition of the Newly- Renovated Hotels and the Newly- Developed Hotels,
the Redemption Rights may not be exercised by the Limited Partners until after the First Adjustment Date or Second Adjustment Date, as applicable. In all cases, however, (i) each Limited Partner may not exercise the Redemption Right for fewer than 1,000 Units or, if such Limited Partner holds fewer than 1,000 Units, all of the Units held by such Limited Partner, (ii) each Limited Partner may not exercise the Redemption Right for more than the number of Units that would, upon redemption, result in such Limited Partner or any other person owning, directly or indirectly, Common Shares in excess of the Ownership Limitation and (iii) each Limited Partner may not exercise the Redemption Right more than two times annually. The aggregate number of Common Shares initially issuable upon exercise of the Redemption Rights will be approximately 4.0 million. The number of Common Shares issuable upon exercise of the Redemption Rights will be adjusted upon the revaluation on the First Adjustment Date and the Second Adjustment Date or the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting or increasing the ownership interests of the Limited Partners or the shareholders of the Company.


Operations

         The Partnership Agreement requires that the Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with the Company's retained capital gains), and to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.


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




         In addition to the administrative and operating costs and expenses incurred by the Partnership, the Partnership will pay all administrative costs and expenses of the Company (the "Company Expenses") and the Company Expenses will be treated as expenses of the Partnership. The Company Expenses generally will include (A) all expenses relating to the formation and continuity of existence of the Company, (B) all expenses relating to the public offering and registration of securities by the Company, (C) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (D) all expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body and (E) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Partnership. The Company Expenses, however, will not include any administrative and operating costs and expenses incurred by the Company that are attributable to hotel properties that are owned by the Company directly. The Company initially will not own any hotel directly.

Distributions

         The Partnership Agreement provides that, during the Priority Period, the Partnership will distribute cash available for distribution (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Partnership's property in connection with the liquidation of the Partnership) on a quarterly (or, at the election of the Company, more frequent) basis, in amounts determined by the Company in its sole discretion, in the following order of priority: (i) first, to the Company until the Company has received, on a cumulative basis, $0.18 per quarter per Unit held by the Company (the "Preferred Return"), (ii) second, to the Limited Partners in accordance with their respective percentage interests in the Partnership until each Limited Partner has received an amount equal to the Preferred Return, and (iii) finally, to the Company and the Limited Partners in accordance with their respective percentage interests in the Partnership. After the Priority Period, the Partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Partnership's property in connection with the liquidation of the Partnership) on a quarterly (or, at the election of the Company, more frequent) basis, in amounts determined by the Company in its sole discretion, to the Company and the Limited Partners in accordance with their respective percentage interests in the Partnership.

         Upon liquidation of the Partnership during the Priority Period, after payment of, or adequate provision for, debts and obligations of the Partnership, including any partner loans, any remaining assets of the Partnership will be distributed in the following order of priority: (i) first, to the Company until the Company has received any unpaid Preferred Return plus an amount equal to $6.00 per Unit held by the Company, (ii) second, to the Limited Partners in accordance with their respective percentage interests in the Partnership until each Limited Partner has received an amount equal to any unpaid Preferred Return plus $6.00 per Unit held by the such Limited Partner, and (iii) finally, to the Company and the Limited Partners with positive capital accounts in accordance with their respective positive capital account balances. Upon liquidation of the Partnership after the Priority Period, after payment of, or adequate provision for, debts and obligations of the Partnership, including any partner loans, any remaining assets of the Partnership will be distributed to the Company and the Limited Partners with positive capital accounts in accordance with their respective positive capital account balances. If the Company has a negative balance in its capital account following a liquidation of the Partnership, it will be obligated to contribute cash to the Partnership equal to the negative balance in its capital account.

Allocations

         Depreciation and amortization deductions of the Partnership for each fiscal year will be allocated to the Company and the Limited Partners in accordance with their respective percentage interests in the Partnership. Profit of the Partnership (excluding depreciation and amortization deductions) for each fiscal year will be allocated in the following order of priority:
 (i) first, to the Company until the aggregate amount of profit allocated to the Company under this clause (i) for the current and all prior years equals the aggregate amount of Preferred Return distributed to the Company for the current and all prior years, (ii) second, to the Limited Partners in accordance with their respective percentage interests in the Partnership until the aggregate amount of profit allocated to the Limited Partners under this clause (ii) for the current and all prior years equals the aggregate amount of Preferred Return distributed to the Limited Partners for the current and all prior years, and
(iii) finally, to the Company and the Limited Partners in accordance with their respective percentage interests in the Partnership. Losses of the Partnership (excluding depreciation and amortization deductions) for each fiscal year generally will be allocated to the Company and the Limited Partners in accordance with their respective percentage interests in the Partnership. All of the foregoing allocations will be subject to compliance with the provisions of Code Sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

Term

         The Partnership will continue until December 31, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the Company (unless the Limited Partners elect to continue the Partnership), (ii) the sale or other disposition of all or substantially all the assets of the Partnership,
(iii) the redemption of all Units (other than those held by the Company, if any) or (iv) an election by the General Partner.

Tax Matters

         Pursuant to the Partnership Agreement, the Company will be the tax matters partner of the Partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of the Partnership.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of material federal income tax consequences that may be relevant to a prospective holder of Common Shares. Hunton & Williams has acted as counsel to the Company and has reviewed this summary and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are likely to be material to a holder of the Common Shares. The discussion does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations (except as discussed below), financial institutions or broker-dealers, and, except as discussed below, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

         The statements in this discussion and the opinion of Hunton & Williams are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

         EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON SHARES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company


         The Company currently has in effect an election to be taxed as a pass-through entity under subchapter S of the Code, but intends to revoke its S election on the day prior to the closing of the Offering. The Company plans to make an election to be taxed as a REIT under sections 856 through 860 of the Code, effective for its short taxable year beginning on the date of revocation of its S election and ending on December 31, 1999. The Company believes that, commencing with such taxable year, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT.

         The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retrospectively.


         Hunton & Williams has acted as counsel to the Company in connection with the Offering and the Company's election to be taxed as a REIT. In the opinion of Hunton & Williams, commencing with the Company's short taxable year
ending  December  31,   1999,  and  assuming  that  the  elections  and  other
procedural steps described in this discussion of "Federal Income Tax Consequences" are completed by the Company in a timely fashion, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that Hunton & Williams' opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties, the Percentage Leases, and the future conduct of the Company's business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Consequences" and are set out in the federal income tax opinion that will be delivered by Hunton & Williams at the closing of the Offering. Moreover, such qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and share ownership, the various qualification tests imposed under the Code discussed below. Hunton & Williams will not review the Company's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "--Failure to Qualify."


         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders.
 That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other


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dispositions  of property (other than  foreclosure  property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that the Company elects to retain and pay income tax on its net long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.
Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in gain" assume that the Company would make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition.

Requirements for Qualification

         The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of beneficial interest of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and to maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. The Company anticipates issuing sufficient Common Shares with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements (v) and (vi). In addition, the Company's Declaration of Trust provides for restrictions regarding ownership and transfer of the Common Shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer restrictions are described in "Description of Shares of Beneficial Interest--Restrictions on Transfer."

         For purposes of determining share ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes is considered an individual, although a trust that is a qualified trust under Code section 401(a) is not considered an individual and the beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

         The Company does not currently have any corporate subsidiaries, nor will it have any corporate subsidiaries immediately after completion of the Offering, although it may have corporate subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" acquired or formed by the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of income, deduction, and credit of the Company.

         Pursuant to Treasury Regulations effective January 1, 1997 relating to entity classification (the "Check-the-Box Regulations"), an unincorporated entity that has a single owner is disregarded as an entity separate from its owner for federal income tax purposes. Some of the hotels will be owned by partnerships ("Subsidiary Partnerships") that are owned 99% by the Partnership and 1% by a limited liability company (the "Subsidiary LLC") that is owned 100% by the Partnership. Under


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the  Check-the-Box  Regulations,  because the Partnership  will be deemed to own
100% of the interests in the Subsidiary LLC and the Subsidiary Partnerships, both the Subsidiary LLC and the Subsidiary Partnerships will be disregarded as entities separate from the Partnership for federal income tax purposes. The Subsidiary LLC and the Subsidiary Partnerships, however, may be subject to state and local taxation.

         In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests, described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Partnership will be treated as assets and gross income of the Company for purposes of applying the requirements described herein.

         Income Tests

         In order for the Company to maintain its qualification as a REIT, there are two requirements relating to the Company's gross income that must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application of these tests to the Company is discussed below.

         Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the Company generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply with respect to certain de minimis services or to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."


         Pursuant to the Percentage Leases, the Lessee will lease from the Partnership the land, buildings, improvements, furnishings and equipment comprising the Initial Hotels for a five-year period. The Percentage Leases provide that the Lessee will be obligated to pay to the Partnership (i) either the Initial Fixed Rents (for the Newly-Developed Hotels and the Newly-Renovated Hotels) or the greater of Base Rent and Percentage Rent, with respect to the other Initial Hotels and (ii) certain other Additional Charges. The Percentage Rent is calculated by multiplying fixed percentages by the gross room and other revenues for each of the Initial Hotels. The Rent accrues and is required to be paid quarterly. Until the First Adjustment Date or the Second Adjustment Date, as applicable, the rent on the Newly- Renovated Hotels and the Newly-Developed Hotels will be the Initial Fixed Rents applicable to those hotels. After the First Adjustment Date or the Second Adjustment Date, as applicable, rent will be computed with respect to the Newly- Renovated Hotels and the Newly- Developed Hotels based on the Percentage Rent formulas described herein.


         In order for the Rent and the Additional Charges to constitute "rents from real property," the Percentage Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Percentage Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property).

         In addition, Code section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in


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the property (e.g.,  the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any
risk  of   substantially   diminished   receipts  or   substantially   increased
expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

         The Company believes that the Percentage Leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts: (i) the Partnership and the Lessee intend for their relationship to be that of a lessor and lessee and such relationship will be documented by lease agreements, (ii) the Lessee will have the right to exclusive possession and use and quiet enjoyment of the Initial Hotels during the term of the Percentage Leases, (iii) the Lessee will bear the cost of, and be responsible for, day-to-day maintenance and repair of the Initial Hotels, other than the cost of capital expenditures that are classified as capital items under generally accepted accounting principles which are necessary for the continued operation of the Initial Hotels and will dictate how the Initial Hotels are operated, maintained, and improved, (iv) the Lessee will bear all of the costs and expenses of operating the Initial Hotels (including the cost of any inventory used in their operation) during the term of the Percentage Leases (other than real and personal property taxes, ground lease rent (where applicable)), property and casualty insurance, the cost of replacement or refurbishment of furniture, fixtures and equipment, and other capital improvements, to the extent such costs do not exceed the allowance for such costs provided by the Partnership under each Percentage Lease), (v) the Lessee will benefit from any savings in the costs of operating the Initial Hotels during the term of the Percentage Leases, (vi) in the event of damage or destruction to an Initial Hotel, the Lessee will be at economic risk because it will be obligated either (A) to restore the property to its prior condition, in which event it will bear all costs of such restoration in excess of any insurance proceeds or (B) to purchase the Initial Hotel for an amount generally equal to the fair market value of the property, less any insurance proceeds,
(vii) the Lessee will indemnify the Partnership against all liabilities imposed on the Partnership during the term of the Percentage Leases by reason of (A) injury to persons or damage to property occurring at the Initial Hotels or (B) the Lessee's use, management, maintenance or repair of the Initial Hotels,
(viii) the Lessee is obligated to pay substantial fixed rent for the period of use of the Initial Hotels and (ix) the Lessee stands to incur substantial losses (or reap substantial gains) depending on how successfully it operates the Initial Hotels.

         Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Percentage Leases that discuss whether such leases constitute true leases for federal income tax purposes. If the Percentage Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Partnership receives from the Lessee may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose its REIT status.

         In order for the Rent to constitute "rents from real property," several other requirements also must be satisfied. One requirement is that the Rent attributable to personal property leased in connection with the lease of the real property comprising an Initial Hotel must not be greater than 15% of the Rent received under the Percentage Lease. The Rent attributable to the personal property in an Initial Hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property associated with the Initial Hotel at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real and personal property comprising the Initial Hotel at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). With respect to each Initial Hotel, the initial adjusted bases of the personal property in such hotel will be less than 15% of the initial adjusted bases of both the real and personal property comprising such Hotel. Furthermore, the Partnership will not acquire additional personal property for an Initial Hotel to the extent that such acquisition would cause the Adjusted Basis Ratio for that hotel to exceed 15%. There can be no assurance, however, that the Service would not assert that the adjusted basis of the personal property acquired by the Partnership exceeded the adjusted basis claimed by the Partnership, or that a court would not uphold such assertion. If such a challenge were successfully asserted, the Company could fail the Adjusted Basis Ratio as to one or more of the Initial Hotels, which in turn potentially could cause it to fail to satisfy the 95% or 75% gross income test and thus lose its REIT status.

         Another requirement for qualification of the Rent as "rents from real property" is that the Percentage Rent must not be based in whole or in part on the income or profits of any person. The Percentage Rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Percentage Leases are entered into, (ii) are not renegotiated during the term of the Percentage Leases in a manner that has the effect of basing Percentage Rent on income or profits, and
(iii) conform with


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normal business practice.  More generally,  the Percentage Rent will not qualify as "rents from real property" if, considering the Percentage Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Percentage Rent on income or profits. Since the Percentage Rent is based on fixed percentages of the gross revenues per quarter from the Initial Hotels that are established in the Percentage Leases, and the Company has represented that the percentages (i) will not be renegotiated during the terms of the Percentage Leases in a manner that has the effect of basing the Percentage Rent on income or profits and (ii) conform with normal business practice, the Percentage Rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, the Company has represented that, with respect to other hotels that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenues per quarter, as described above).

         A third requirement for qualification of the Rent as "rents from real property" is that the Company must not own, actually or constructively, 10% or more of the ownership interests in the Lessee. The constructive ownership rules generally provide that, if 10% or more in value of the shares of beneficial interest in the Company are owned, directly or indirectly, by or for any person, the Company is considered as owning the shares owned, directly or indirectly, by or for such person. The Company initially will not own, actually or constructively, any interest in the Lessee. The Limited Partners of the Partnership, including Mr. Shah, who is a partner of the Lessee, may acquire Common Shares by exercising their Redemption Rights. The Partnership Agreement, however, provides that a redeeming Limited Partner will receive cash, rather than Common Shares, at the election of the Company or if the acquisition of Common Shares by such partner would cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of section
856(d)(2)(B) of the Code. The Declaration of Trust likewise prohibits a shareholder of the Company from owning Common or Preferred Shares that would cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code. Thus, the Company should never own, actually or constructively, 10% of more of the Lessee. Furthermore, the Company has represented that, with respect to other hotels that it acquires in the future, it will not rent any property to a Related Party Tenant.

         A fourth requirement for qualification of the Rent as "rents from real property" is that the Company cannot furnish or render noncustomary services to the tenants of the Initial Hotels, or manage or operate the Initial Hotels, other than through an independent contractor who is adequately compensated and from whom the Company itself does not derive or receive any income. However, the Company may furnish or render a de minimis amount of "noncustomary services" to the tenants of an Initial Hotel other than through an independent contractor as long as the amount that the Company receives that is attributable to such services does not exceed 1% of its total revenue from the Initial Hotel. For that purpose, the amount attributable to the Company's noncustomary services will be at least equal to 150% of the Company's cost of providing the services. Provided that the Percentage Leases are respected as true leases, the Company should satisfy that requirement because the Partnership will not perform any services other than customary ones for the Lessee. Furthermore, the Company has represented that, with respect to other hotels that it acquires in the future, it will not perform noncustomary services with respect to the tenant of the property.
 As described above, however, if the Percentage Leases are recharacterized as service contracts or partnership agreements, the Rent likely would be disqualified as "rents from real property" because the Company would be considered to furnish or render services to the occupants of the Initial Hotels and to manage or operate the Initial Hotels other than through an independent contractor who is adequately compensated and from whom the Company derives or receives no income.

         If the Rent does not qualify as "rents from real property" because the rents attributable to personal property exceed 15% of the total Rent from an Initial Hotel for a taxable year, the portion of the Rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rent attributable to personal property, plus any other non-qualifying income, during the taxable year exceeds 5% of the Company's gross income during the year, the Company would lose its REIT status. If, however, the Rent does not qualify as "rents from real property" because either (i) the Percentage Rent is considered based on income or profits of the Lessee, (ii) the Company owns, actually or constructively, 10% or more of the Lessee, or (iii) the Company furnishes noncustomary services (other than certain de minimis services) to the tenants of the Initial Hotels, or manages or operates the Initial Hotels, other than through a qualifying independent contractor, none of the Rent would qualify as "rents from real property." In that case, the Company likely would lose its REIT status because it would be unable to satisfy either the 75% or 95% gross income test.

         In addition to the Rent, the Lessee is required to pay to the Partnership the Additional Charges. To the extent that the Additional Charges represent either (i) reimbursements of amounts that the Lessee is obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, the Additional Charges should qualify as "rents from real property." To the extent, however, that the Additional Charges represent interest that is accrued on the late payment of the Rent or the Additional Charges, the Additional Charges should not qualify as "rents from real property," but instead should be treated as interest that qualifies for the 95% gross income test.

         The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination


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of such  amount  depends  in whole or in part on the  income or  profits  of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

         The net income derived from any prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. All inventory required in the operation of the Initial Hotels will be purchased by the Lessee or its designee as required by the terms of the Percentage Leases. Accordingly, the Company believes that no asset owned by the Company or the Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of business of the Company or the Partnership. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company and the Partnership will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company and the Partnership can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

         The Company will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualified income under the 75% gross income test), less expenses directly connected with the production of such income. However, gross income from such foreclosure property will be qualifying income for purposes of the 75% and 95% gross income tests. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness that such property secured and (ii) for which such REIT makes a proper election to treat such property as foreclosure property. As a result of the rules with respect to foreclosure property, if the Lessee defaults on its obligations under a Percentage Lease for a Hotel, the Company terminates the Lessee's leasehold interest, and the Company is unable to find a replacement lessee for such Hotel within 90 days of such foreclosure, gross income from hotel operations conducted by the Company from such Hotel would cease to qualify for the 75% and 95% gross income tests. In such event, the Company likely would be unable to satisfy the 75% and 95% gross income tests and, thus, would fail to qualify as a REIT.

         It is possible that, from time to time, the Company or the Partnership will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company or the Partnership enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement or similar financial instrument to reduce its interest rate risk with respect to indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company or the Partnership hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

         If the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions will be generally available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Consequences--Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed with respect to the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability.

         Asset Tests

         The Company, at the close of each quarter of its taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through share or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of the mortgage does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings


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or  structures),  a leasehold  in real  property,  and an option to acquire real property (or a leasehold in real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its ownership interests in the Partnership or any qualified REIT subsidiary).

         For purposes of the asset tests, the Company will be deemed to own its proportionate share of the assets of the Partnership, rather than its partnership interest in the Partnership. The Company has represented that, as of the date of the Offering, (i) at least 75% of the value of its total assets will be represented by real estate assets, cash and cash items (including receivables), and government securities and (ii) it will not own any securities that do not satisfy the 75% asset test. In addition, the Company has represented that it will not acquire or dispose, or cause the Partnership to acquire or dispose, of assets in the future in a way that would cause it to violate either asset test.

         If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by an acquisition of non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the quarter in which it arose.

         Distribution Requirements

         The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company may elect to retain and pay income tax on its net long-term capital gains, as described in "--Taxation of Taxable U.S. Shareholders." Any such retained amount would be treated as having been distributed by the Company for purposes of the 4% excise tax. The Company intends to make timely distributions sufficient to satisfy all annual distribution requirements.

         It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. Therefore, the Company may have less cash available for distribution than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of additional Common or Preferred Shares.

         Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

         Recordkeeping Requirement

     Pursuant to applicable Treasury Regulations, the Company must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Company intends to comply with such requirements.

Failure to Qualify

         If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory


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provisions,  the Company also will be  disqualified  from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

Taxation of Taxable U.S. Shareholders

         As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of Common Shares that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Common Shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. The Company may elect to retain and pay income tax on its net long-term capital gains. In that case, the Company's shareholders would include in income their proportionate share of the Company's undistributed long-term capital gains. In addition, the shareholders would be deemed to have paid their proportionate share of the tax paid by the Company, which would be credited or refunded to the shareholders. Each shareholder's basis in his shares would be increased by the amount of the undistributed long-term capital gain included in the shareholder's income, less the shareholder's share of the tax paid by the Company.

         Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's Common Shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Shares have been held for one year or less) assuming the Common Shares are capital assets in the hands of the shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

         Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Common Shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which the shareholder is a limited partner) against such income. In addition, taxable distributions from the Company and gain from the disposition of Common Shares generally will be treated as investment income for purposes of the investment interest limitations. The Company will notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of Shareholders on the Disposition of the Common Shares

         In general, any gain or loss realized upon a taxable disposition of the Common Shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Shares have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Shares may be disallowed if other Common Shares are purchased within 30 days before or after the disposition.

Capital Gains and Losses

         A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on net capital gains applicable to noncorporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., depreciable real property) held for more than one year is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions designated by the Company as capital gain dividends and any retained capital gains that the Company is deemed to distribute, the Company may designate (subject to certain limits) whether such a dividend or distribution is taxable to its


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noncorporate  stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

         The Company will report to its U.S. Shareholders and the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to the Company. The Service has issued final regulations regarding the backup withholding rules as applied to non-U.S. Shareholders. Those regulations alter the current system of backup withholding compliance and are effective for distributions made after December 31, 1999. See "--Taxation of Non-U.S.
Shareholders."

Taxation of Tax-Exempt Shareholders

         Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust.
 Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of Common Shares with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9),
(17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's shares of beneficial interest is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's shares of beneficial interest only if (i) the UBTI Percentage is at least 5%,
(ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of beneficial interest of the Company in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's shares of beneficial interest or (B) a group of pension trusts individually holding more than 10% of the value of the Company's shares of beneficial interest collectively owns more than 50% of the value of the Company's shares of beneficial interest.

Taxation of Non-U.S. Shareholders

         The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

         Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a foreign corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder


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unless  (i) a lower  treaty  rate  applies  and  any  required  form  evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. The Service has issued final regulations that modify the manner in which the Company complies with the withholding requirements. Those regulations are effective for distributions made after December 31, 1999. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Common Shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Shares, as described below.
 Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

         The Company is required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Shareholder upon a sale of his Common Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. However, because the Common Shares will be publicly traded, no assurance can be given that the Company will be a "domestically controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Common Shares is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. However, a Non-U.S. Shareholder that owned, actually or constructively, 5% or less of the Common Shares at all times during a specified testing period will not be subject to tax under FIRPTA if the Common Shares are "regularly traded" on an established securities market. If the gain on the sale of the Common Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of foreign corporations).

Other Tax Consequences

         The Company, the Partnership, or the Company's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business, or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

Tax Aspects of the Partnership

         The following discussion summarizes certain federal income tax considerations applicable to the Company's investment in the Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

         Classification as a Partnership

         The Company will be entitled to include in its income its distributive share of the Partnership's income and to deduct its distributive share of the Partnership's losses only if the Partnership is classified for federal income tax purposes as a partnership rather than as an association taxable as a corporation. An entity will be classified as a partnership rather than as a corporation for federal income tax purposes if the entity (i) is treated as a partnership under the Check-the-Box Regulations and (ii) is not a "publicly traded" partnership.


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         In general,  under the  Check-the-Box  Regulations,  an  unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Partnership intends to be classified as a partnership and the Company has represented that the Partnership will not elect to be treated as an association taxable as a corporation for federal income tax purposes under the Check-the-Box Regulations.

         A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "--Requirements for Qualification--Income Tests." The U.S. Treasury Department has issued regulations (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation. The Partnership qualifies for the Private Placement Exclusion.

         The Partnership has not requested, and does not intend to request, a ruling from the Service that it will be classified as a partnership for federal income tax purposes. Instead, at the closing of the Offering, Hunton & Williams will deliver its opinion that the Partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of the Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Partnership would be treated as a corporation for federal income tax purposes, as described below. The opinion of Hunton & Williams will be based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

         If for any reason the Partnership was taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company would not be able to qualify as a REIT. See "--Requirements for Qualification--Income Tests" and "--Requirements for Qualification--Asset Tests." In addition, any change in the Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "--Requirements for Qualification--Distribution Requirements." Further, items of income and deduction of the Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Partnership's taxable income.

         Income Taxation of the Partnership and its Partners

         Partners, Not the Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, the Company will be required to take into account its allocable share of the Partnership's income, gains, losses, deductions, and credits for any taxable year of the Partnership ending within or with the taxable year of the Company, without regard to whether the Company has received or will receive any distribution from the Partnership.

         Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Partnership's allocations of taxable income, gain and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

         Tax  Allocations  With Respect to Contributed  Properties.  Pursuant to
section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution.


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The amount of such  unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of
contribution.   The  Treasury   Department  has  issued  regulations   requiring
partnerships  to use a  "reasonable  method" for  allocating  items  affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Partnership generally will elect to use the traditional method for allocating Code section 704(c) items with respect to the hotels it acquires in exchange for Units.

         Under the Partnership Agreement, depreciation or amortization deductions of the Partnership generally will be allocated among the partners in accordance with their respective interests in the Partnership, except to the extent that the Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to the Initial Hotels or other contributed properties that results in the Company receiving a disproportionately large share of such deductions. In addition, gain on the sale of an Initial Hotel will be specially allocated to the Limited Partners to the extent of any "built-in" gain with respect to such Initial Hotel for federal income tax purposes. Depending on the allocation method elected under Code section 704(c), it is possible that the Company (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed hotels than would be allocated to the Company if such hotels were to have a tax basis equal to their fair market value at the time of contribution and (ii) may be allocated taxable gain in the event of a sale of such contributed hotels in excess of the economic profit allocated to the Company as a result of such sale. These allocations may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the 95% distribution requirement, although the Company does not anticipate that this event will occur. The foregoing principles also will affect the calculation of the Company's earnings and profits for purposes of determining which portion of the Company's distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of the Company's distributions being taxed as a dividend than would have occurred had the Company purchased the Initial Hotels for cash.

         Basis in Partnership Interest. The Company's adjusted tax basis in its partnership interest in the Partnership generally will be equal to (i) the amount of cash and the basis of any other property contributed to the Partnership by the Company, (ii) increased by (A) its allocable share of the Partnership's income and (B) its allocable share of indebtedness of the Partnership, and (iii) reduced, but not below zero, by (A) the Company's allocable share of the Partnership's loss and (B) the amount of cash distributed to the Company, including constructive cash distributions resulting from a reduction in the Company's share of indebtedness of the Partnership.

         If the allocation of the Company's distributive share of the Partnership's loss would reduce the adjusted tax basis of the Company's partnership interest in the Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to the Company. Such distributions and constructive distributions normally will be characterized as capital gain, and, if the Company's partnership interest in the Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

         Depreciation Deductions Available to the Partnership. Immediately after the Offering, the Company will make a cash contribution to the Partnership in exchange for a partnership interest in the Partnership. The Partnership's initial basis in each Initial Hotel for federal income tax purposes should be the same as the Combined Entity's basis in that hotel on the date of acquisition. Although the law is not entirely clear, the Partnership intends to depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the Combined Entities. The Partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the Partnership (except to the extent that the Partnership is required under Code section 704(c) to use a method for allocating depreciation deductions attributable to the Initial Hotels or other contributed properties that results in the Company receiving a disproportionately large share of such deductions). To the extent the Partnership acquires additional hotel properties for cash, the Partnership's initial basis in the properties for federal income tax purposes generally will be equal to the purchase price paid by the Partnership. The Partnership plans to depreciate such depreciable hotel property for federal income tax purposes under MACRS. Under MACRS, the Partnership generally will depreciate such furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, the Partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. Under MACRS, the Partnership generally will depreciate buildings and improvements over a 39-year recovery period using a straight line method and a mid-month convention.

Sale of the Company's or the Partnership's Property

         Generally, any gain realized by the Company or the Partnership on the sale of property held for more than one year


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



will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized on the disposition of the Initial Hotels will be allocated first to the Limited Partners under section 704(c) of the Code to the extent of their "built-in gain" on those hotels for federal income tax purposes. The Limited Partners' "built-in gain" on the Initial Hotels sold will equal the excess of the Limited Partners' proportionate share of the book value of the Initial Hotels over the Limited Partners' tax basis allocable to the Initial Hotels at the time of the sale. Any remaining gain recognized by the Partnership on the disposition of the Initial Hotels will be allocated among the partners in accordance with their respective percentage interests in the Partnership. The Board of Trustees has adopted a policy that any decision in connection with any transaction involving the Company, including the purchase, sale lease or mortgage of any real estate asset, in which a Trustee or officer of the Company, or any Affiliate thereof, has any interest (other than solely as a result of his status as a Trustee, officer or shareholder of the Company) must be approved by a majority of the Trustees, including a majority of the Independent Trustees. See "Risk Factors--Conflicts of Interest--Conflicts Relating to Sales or Refinancing of Initial Hotels."

         Any gain realized on the sale of any property held by the Company or the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Company's or the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "--Requirements for Qualification--Income Tests." Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "--Requirements For Qualification--Income Tests" above. The Company, however, does not presently intend to acquire or hold or to allow the Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company's or the Partnership's trade or business.





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



                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to take and pay for, 1,833,334 Priority Common Shares, if any are taken. The Company intends to sell 166,666 Priority Common Shares directly to certain Hersha Affiliates at the Offering Price and no selling commission will be payable to the Underwriter with respect to such shares.

         The Underwriter proposes to offer the Priority Common Shares in part directly to the public at the Offering Price set forth on the cover page of the Prospectus and in part to certain securities dealers at such price less a concession of $.25 per share. After the Priority Common Shares are released for sale to the public, the Offering Price and other selling terms may from time to time be varied by the Underwriter.

         The Company has granted the Underwriter an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 275,000 additional Priority Common Shares solely to cover over-allotments, if any.

         Pursuant to the Underwriting Agreement, the obligations of the Underwriter to purchase the Common Shares are subject to approval of certain legal matters by counsel to the Underwriter and to various other conditions which are customary in transactions of this type, including that, as of the closing date of the Offering, there shall not have occurred (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or The American Stock Exchange; (ii) a general moratorium on commercial banking activities in Virginia or New York, (iii) the engagement by the United States in hostilities which have resulted in the declaration of a national emergency or war if any such event would have such a materially adverse effect, in the Underwriter's reasonable judgment, as to make it impracticable or inadvisable to proceed with the purchase of shares on the terms and in the manner contemplated herein; or (iv) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in the Underwriter's reasonable judgment, makes it inadvisable to proceed with the solicitation of offers to purchase the shares or to consummate the offering with respect to investors solicited by the Underwriter on the terms and conditions contemplated herein. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.


         The Company will issue to the Underwriter the Underwriter Warrants to purchase 183,333 Priority Common Shares exercisable for a period of five years after the effective date of the Offering at a price per share of $9.90 (165% of the Offering Price). Until January 20, 2004, the Company has agreed to file with the Commission a shelf registration statement covering the resale of the Underwriter Warrants and all of the Priority Common Shares that may be issued upon exercise of the Underwriter Warrants ("Warrant Shares") in the event that the holders of at least 50,000 Underwriter Warrants (or Warrant Shares) request such registration. The first such registration shall be at the Company's expense. The holders of Underwriter Warrants and/or Warrant Shares may also request piggyback registration of the Underwriter Warrants and Warrant Shares at the Company's expense for a period ending January 20, 2006. Upon any of such requests, the Company will use its best efforts to have such registration statement declared effective.


         The Company has granted the Underwriter a right of first refusal, for a period of three years following consummation of the Offering, to act as underwriter or sales agent with respect to any future offering by the Company or the Partnership of any debt or equity securities. This right of first refusal, by limiting the ability of the Company and the Partnership to use


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



other potential underwriters or selling agents, might have the effect of limiting the access of the Company and the Partnership to capital markets.

     Pursuant to the Underwriter's right to designate two Trustees to serve on the Board of Trustees of the Company, L. McCarthy Downs, III and Everette G. Allen, Jr. have agreed to serve as Trustees. Messrs. Downs and Allen each will receive $10,000 per year for serving as a Trustee of the Company.

         The Underwriter does not intend to sell the Priority Common Shares to any accounts over which it exercises discretionary authority.

     Prior to the Offering, there has been no public market for the Priority Common Shares. The initial public offering price is anticipated to be $6.00 per share. See "Risk Factors--Market for Common Shares."

         The Company and the Limited Partners have agreed, subject to certain limited exceptions, not to offer, sell, contract to sell or otherwise dispose of any Priority Common Shares (or any securities convertible into, or exercisable or exchangeable for shares in the Company) for a period of 90 days after the date of this Prospectus, without the prior written consent of the Underwriter.

         The Underwriter will receive, along with the holders of the Priority Common Shares, notice from the Company that the Priority Rights will terminate in 15 trading days from the date the Company sends such notice, provided that the closing bid price of the Priority Common Shares is at least $7.00 on each trading day during such 15-day period.

         The Underwriter has agreed to pay $25,000 of the legal fees incurred by the Company in connection with the Offering.

         The Priority Common Shares have been approved for listing, subject to final notice of issuance, on The American Stock Exchange under the trading symbol "HT."

                                     EXPERTS

         The balance sheet of the Company as of May 27, 1998 and of the Lessee as of May 27, 1998 included in this Prospectus, and the Combined Financial Statements and financial statement schedule of the Combined Entities-- Initial Hotels as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this Prospectus, have been audited by Moore Stephens, P.C., independent certified public accountants, as set forth in their reports thereon included elsewhere herein and in the Registration Statement. Such Balance Sheets, Combined Financial Statements and financial statement schedule are included in reliance upon such reports given on their authority as experts in accounting and auditing.

                             REPORTS TO SHAREHOLDERS

         The Company intends to furnish its shareholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Offering will be passed upon for the Company by Hunton & Williams and by Ballard Spahr Andrews & Ingersoll, LLP with regard to certain matters of Maryland law. In addition, the description of federal income tax consequences contained in the section of the Prospectus entitled "Federal Income Tax Consequences" is based on the opinion of Hunton & Williams. Certain legal matters related to this Offering will be passed upon for the Underwriter by Willcox & Savage, P.C. Hunton & Williams and Willcox & Savage, P.C. will rely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP as to all matters of Maryland law.

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form S-11 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby.
 This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete. In each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Common Shares offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules.




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



         The Registration Statement and the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies obtained from the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file documents with the Commission, including the Company, and the address is http://www.sec.gov.


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                                    GLOSSARY

         Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus.

         "5/50 Rule" means the requirement in the Code that not more than 50% in value of the outstanding shares of beneficial interest of the Company be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year.

         "Acquisition Policy" means the Company's initial policy to acquire a hotel for which it expects to receive rents at least equal to 12% of the purchase price paid for the hotel, net of (i) property and casualty insurance premiums, (ii) real estate and personal property taxes, and (iii) a reserve for furniture, fixtures and equipment equal to 4% of gross revenues per quarter at the hotel.

         "ADA" means the Americans with Disabilities Act of 1990.

         "Additional Charges" means certain amounts payable by the Lessee in connection with Percentage Leases, including interest accrued on any late payments or charges.

         "ADR" means average daily room rate.

         "Affiliate" means (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

         "Assumed Indebtedness" means that certain indebtedness in the aggregate principal amount of approximately $17.4 million secured by Initial Hotels, to be assumed by the Partnership in the Formation Transactions and to remain outstanding after the application of the net proceeds of the Offering.

         "Base Rent" means the fixed obligation of the Lessee to pay a minimum sum certain in quarterly Rent under each of the Percentage Leases.

         "Beneficiary" means the beneficiary of a Trust.

         "Board of Trustees" means the Board of Trustees of the Company.

         "Bylaws" means the Bylaws of the Company.

         "Choice Hotels" means Choice Hotels International, Inc.

         "Class B Common Shares" means the Company's Class B common shares of beneficial interest, par value $0.01 per share.

         "Closing Date" means the closing date of the Offering.

         "Closing Price" means the last sale price quoted on the American Stock Exchange.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Combined Entities" means Hasu P. Shah; Neil H. Shah; Bharat
C. Mehta; David L. Desfor; Madhusudan I. Patni; Manhar Gandhi;
Shree Associates; JSK Associates; Shanti Associates; Shreeji
Associates; Kunj Associates; Devi Associates; Shreenathji
Enterprises, Ltd.; 2144 Associates; and 144 Associates, 344
Associates, 544 Associates and 644 Associates, joint tenants doing business as 2544 Associates, collectively the limited partnerships, corporation and individuals that, prior to the Formation Transactions, own the Initial Hotels.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Shares" means the Priority Common Shares and the
Class B Common Shares.

         "Company" means Hersha Hospitality Trust, a Maryland real estate investment trust.

         "Conversion Ratio" means the ratio representing the number of Priority Common Shares into which one Class B Common Share is convertible.

         "Debt Policy" means the Company's initial policy to limit consolidated indebtedness to less than 67% of the aggregate purchase price paid by the Company for the hotels in which it has invested.

         "Declaration of Trust" means the Declaration of Trust of the Company, as amended and restated.

         "FIRPTA" means Foreign Investment in Real Property Tax Act of 1980, as amended.

         "First Adjustment Date" means December 31, 1999.

         "Forecast" means the Company's Forecasted Statement of Operations for the twelve months ending January 31, 2000.

         "Formation Transactions" means the principal transactions in connection with the formation of the Company as a REIT, the Offering and the acquisition of the Initial Hotels.

     "Franchise Licenses" means the franchise licenses held by the Lessee for the Initial Hotels.

         "Funds From Operations" means net income, (computed in accordance with generally accepted accounting principles), excluding gains, or losses, from debt restructuring or sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

         "General Partner" means Hersha Hospitality Trust, as the sole general partner of the Partnership.

         "Hersha Affiliates" means Hasu P. Shah; Jay H. Shah; Neil H. Shah; Bharat C. Mehta; Kanti D. Patel; Rajendra O. Gandhi; Kiran
P. Patel; David L. Desfor; Madhusudan I. Patni; Manhar Gandhi;
Shree Associates; JSK Associates; Shanti Associates; Shreeji
Associates; Kunj Associates; Devi Associates; Shreenathji
Enterprises, Ltd.; 2144 Associates; 144 Associates, 344
Associates, 544 Associates and 644 Associates, joint tenants doing business as 2544 Associates; the Lessee and their Affiliates, collectively owning 100% of the interests of the Combined Entities.


         "Hersha Warrants" means warrants that the Partnership has granted to 2744 Associates, L.P., which is a Hersha Affiliate, to purchase 250,000 Units for a period of five years at a price per Unit of $9.90 (165% of the Offering Price).


         "Incentive Threshold" means a certain amount for each Initial Hotel in excess of the Threshold up to which the Company receives a certain percentage of the room revenues in excess of the Threshold as a component of Percentage Rent.

         "Independent Trustee" means a Trustee of the Company who is not an officer, director or employee of the Company, any lessee of the Company's or the Partnership's properties or any underwriter or placement agent of the shares of beneficial interest of the Company that has been engaged by the Company within the past three years, or any Affiliate thereof.

         "Initial Hotels" means ten hotels to be owned by the Partnership after the Formation Transactions are completed, which hotels include three Holiday Inn Express hotels, two Hampton Inn hotels, two Holiday Inn hotels, two Comfort Inn hotels and one Clarion Suites hotel.


         "Initial Fixed Rent" means the fixed rent payable by the Lessee with respect to the Newly- Renovated Hotels and the Newly- Developed Hotels until the First Adjustment Date or the Second Adjustment Date, as applicable.


         "Interested Shareholder" means any person who beneficially owns 10% or more of a company's voting shares, or an Affiliate or associate of a company that, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of a company's voting shares.

         "Junior Shares" means any class or series of the Company's shares of beneficial interest ranking junior to the Priority Common Shares with respect to payment of dividends or amounts upon liquidation, dissolution or winding up.

         "Lessee" means Hersha Hospitality Management, LP, a Pennsylvania limited partnership, which will lease from the Partnership and operate the Initial Hotels pursuant to the Percentage Leases.

         "Limited Partners" means the limited partners of the Partnership.

         "Line of Credit" means a $10 million line of credit facility that the Company is currently pursuing from various lenders.

         "Market Price" means, on a given day, the average of the Closing Prices for the five consecutive Trading Days ending on such date.

         "NAREIT" means the National Association of Real Estate
Investment Trusts, Inc.

         "Newly-Developed Hotels" means the Holiday Inn Express(R) hotels located in Hershey, Pennsylvania and New Columbia, Pennsylvania, the Hampton Inn(R) hotel located in Carlisle, Pennsylvania and the Comfort Inn(R) hotel located in Harrisburg, Pennsylvania.

         "Newly-Renovated Hotels" means the Holiday Inn Express(R) hotel located in Harrisburg, Pennsylvania, the Holiday Inn(R) hotel located in Milesburg, Pennsylvania and the Comfort Inn located in Denver, Pennsylvania.

         "Non-U.S. Shareholders" means nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders.

     "Offering" means the offering of Priority Common Shares hereby.

         "Offering Price" means the initial public offering price of the Priority Common Shares in the Offering of $6.00 per share.

     "Option Agreement" means the option agreement to be executed by the Partnership and Hasu P. Shah, Jay H. Shah, Neil H. Shah, Bharat C. Mehta, Kanti
D. Patel, Rajendra O. Gandhi, Kiran P. Patel, David L. Desfor, Madhusudan I. Patni and Manhar Gandhi, each a Hersha Affiliate, granting the Partnership certain rights to acquire certain hotels developed or acquired by the Hersha Affiliates.

         "Option Plan" means the Hersha Hospitality Trust Option
Plan.

         "Ownership Limitation" means the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of more than 9.9% of the number of outstanding Common Shares or the number of outstanding Preferred Shares of any series.

         "Parity Shares" means any class or series of the Company's shares of beneficial interest ranking in parity with the Priority Common Shares with respect to payment of dividends or amounts upon liquidation, dissolution or winding up.

         "Partnership" means Hersha Hospitality Limited Partnership, a limited partnership organized under the laws of the Commonwealth of Virginia.

         "Partnership Agreement" means the partnership agreement of the Partnership, as amended and restated.

         "Percentage Leases" mean operating leases between the Lessee and the Partnership pursuant to which the Lessee will lease the ten Initial Hotels from the Partnership and any additional hotels acquired by the Company after the date of the Offering.

         "Percentage Rents" means Rent payable by the Lessee pursuant to the Percentage Leases that is based on percentages of gross revenues per quarter from the Initial Hotels.

         "Preferred Shares" means the preferred shares of beneficial interest, par value $.01 per share, of the Company.


         "Priority Common Shares" means the Company's Priority Class A common shares of beneficial interest, par value $0.01 per share.

         "Priority Distribution" means cumulative dividends in an amount per Priority Common Share of $0.18 per quarter, to which holders of the Priority Common Shares are entitled during the Priority Period prior to distributions to any Junior Shares.

         "Priority Period" means the period beginning on the date of the closing of the Offering and ending on the earlier of: (i) the date that is 15 trading days after the Company sends notice to the holders of the Priority Common Shares that their Priority Rights will terminate in 15 trading days, provided that the closing bid price of the Priority Common Shares is at least $7.00 on each trading day during such 15-day period, or (ii) the fifth anniversary of the closing of the Offering.

         "Priority Rights" means the priority rights with respect to dividends and amounts payable upon liquidation, dissolution or winding up to which holders of the Priority Common Shares are entitled.

         "Prohibited Owner" means the record owner of Shares-in-Trust.

         "Redemption Right" means the right of the persons receiving Subordinated Units in the Formation Transactions to cause the redemption of Subordinated Units in exchange for cash or, at the option of the Company, Common Shares on a one-for-one basis.

         "REIT" means real estate investment trust, as defined in section 856 of the Code.


         "Rent" means the amounts payable under the Percentage Leases, which is the greater of the Base Rent or Percentage Rent (or, in certain cases, the Initial Fixed Rent).


         "REVPAR" means revenue per available room for the applicable period, determined by dividing room revenue by available rooms.

         "Rule 144" means the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Second Adjustment Date" means December 31, 2000.

         "Service" means the United States Internal Revenue Service.

         "Shares-in-Trust" means any Common Shares or Preferred Shares the purported transfer of which would (i) result in any person owning, directly or indirectly, Common Shares or Preferred Shares in excess of the Ownership Limitation, (ii) result in the Common Shares and Preferred Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of
Section 856(d)(2)(B) of the Code.

         "Stabilized Hotels" means the Hampton Inn(R) hotel located in Selinsgrove, Pennsylvania, the Holiday Inn(R) hotel and conference center located in Harrisburg, Pennsylvania and the Clarion Suites(R) hotel located in Philadelphia, Pennsylvania.

         "Subordinated Units" means Units received by the Hersha Affiliates in exchange for the Initial Hotels.

         "Threshold" means a certain amount for each Initial Hotel up to which the Company receives a certain percentage of room revenues as a component of Percentage Rent.

         "Trading Day" means a trading day on the American Stock

Exchange.

         "Treasury Regulations" means the income tax regulations promulgated under the Code.

         "Trust" means a trust established to hold Shares-in-Trust.

         "Trustee" means a member of the Company's Board of Trustees.

         "Trustees' Plan" means the Hersha Hospitality Trust
Non-Employee Trustees' Option Plan.

         "Underwriter" means Anderson & Strudwick, Incorporated.


         "Underwriter Warrants" means the warrants that the Company has granted the Underwriter to purchase 183,333 Priority Common Shares for a period of five years at a price per Priority Common Share of $9.90 (165% of the Offering Price).


         "Units" means units of limited partnership interest in the Partnership.

         INDEX TO PRO FORMA CONDENSED AND COMBINED FINANCIAL STATEMENTS





Hersha Hospitality Trust

   Forecasted Statement of Operations................................................................    F-2

   Forecasted Statement of Operations for the Twelve Months ended January 31, 2000...................    F-4

   Notes to Forecasted Statement of Operations.......................................................    F-5

   Pro Forma Condensed Combined Balance Sheet as of September 30, 1998...............................    F-9

   Independent Auditors' Report......................................................................    F-13

   Balance Sheet as of May 27, 1998..................................................................    F-14

   Notes to Balance Sheet............................................................................    F-15

Hersha Hospitality Limited Partnership

Financial statements are not presented as the Partnership is not active and when active will be consolidated with the financial results of Hersha Hospitality
Trust.

Hersha Hospitality Management, L.P.

   Independent Auditors' Report......................................................................    F-18

   Balance Sheet as of May 27, 1998..................................................................    F-19

   Notes to Balance Sheet............................................................................    F-20

Combined Entities - Initial Hotels

   Pro Forma Condensed Combined Statement of Operations
   for the nine months ended September 30, 1998 .....................................................    F-21

   Pro Forma Condensed Combined Statement of Operations
   for the year ended December 31, 1997..............................................................    F-23

   Independent Auditors' Report......................................................................    F-25

   Combined Financial Statements

     Balance Sheets as of September 30, 1998 [Unaudited] and December 31, 1997
     and 1996........................................................................................    F-26

     Statements of Operations for the nine months ended September 30, 1998 and 1997
     [Unaudited] and for the years ended December 31, 1997, 1996, and 1995...........................    F-27

     Statement of Owners' Equity for the nine months ended September 30, 1998
     [Unaudited] and for the years ended December 31, 1997, 1996, and 1995...........................    F-28

     Statements of Cash Flows for the nine months ended September 30, 1998 and 1997
     [Unaudited] and for the years ended December 31, 1997, 1996, and 1995...........................    F-29

     Notes to Combined Financial Statements..........................................................    F-31


   Schedule III - Real Estate and Accumulated Depreciation...........................................    F-39


                                . . . . . . . . .

                            HERSHA HOSPITALITY TRUST
                       FORECASTED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

         The following unaudited Forecasted Statement of Operations has been prepared giving effect to the Formation Transactions. The Formation Transactions include the transactions designed to consolidate the ownership interests of the Initial Hotels in the Company, to facilitate the Offering and to enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1999. The Forecasted Statement of Operations for the twelve months ending January 31, 2000 assumes that the Formation transactions occurred on February 1, 1999.

         The unaudited Forecasted Statement of Operations presents, to the best of management's knowledge and belief, the Company's expected results of operations for the forecast period. The forecast reflects management's judgment, as of the date of this forecast, of the expected conditions and its expected course of action based on the rents and certain expenses reflected in the forecast. The assumptions disclosed herein are those that management believes are significant to the forecast but are not an all-inclusive list of those used in the preparation of the prospective information. Management reasonably expects, to the best of its knowledge and belief, that the actual results of operations will approximate those shown; however, there is no assurance that the forecasted results will be achieved. Furthermore, there will be differences between forecasted and actual results, because events and circumstances do not occur as expected, and those differences may be material.

         The unaudited Forecasted Statement of Operations has been prepared using generally accepted accounting principles that the Company expects to use when preparing its historical financial statements and should be read in conjunction with "Risk Factors," the Company's Pro Forma Condensed Balance Sheet, historical financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. In addition, Moore Stephens, P.C., independent accountants for the Company, have not examined, reviewed, compiled or applied agreed-upon procedures to the Forecasted Statement of Operations and, accordingly, assume no responsibility for and disclaim any association with such forecast, and no other independent expert has reviewed such forecast.


          The following Forecasted Statement of Operations has been completed on January 20, 1999. The Company does not undertake any obligation to release publicly the results of any future revisions it may make to the Forecasted Statement of Operations or to update the Forecasted Statement of Operations to reflect events or circumstances after the date hereof, even if any or all of the underlying assumptions do not materialize. Furthermore, the Company will not update or revise the Forecasted Statement of Operations to reflect changes in general economic or industry conditions. Investors are cautioned against attributing undue certainty to the Company's assessment of future operations. The Forecasted Statement of Operations should not be relied upon for any purpose following the consummation of the Offering.

          The Forecasted Statement of Operations contains extrapolations based upon a number of estimates and assumptions that, while presented with numerical specificity and as of January 20, 1999, considered reasonable by management of the Company, are inherently subject to significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the Company. The assumptions disclosed herein are those that the Company believes are significant to the Forecasted Statement of Operations and reflect management's judgment as of January 20, 1999. The Forecasted Statement of Operations is necessarily speculative in nature, and it is usually the case that one or more of the assumptions do not materialize. Not all assumptions used in the preparation of the Forecasted Statement of Operations have been set forth herein. The actual results achieved during the forecasted period may vary from those set forth in the Forecasted Statement of Operations, and those variations may be material. As disclosed elsewhere in this Prospectus under "Risk Factors," the business and operations of the Company are subject to substantial risks that increase the uncertainty inherent in the Forecasted Statement of Operations. Many of the factors disclosed under "Risk Factors" in this Prospectus could cause actual results to differ materially from those expressed in the Forecasted Statement of Operations.




         THE INCLUSION OF THE FORECASTED STATEMENT OF OPERATIONS HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT SUCH FORECAST WILL BE ACHIEVED. PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FORECASTED STATEMENT OF OPERATIONS AND SHOULD MAKE THEIR OWN INDEPENDENT ASSESSMENT OF THE COMPANY'S FUTURE RESULTS OF OPERATIONS.

                            HERSHA HOSPITALITY TRUST
                       FORECASTED STATEMENT OF OPERATIONS
                      TWELVE MONTHS ENDING JANUARY 31, 2000
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)





Lease revenue (1).......................................................................................     7,175

Depreciation and amortization (2).......................................................................     2,081
Interest expense (3)....................................................................................     1,501
Real estate and personal property taxes and
         property and casualty insurance (4)............................................................       605
General and administrative expenses (5).................................................................       335
Ground lease (6)........................................................................................        21
                                                                                                               ---
Total expenses..........................................................................................     4,543

Net income before minority interest.....................................................................     2,632

Minority interest (7)...................................................................................    (1,520)

Net income..............................................................................................     1,112

Net income per Priority Common Share....................................................................      0.61

Weighted average number of Priority Common Shares outstanding (8)....................................    1,833,334




                See Notes to Forecasted Statement of Operations.

                            HERSHA HOSPITALITY TRUST
                   NOTES TO FORECASTED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

         The following notes present a summary of significant assumptions and accounting policies used by the Company in the preparation of the Forecasted Statement of Operations.

(1) Forecasted lease revenue is based on an agreement between the Partnership and the Lessee in which the parties have agreed to the lease terms and the form of lease to be signed at the closing of the Offering. Forecasted lease revenue is calculated under one of two methods depending upon whether the Initial Hotel is a Stabilized Hotel with an established operating history or a Newly-Developed or a Newly-Renovated Hotel. Because the Lessee is required to pay Initial Fixed Rents on the Newly-Developed Hotels and the Newly-Renovated Hotels for at least the first twelve months of operation, the forecasted lease revenue for those hotels for the twelve months ending January 31, 2000 is based on the Initial Fixed Rents. The forecasted lease revenue for the Stabilized Hotels for the twelve months ending January 31, 2000 is calculated by applying the percentage rent formulas to the historical revenues for those hotels for the twelve months ended September 30, 1998. Forecasted lease revenue for the twelve months ending January 31, 2000 is computed as follows:




                                                                                                    Forecasted
                                                                                              Lease Revenue for the
                                               Initial Fixed          Percentage                      12 Months
               Initial Hotel                       Rent              Rent Formula               Ending January 31, 2000
               ------------                    -------------         ------------             -------------------------


Newly-Developed Hotels
Holiday Inn Express, Hershey, PA                   $795                                                 $  795
Holiday Inn Express, New Columbia, PA               498                                                    498
Hampton Inn, Carlisle, PA                           699                                                    699
Comfort Inn, Harrisburg, PA                         514                                                    514
Newly-Renovated Hotels
Holiday Inn Express, Harrisburg, PA                 504                                                    504
Holiday Inn, Milesburg, PA                          525                                                    525
Comfort Inn, Denver, PA                             262                                                    262

Stabilized Hotels
Holiday Inn Hotel and Conference Center,                    44.3% of room revenue up to                  1,670
Harrisburg, PA                                              $2,638,247, plus 65.0% of room
                                                            revenue in excess of
                                                            $2,638,247  but less
                                                            than     $3,103,820,
                                                            plus  31.0%  of room
                                                            revenue in excess of
                                                            $3,103,820,     plus
                                                            8.0% of all non-room
                                                            revenue.

Hampton Inn, Selinsgrove, PA                                49.0% of room revenue up to                    690
                                                            $1,081,152, plus 65.0% of room
                                                            revenue in excess of $1,081,152
                                                            but less than $1,271,943, plus
                                                            29.0% of room revenue in excess of
                                                            $1,271,943, plus 8.0% of all
                                                            non-room revenue.

Clarion Suites, Philadelphia, PA                            36.1% of room revenue up to                  1,018
                                                            $1,998,097, plus 65.0% of room
                                                            revenue in excess of $1,998,097
                                                            but less than $2,350,702, plus
                                                            29.0% of room revenue in excess of
                                                            $2,350,702, plus 8.0% of all
                                                            non-room revenue.
Total                                                                                                   $7,175

(2) Represents management's estimate of depreciation and amortization based on the Company's pro forma balance sheet at September 30, 1998, straight-line deprecation and amortization methods, estimated useful lives of 15-40 years for buildings and improvement, and estimated useful lives of 5-7 years for furniture and equipment.

(3) Represents a weighted average interest rate of 8.32% per annum on the Assumed Indebtedness.

(4) Represents management's estimate of real estate and personal property taxes and property and casualty insurance.

(5)      Represents   management's   estimate   of  fees   payable   under   the
         Administrative Services Agreement ($155), legal and audit fees ($100), Trustees' fees ($60) and other expenses ($20).

(6) Represents management's estimate of ground lease payments with respect to the Holiday Inn Express, Harrisburg, PA and the Comfort Inn, Denver, PA pursuant to lease agreements.

(7) The Partnership Agreement provides that depreciation and amortization deductions of the Partnership for each fiscal year will be allocated to the Company and the Limited Partners in accordance with their respective percentage interests in the Partnership. Profit of the Partnership (excluding depreciation and amortization deductions) for each year will be allocated in the following order of priority: (i) first, to the Company until the aggregate amount of profit allocated to the Company under this clause (i) for the current and all prior years equals the aggregate amount of Preferred Return (as herein defined) distributed to the Company for the current and all prior years, (ii) second, to the Limited Partners in accordance with their respective percentage interests in the Partnership until the aggregate amount of profit allocated to the Limited Partners under this clause second for the current and all prior years equals the aggregate amount of Preferred Return distributed to the Limited Partners for the current and all prior years, and (iii) finally, to the Company and the Limited Partners in accordance with their respective percentage interests in the Partnership. Accordingly, forecasted minority interest is computed as follows:




         Distributable Cash:

         Forecasted net income...........................................................                 $ 2,632
         Add:  Forecasted depreciation and amortization..................................                   2,081
         Forecasted net cash from operations.............................................                   4,713
         Less:  Forecasted FF&E reserves and debt repayments.............................                  (1,422)
                                                                                                           -------
         Forecasted distributable cash...................................................                 $ 3,291

                                      F-7

         Allocations:

         Forecasted depreciation and amortization (68.38% minority interest).............                 $(1,423)
         Forecasted net income (before depreciation and amortization) up to
               distributable cash ($3,291 - $1,320 priority distribution)................                   1,971
         Forecasted remaining net income (before depreciation and amortization)
               ($2,632 + $2,081 - $3,291 x 68.38% minority interest).....................                     972
                                                                                                           ------
         Forecasted minority interest....................................................                  $1,520


(8)      Excludes 166,666 Priority Common Shares offered to the
         Hersha Affiliates.

         The Company plans to make an election to be taxed as a REIT commencing with its taxable year ending December 31, 1999. As a REIT, the Company generally will not be taxed on income it currently distributes to its shareholders so long as it distributes at least 95% of its taxable income currently. REITs are subject to a number of organizational and operational requirements. Even if the Company continues to qualify for taxation as a REIT, the Company may be subject to federal income taxes and to certain state and local taxes on its income and property.

HERSHA HOSPITALITY TRUST
--------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1998.
[UNAUDITED, IN THOUSANDS]
--------------------------------------------------------------------------------



This unaudited pro forma Condensed Combined Balance Sheet is presented as if the acquisition of the Initial Hotels and the consummation of the Offering contemplated by this prospectus had occurred on September 30, 1998. Such pro forma information is based upon the Combined Balance Sheets of the Combined Entities - Initial Hotels as adjusted for the application of the proceeds of the Offering as set forth under the caption "Use of Proceeds"and assumes the issuance of 3,964,108 Units to the Hersha Affiliates which give rise to a minority interest percentage of 68.38%. It should be read in conjunction with the Combined Financial Statements of the Combined Entities - Initial Hotels and the Notes thereto included at pages F-31 through F-38 of this Prospectus. In management's opinion, all adjustments necessary to reflect the effects of this transaction have been made.

This unaudited pro forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1998, nor does it purport to represent the future financial position of the Company.

Pro forma Condensed Combined Statements of Operations are not presented as Hersha Hospitality Trust has had no historical operations as a hotel lessor.

HERSHA HOSPITALITY TRUST
--------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1998.
[UNAUDITED, IN THOUSANDS]
--------------------------------------------------------------------------------




                                        Historical                                            Adjustments
                                         Combined                                                 and
                                         Entities         Proceeds of       Pro Forma           Use of         Pro Forma
                                      Initial Hotels       Offering          Company           Proceeds         Company
                                      --------------      -----------       ---------         -----------      ----------
                                                              [A]              [B]                                [C]
Assets:
   Net Investment in Hotel
     Properties                       $       26,904   $        --      $       26,904      $    250     [D]  $    40,489
                                                                                                (552)    [E]
                                                                                                (150)    [E]
                                                                                              14,037     [F]
   Cash                                        1,258         9,470              10,728        (8,378)    [D]        2,350
   Other Assets                                1,536            --               1,536        (1,536)    [E]           --
   Intangibles                                 1,382            --               1,382           488     [D]        1,404
                                                                                                (466)    [E]
                                      --------------   -----------      --------------   ------------         -----------
   Total Assets                       $       31,080   $     9,470      $       40,550      $  3,693          $    44,243
                                      ==============   ===========      ==============   ============         ===========

Liabilities:
   Mortgages                          $       19,800   $        --      $       19,800      $ (2,400)    [D]  $    17,400
   Due to Related Parties                      3,982            --               3,982        (3,982)    [D]           --
   Accounts Payable, Accrued
     Expenses and Other
     Liabilities                                 823            --                 823          (823)    [E]           --
                                      --------------   -----------      --------------  ------------          -----------
   Total Liabilities                          24,605            --              24,605        (7,205)              17,400
                                      --------------   -----------      --------------  ------------          -----------
Minority Interest in
   Partnership                                    --            --                  --        18,355     [G]       18,355
                                      --------------   -----------      --------------  ------------          -----------
Shareholders' Equity:
   Common Shares                                  --            18                  18            --                   18

   Additional Paid-in Capital                     --         9,452               9,452          (982)    [H]        8,470

   Net Combined Equity                         6,475            --               6,475        14,037     [F]
                                                                                             (20,512)  [G,H]           --
                                      --------------   -----------      --------------  ------------          -----------
   Total Shareholders' Equity                  6,475         9,470              15,945        (7,457)               8,488
                                      --------------   -----------      --------------  ------------          -----------
   Total Liabilities and
    Shareholders' Equity              $       31,080   $     9,470      $       40,550      $  3,693          $    44,243
                                      ==============   ===========      ==============  ============          ===========


HERSHA HOSPITALITY TRUST
--------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1998.
[UNAUDITED, IN THOUSANDS]
--------------------------------------------------------------------------------


[A] Represents proceeds of the Offering ($11,000) less estimated expenses of the Offering ($1,530) which excludes $1,000 of proceeds from sales of common shares to Hersha affiliates.

[B] Represents the combined interests of the Initial Hotels and the Company after the proceeds of the Offering, but before the use of proceeds.

[C] Represents the combined interests of the Company after the use of the proceeds of the offering.

[D]  Net decrease reflects the following proposed transactions:
         Cash Not Being Purchased                                                           $   1,258
         Repayment of Amounts Payable to Affiliates and Partners                                3,982
         Repayment of Mortgage Indebtedness                                                     2,400
         Payment of Franchise License Transfer Fees ($145) Transfer Taxes ($233)
           Improvements ($250) and Other ($110)                                                   738
                                                                                            ---------
         Net Decrease in Cash                                                               $   8,378
                                                                                            =========

[E] Assets and liabilities; not being purchased consist of:
       Cash                                                                                 $  (1,258)
       Land and Building                                                                         (552)
       Personal Property                                                                         (150)
       Other Assets                                                                            (1,536)
       Initial Franchise License Fees and Loan Acquisition Costs                                 (466)
       Accounts Payable, Accrued Expenses and Other Liabilities                                   823
                                                                                            ---------
       Net Assets and Liabilities Not Purchased                                             $  (3,139)
                                                                                            =========


[F] Where a number of businesses combine prior to or contemporaneously with an initial public offering Securities and Exchange Commission Staff Accounting Bulletin ["SAB"] 97 requires that purchase accounting be applied. SAB 97 requires that, unless there is persuasive evidence to the contrary, the accounting acquiror is the ownership group receiving the largest ownership interest in the combined entity. Of the twelve entities being combined, eight are limited partnerships ["LP's"] with the same one percent general partner [the "Related Entities"], three are limited partnerships with different general partners than the other eight and one is a corporation [the "Unrelated Entities"]. Based on an analysis of ownership interests, the partners of 1244 Associates [one of the eight LP's with the same general partner] received approximately 29 percent of the ownership interest in the combined entity and 1244 Associates was deemed to be the acquiror. Therefor, the transaction was accounted for as a purchase and purchase accounting adjustments were made to the other eleven entities to adjust the assets to fair market value measured by the number of partnership units allocated to each entity multiplied by $6 per unit. Management feels that the purchase price as measured by the units approximates fair market value. Where common ownership existed by virtue of the same one percent general partner purchase accounting adjustments were only made to the extent of the 99 percent non-common ownership. The purchase accounting adjustments are as follows:


       Partnership Units Distributed to Unrelated Entities Acquired                           $      500
       99% of Partnership Units Issued to Limited Partners of Related Entities Acquired            2,392
                                                                                              ----------

                                                                                                   2,892
       Purchase Price Per Unit                                                                $        6
                                                                                              ----------

       Total Purchase Price                                                                       17,352
       Book Value of Assets Purchased                                                              3,315
                                                                                              ----------
       Excess Purchase Price                                                                  $   14,037
                                                                                              ==========

HERSHA HOSPITALITY TRUST
--------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1998.
[UNAUDITED, IN THOUSANDS]
--------------------------------------------------------------------------------



[Continued]

[F]    [Continued]

       Excess purchase price is allocated as follows:

       Land                                                           $    1,355
       Buildings and Improvements                                         12,682
                                                                      ----------

       Total Addition to Net Investment in Hotel Properties           $   14,037
                                                                      ==========

[G] Represents the recognition of the interest in the Partnership that will not be owned by the Company determined as follows:

       Net Proceeds of Offering                                      $    9,470
       Net Combined Equity                                                6,475
       Excess Purchase Price                                             14,037
       Net Assets Not Acquired                                           (3,139)
                                                                     ----------

                                                                         26,843
       Minority Interest Percentage                                       .6838
                                                                     ----------
       Minority Interest                                             $   18,355
                                                                     ==========
[H] Net decrease reflects the following proposed transactions:

         Elimination of Net Combined Equity                          $    6,475
         Excess Purchase Price                                           14,037
         Assets and Liabilities of Initial Hotels Not Purchased          (3,139)
         Recognition of Minority Interest in Partnership                (18,355)
                                                                     ----------
                                                                     $     (982)
                                                                     ==========

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholder
   Hersha Hospitality Trust

                  We have audited the accompanying balance sheet of Hersha Hospitality Trust as of May 27, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test bases, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

                  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Hersha Hospitality Trust as of May 27, 1998, in conformity with generally accepted accounting principles.





                                                   MOORE STEPHENS, P. C.
                                                   Certified Public Accountants.

Cranford, New Jersey
May 27, 1998 [Except as to
the Notes to the Financial Statements
as to which the Date is December 4, 1998]

HERSHA HOSPITALITY TRUST
--------------------------------------------------------------------------------


BALANCE SHEETS
--------------------------------------------------------------------------------


                                                                            September 30,
                                                                               1998           May 27,
                                                                            [Unaudited]       1998
                                                                            -----------     ---------

Assets                                                                      $         --  $        --
                                                                            ============  ===========

Liabilities and Shareholders' Equity:
Liabilities                                                                           --           --

Commitments and Contingencies                                                         --           --

Shareholders' Equity:
   Common Shares, $.01 par value, 1,000 shares authorized, 100
     shares issued and outstanding                                                     1            1

   Additional paid-in capital                                                         99           99

   Subscription Receivable                                                          (100)        (100)
                                                                            ------------  -----------

   Total Liabilities and Shareholders' Equity                               $         --  $        --
                                                                            ============  ===========


The Accompanying Notes Are an Integral Part of This Financial Statement.

HERSHA HOSPITALITY TRUST
NOTES TO BALANCE SHEET AS OF MAY 27, 1998
--------------------------------------------------------------------------------


[1] Organization and Basis of Financial Presentation

Hersha Hospitality Trust [the "Company"] was formed in May, 1998 to acquire equity interests in ten existing hotel properties. The Company is a self-administered, Maryland real estate investment trust ["REIT"] and expects to qualify as a REIT for Federal income tax purposes. As such, the Company is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its taxable income. The Company intends to offer for sale 2,000,000 [See Note 3] Priority Class A Common Shares of beneficial interest of which 1,833,334 shares will be offered to the public and 166,666 shares will be offered to Mr. Hasu P. Shah and certain affiliates [the "Hersha Affiliates"] in an initial public offering [the "Offering"] and Hersha Hospitality Limited Partnership [the "Partnership"] will issue approximately 3,960,000 Units of partnership interest ["Units"] to the Hersha Affiliates owning 100% of the ownership interest in the ten existing hotel properties [the "Initial Hotels"], which are redeemable under certain circumstances beginning after one year from the closing of the Offering. The number of Units issued is subject to adjustment based on the performance of certain Initial Hotels which as of the date of the Offering do not have established operating histories.

Upon completion of the offering, the Company will contribute substantially all of the net proceeds of the Offering to the Partnership in exchange for an approximate 32% general partnership interest in the Partnership. The Partnership will use the proceeds from the Company to acquire the Initial Hotels. The Partnership will acquire the Initial Hotels in exchange for (i) Units, which will be redeemable, subject to certain limitations, for an aggregate of approximately 3,960,000 Common Shares of the Company valued at approximately $24 million based on an offering price of $6.00 per Common Share [the "Offering Price"] , and (ii) the assumption of approximately $26 million of outstanding indebtedness as of December 31, 1997. The Hersha Affiliates have agreed that they will (i) exchange all their interests in the Initial Hotels for Units in the Partnership, and (ii) grant an option to the Company to acquire any hotels acquired or developed by the Hersha Affiliates within 15 miles of any of the Initial Hotels or any hotel subsequently acquired by the Company.

After consummation of the Offering, (a) the Company will own approximately 32% of the Partnership, (b) the Hersha Affiliates will own approximately 68% of the Partnership, and (c) the Partnership will own 100% of the equity interest in the Initial Hotels.

[2] Summary of Significant Accounting Policies

Distributions - The Company intends to pay regular quarterly dividends which are initially dependent upon receipt of distributions from the Partnership.

[3] Commitments and Contingencies

The Company, in conjunction with the Offering, intends to amend its Declaration of Trust to provide for the issuance of up to 50,000,000, $.01 par value, Priority Class A Common Shares of beneficial interest, 50,000,000, $.01 par value, Class B Common Shares of beneficial interest and 10,000,000, $.01 par value, Preferred Shares of beneficial interest.

The Priority Class A Common Shares have priority as to the payment of dividends until dividends equal $.72 per share on a cumulative basis and shares equally in additional dividends after the Class B Common Shares have received $.72 per share in each annual period. The Priority Class A Common Shares carry a liquidation preference of $6.00 per share plus unpaid dividends and votes with the Class B Common Shares on a one vote per share basis. The Priority period of the Class A Shares will commence on the date of the closing of the initial public offering and end on the earlier of (i) five years after the initial public offering of the Priority Common Shares, or (ii) the date that is 15 trading days after the Company sends notice to the holders of the Priority Common Shares, provided that the closing bid price of the Priority Common Shares is at least $7 on each trading day during such 15-day period.

HERSHA HOSPITALITY TRUST
NOTES TO BALANCE SHEET AS OF MAY 27, 1998, Sheet #2
--------------------------------------------------------------------------------



[3] Commitments and Contingencies [Continued]

In conjunction with the offering, the Partnership will acquire the ten Initial Hotels and will enter into percentage lease agreements with Hersha Hospitality Management L.P. [the "Lessee"]. Under the Percentage Leases, the Partnership is obligated to pay the costs of certain capital improvements, real estate and personal property taxes and property insurance, and to make available to the Lessee an amount equal to 4% [6% for some hotels] of room revenues per quarter, on a cumulative basis, for the periodic replacement or refurbishment of furniture, fixtures and equipment at the Initial Hotels.

Pursuant to the Partnership Agreement, the Hersha Affiliates will receive Redemption Rights, which will enable them to cause the Partnership to redeem their interests in the Partnership in exchange for cash or, at the election of the Company, Class B Common Shares on a one-for-one basis. The Redemption Rights may be exercised by the Hersha Affiliates commencing one year following the closing of the Offering depending on the length of time the hotel has been in operation. The number of Common Shares initially issuable to the Hersha Affiliates upon exercise of the Redemption Rights is approximately 3,960,000 and has been determined based on the value of their interests in the Combined Entities divided by the expected offering price of $6.00 per share. The number of shares issuable upon exercise of the Redemption Rights will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions which otherwise would have the effect of diluting the ownership interests of the Hersha Affiliates or the shareholders of the Company.

The Company acts as the general partner in the Partnership and as such, is liable for all recourse debt of the Partnership to the extent not paid by the Partnership. In the opinion of management, the Company does not anticipate any losses as a result of its general partner obligations.

The Company expects to incur expenses of approximately $275,000 related to the transfer of ownership of the franchise licenses from the existing owners to the Lessee.

Summary operating results for the Initial Hotels [in thousands] are as follows:

                                                             Nine months ended               Years  ended
                                                               September 30,                 December 31,
                                                           1998          1997          1997       1996       1995
                                                         -------        -------      -------     -------    -------
                                                       [Unaudited]    [Unaudited]


Total Revenue                                         $   13,935     $     9,692   $   13,445  $    9,989  $     7,219
Total Expenses                                            11,497           8,140       11,716      10,017        7,595
                                                      ----------     -----------   ----------  ----------  -----------
   Net Income [Loss]                                  $    2,438     $     1,552   $    1,729  $      (28) $      (376)
   -----------------                                  ==========     ===========   ==========  ==========  ===========


[4] Subsequent Events [Unaudited]

[A] Prior to the Offering, the Company will adopt the Company's "Option Plan". The Option Plan will be administered by the Compensation Committee of the Board of Trustees, or its delegate [the "Administrator"].

Officers and other employees of the Company generally will be eligible to participate in the Option Plan. The Administrator will select the individuals who will participate in the Option Plan ["Participants"].

HERSHA HOSPITALITY TRUST
NOTES TO BALANCE SHEET AS OF MAY 27, 1998, Sheet #3
--------------------------------------------------------------------------------




[4] Subsequent Event [Unaudited]

[A] [Continued] The Option Plan will authorize the issuance of options to purchase up to 650,000 Class B Common Shares. The Plan provides for the grant of
(i) options intended to qualify as incentive stock options under Section 422 of the Code, and (ii) options not intended to so qualify. Options under the Option Plan may be awarded by the Administrator, and the Administrator will determine the option exercise period and any vesting requirements. The options granted under the Option Plan will be exercisable only if (i) the Company obtains a per share closing price on the Common Shares of $9.00 or higher for 20 consecutive trading days and (ii) the closing price per Common Share for the prior trading day was $9.00 or higher. In addition, no option granted under the Option Plan may be exercised more than five years after the date of grant. The exercise price for options granted under the Option Plan will be determined by the Compensation Committee at the time of grant.

No option award may be granted under the Option Plan more than ten years after the date the Board of Trustees approved such Plan. The Board may amend or terminate the Option Plan at any time, but an amendment will not become effective without shareholder approval if the amendment (i) increases the number of shares that may be issued under the Option Plan, (ii) materially changes the eligibility requirements or (iii) extends the length of the Option Plan. No amendment will affect a Participant's outstanding award without the Participant's consent.

No options have been granted under the Option Plan.

[B] Prior to the Offering, the Board of Trustees will also adopt, and the Company's sole shareholder will approve, the Trustees' Plan to provide incentives to attract and retain Independent Trustees. The Trustees' Plan authorizes the issuance of up to 200,000 Class B Common Shares. The Trustees' Plan provides for, in the event the Class B Common Shares are converted into another security of the Company, the issuance of equivalent amounts of such security and options to purchase such security into which the Class B Common Shares are converted.

The Trustees' Plan provides for the grant of a nonqualified option for Class B Common Shares to the Independent Trustees of the Company who are members of the Board on the effective date of the Offering. The exercise price of each such option will be equal to the Offering Price. Each such option shall become exercisable for over the particular Trustee's initial term, provided that the Trustee is a member of the Board on the applicable date. An option granted under the Trustees' Plan will be exercisable only if (i) the Company obtains a per share closing price on the Priority Common Shares of $9.00 for 20 consecutive trading days and (ii) the per share closing price on the Priority Common Shares for the prior trading day was $9.00 or higher. Options issued under the Trustees' Plan are exercisable for five years from the date of grant.

A Trustee's outstanding options will become fully exercisable if the Trustee ceases to serve on the Board due to death or disability. All awards granted under the Trustees' Plan shall be subject to Board or other approval sufficient to provide exempt status for such grants under Section 16 of the Exchange Act, as that section and Rules thereunder are in effect from time to time. No option may be granted under the Trustees' Plan more than 10 years after the date that the Board of Trustees approved the Plan. The Board may amend or terminate the Trustees' Plan at any time but an amendment will not become effective without shareholder approval if the amendment increases the number of shares that may be issued under the Trustees' Plan (other than equitable adjustments upon certain corporate transactions).

No options have been granted under the Trustees' Plan.


                                 . . . . . . . .

                          INDEPENDENT AUDITORS' REPORT



To the Partners of
   Hersha Hospitality Management, L.P.

                  We have audited the accompanying balance sheet of Hersha Hospitality Management, L.P. as of May 27, 1998. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards, Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

                  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Hersha Hospitality Management, L.P. as of May 27, 1998, in conformity with generally accepted accounting principles.




                                                   MOORE STEPHENS, P. C.
                                                   Certified Public Accountants.
Cranford, New Jersey
May 27, 1998

HERSHA HOSPITALITY MANAGEMENT, L.P.
--------------------------------------------------------------------------------


BALANCE SHEETS
--------------------------------------------------------------------------------


                                                    September 30,
                                                        1998            May 27,
                                                     [Unaudited]         1998
                                                    ------------       --------


Assets                                              $           --  $         --
                                                    ==============  ============

Liabilities and Partners' Capital:
Liabilities                                                     --            --

Commitments and Contingencies                                   --            --

Partners' Capital                                               --            --
                                                    --------------  ------------

   Total Liabilities and Partners' Capital          $           --  $         --
                                                    ==============  ============



The Accompanying Notes Are an Integral Part of This Financial Statement.

HERSHA HOSPITALITY MANAGEMENT, L.P.
NOTES TO BALANCE SHEET AS OF MAY 27, 1998.
--------------------------------------------------------------------------------




[1] Organization

Hersha Hospitality Management, L.P. [the "Lessee"] was organized under the laws of the State of Pennsylvania in May, 1998 to lease and operate ten existing hotel properties from Hersha Hospitality Limited Partnership [the "Partnership"] [collectively the "Initial Hotels"]. The Lessee is owned by Mr. Hasu P. Shah and certain affiliates some of whom have ownership interests in the Initial Hotels.

[2] Commitments

The Lessee will enter into Percentage Leases, each with an initial term of 5 years with two 5 year renewal options, relating to each of the Initial Hotels. Pursuant to the terms of the Percentage Leases, the Lessee is required to pay the greater of the Base Rent or the Percentage Rent for hotels with established operating histories. The Base Rent is 6.5 percent of the purchase price assigned to each Initial Hotel. The Percentage Rent for each Initial Hotel is comprised of (i) a percentage of room revenues up to the Threshold, (ii) a percentage of room revenues in excess of the Threshold, but not more than the Incentive Threshold, (iii) a percentage of room revenues in excess of the Incentive Threshold and (iv) a percentage of revenues other than room revenues. For hotels with limited operating histories, the leases provide for the payment of Initial Fixed Rent for certain periods as specified in the leases and the greater of Base Rent or Percentage Rent thereafter. The Lessee also will be obligated to pay certain other amounts, including interest accrued on any late payments or charges. The Lessee is entitled to all profits from the operations of the Initial Hotels after the payment of certain specified operating expenses.

The Lessee will assume the rights and obligations under the terms of existing franchise licenses relating to the Initial Hotels upon acquisition of the hotels by the Partnership. The franchise licenses generally specify certain management, operational, accounting, reporting and marketing standards and procedures with which the franchisee must comply and provide for annual franchise fees based upon percentages of gross room revenue.

The Lessee will provide certain administrative services to the Partnership for an annual fee of $55,000 plus $10,000 per hotel.


                                 . . . . . . . .

COMBINED ENTITIES - INITIAL HOTELS
--------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE
MONTHS ENDED SEPTEMBER 30, 1998.
[UNAUDITED IN THOUSANDS]
--------------------------------------------------------------------------------


This unaudited pro forma Condensed Combined Statement of Operations is presented as if the sale of the Initial Hotels and the consummation of the Offering contemplated by this prospectus had occurred on January 1, 1997. Such pro forma information is based in part upon the Combined Statements of Operations of the Combined Entities - Initial Hotels and the application of the proceeds of the Offering as set forth under the caption "Use of Proceeds." It is meant to represent the pro forma operations of Hersha Hospitality Management, L.P. [the "Lessee"] and successor to the operations of the Combined Entities - Initial Hotels. The separate operations of the Lessee are inconsequential. This pro forma information should be read in conjunction with the Combined Financial Statements and Notes thereto of the Combined Entities - Initial Hotels included at pages F-31 through F-38 of this Prospectus. In management's opinion, all adjustments necessary to reflect the effects of this transaction have been made.

This unaudited pro forma Condensed Combined Statement of Operations is not necessarily indicative of what actual results of operations of the Lessee would have been assuming such transactions had been completed as of January 1, 1997, nor does it purport to represent the results of operations for future periods.


                                                                  Nine months ended September 30, 1998
                                                                  -------------------------------------
                                                              Historical
                                                               Combined
                                                              Entities -
                                                            Initial Hotels     Adjustments     Pro Forma
                                                            --------------     -----------     ---------


Total Revenue                                                $    13,935      $       --       $  13,935
Expenses:
   Initial Hotel Operating
   Costs and Expenses                                              6,806            (417) [A]      6,389
   Advertising and Marketing                                         388              --             388
   Depreciation and Amortization                                   1,161          (1,135) [B]         26
   Interest Expense                                                1,497          (1,497) [C]         --
   General and Administrative                                      1,645            (112) [D]      1,703
                                                                                     170  [E]
   Percentage Lease Payments                                          --           5,108  [F]      5,108
                                                             -----------      ----------       ---------
   Lessee Operating Income                                   $     2,438      $   (2,117)      $     321
   -----------------------                                   ===========      ==========       =========



[A] Decrease reflects personal property, real estate taxes and casualty insurance to be paid by the Partnership.
[B] Decrease reflects elimination of amortization expense excluding franchise fee amortization and the elimination of depreciation expense at the Combined Entity level.
[C] Decrease reflects reduction of interest costs due to the expected repayment of certain of the related party and mortgage indebtedness and the elimination of the remaining interest to be paid by the Partnership.
[D] Decrease reflects the elimination of certain expenses to be paid by the Partnership as required by the Administrative Services Agreement.
[E] To eliminate related party management fees of $288 and replace with anticipated salaries of $458 based on salary agreements.

COMBINED ENTITIES - INITIAL HOTELS
--------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE
MONTHS ENDED SEPTEMBER 30, 1998.
[UNAUDITED IN THOUSANDS]
--------------------------------------------------------------------------------


[Continued]

[F]   Represents lease payments calculated on a pro forma basis using the rent provisions in the Percentage Lease Agreements. Percentage rents under the lease agreements are calculated under two methods depending on whether the hotel is a stabilized hotel with an established operating history or a newly-developed or newly-renovated hotel. Stabilized hotels pay percentage rent based on a percentage of room revenue which changes at various thresholds as described on pages 46 and 47 of this prospectus plus a percentage of all non-room revenue. Newly-developed or newly- renovated hotels pay initial fixed rent for the first two years of operation and percentage rent thereafter with such initial fixed rent being recognized on a straight-line basis over the course of the period presented. Certain newly developed or newly-renovated hotels have not been in operation for the full period presented and in those cases percentage rent payments are recognized on a straight-line basis prorated for the period the hotel was in operation. Pro forma percentage rent payments for stabilized hotels has been calculated using the terms of the percentage lease agreement applied to historical room revenue and other revenue for the period presented. For the nine months ended September 30, 1998 percentage lease payments consist of $2,431 of percentage rent and $2,677 of initial fixed rent calculated as follows:

      Hotels Under Percentage Lease Agreements:
        Holiday Inn - Harrisburg, PA                            $   1,203
        Hampton Inn - Selinsgrove, PA                                 528
        Clarion Suites - Philadelphia, PA                             700
                                                                ---------
        Total                                                   $   2,431
                                                                =========

      Hotels Under Initial Fixed Rent Agreements:
        Holiday Inn Express - Hershey, PA                       $     596
        Holiday Inn Express - New Columbia, PA                        374
        Holiday Inn Express - Harrisburg, PA                          378
        Hampton Inn - Carlisle, PA                                    524
        Comfort Inn - Denver, PA                                      197
        Comfort Inn - West Hanover, PA (Open 5 months)                214
        Holiday Inn - Milesburg, PA                                   394
                                                                ---------
        Total                                                   $   2,677
                                                                =========

COMBINED ENTITIES - INITIAL HOTELS
--------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR
ENDED DECEMBER 31, 1997.
[UNAUDITED IN THOUSANDS]
--------------------------------------------------------------------------------



This unaudited pro forma Condensed Combined Statement of Operations is presented as if the sale of the Initial Hotels and the consummation of the Offering contemplated by this prospectus had occurred on January 1, 1997. Such pro forma information is based in part upon the Combined Statements of Operations of the Combined Entities - Initial Hotels and the application of the proceeds of the Offering as set forth under the caption "Use of Proceeds." It is meant to represent the pro forma operations of Hersha Hospitality Management, L.P. [the "Lessee"] and successor to the operations of the Combined Entities - Initial Hotels. The separate operations of the Lessee are inconsequential. This pro forma information should be read in conjunction with the Combined Financial Statements and Notes thereto of the Combined Entities - Initial Hotels included at pages F-31 through F-38 of this Prospectus. In management's opinion, all adjustments necessary to reflect the effects of this transaction have been made.

This unaudited pro forma Condensed Combined Statement of Operations is not necessarily indicative of what actual results of operations of the Lessee would have been assuming such transactions had been completed as of January 1, 1997, nor does it purport to represent the results of operations for future periods.




                                                                       Year ended December 31, 1997
                                                              ---------------------------------------------
                                                              Historical
                                                               Combined
                                                              Entities -
                                                            Initial Hotels      Adjustments       Pro Forma
                                                            --------------      -----------       ---------


Total Revenue                                                $    13,445      $                  $  13,445
Expenses:
   Initial Hotel Operating
   Costs and Expenses                                              7,088            (375) [A]        6,713
   Advertising and Marketing                                         370              --               370
   Depreciation and Amortization                                   1,189            (988) [B]          201
   Interest Expense                                                1,354          (1,354) [C]           --
   General and Administrative                                      1,701            (123) [D]        1,916
                                                                                     338  [E]
   Other                                                              14              --                14
   Percentage Lease Payments                                          --           5,129  [F]        5,129
                                                             -----------      ----------         ---------
   Lessee Operating Income                                   $     1,729      $   (2,627)        $    (898)
   -----------------------                                   ===========      ==========         =========



[A] Decrease reflects personal property, real estate taxes and casualty insurance to be paid by the Partnership.
[B] Decrease reflects elimination of amortization expense excluding franchise fee amortization, write-off of loan acquisition fees upon transfer of mortgage indebtedness to the Company and the elimination of depreciation expense at the Combined Entity level.
[C] Decrease reflects reduction of interest costs due to the expected repayment of certain of the related party and mortgage indebtedness and the elimination of the remaining interest to be paid by the Partnership.
[D] Decrease reflects the elimination of certain expenses to be paid by the Partnership as required by the Administrative Services Agreement.
[E] To eliminate related party management fees of $272 and replace with anticipated salaries of $610 based on salary agreements.

COMBINED ENTITIES - INITIAL HOTELS
--------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR
ENDED DECEMBER 31, 1997.
[UNAUDITED IN THOUSANDS]
--------------------------------------------------------------------------------



[Continued]


[F]   Represents lease payments calculated on a pro forma basis using the rent provisions in the Percentage Lease Agreements. Percentage rents under the lease agreements are calculated under two methods depending on whether the hotel is a stabilized hotel with an established operating history or a newly-developed or newly-renovated hotel. Stabilized hotels pay percentage rent based on a percentage of room revenue which changes at various thresholds as described on pages 46 and 47 of this prospectus plus a percentage of all non-room revenue. Newly-developed or newly- renovated hotels pay initial fixed rent for the first two years of operation and percentage rent thereafter with such initial fixed rent being recognized on a straight-line basis over the course of the period presented. Certain newly developed or newly-renovated hotels have not been in operation for the full period presented and in those cases percentage rent payments are recognized on a straight-line basis prorated for the period the hotel was in operation. Pro forma percentage rent payments for stabilized hotels has been calculated using the terms of the percentage lease agreement applied to historical room revenue and other revenue for the period presented. For the year ended December 31, 1997 percentage lease payments consist of $3,248 of percentage rent and $1,881 of initial fixed rent calculated as follows:

      Hotels Under Percentage Lease Agreements:
        Holiday Inn - Harrisburg, PA                                $    1,614
        Hampton Inn - Selinsgrove, PA                                      658
        Clarion Suites - Philadelphia, PA                                  976
                                                                    ----------
        Total                                                       $    3,248
                                                                    ==========

      Hotels Under Initial Fixed Rent Agreements:
        Holiday Inn Express - Hershey, PA (Open 3 months)           $      199
        Holiday Inn Express - New Columbia, PA (Open 1 month)               42
        Holiday Inn Express - Harrisburg, PA                               504
        Hampton Inn - Carlisle, PA (Open 7 months)                         349
        Comfort Inn - Denver, PA                                           262
        Holiday Inn - Milesburg, PA                                        525
                                                                    ----------
        Total                                                       $    1,881
                                                                    ==========

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholder
   Hersha Hospitality Trust


                  We have audited the accompanying combined balance sheets of the Combined Entities Initial Hotels as of December 31, 1997 and 1996, and the related combined statements of operations, owners' equity, and cash flows for each of the three years in the period ended December 31, 1997. Our audits also included the combined financial statement schedule included on pages F-39 and F-40 of the accompanying Prospectus. These Combined financial statements and the combined financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements and the combined financial statement schedule based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Combined Entities - Initial Hotels as of December 31, 1997 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the combined financial statement schedule referred to above, when considered in relationship to the basic combined financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein as of December 31, 1997.



                                                 MOORE STEPHENS, P. C.
                                                 Certified Public Accountants.

Cranford, New Jersey
March 21, 1998

COMBINED ENTITIES - INITIAL HOTELS
--------------------------------------------------------------------------------


COMBINED BALANCE SHEETS
[IN THOUSANDS]
--------------------------------------------------------------------------------



                                                                       September 30,                December 31,
                                                                       -------------                ------------
                                                                          1998                1997                1996
                                                                          ----                ----                ----
                                                                       [Unaudited]
Assets:
Investment in Hotel Properties:
   Land                                                           $            2,099   $        2,099     $         1,843
   Buildings and Improvements                                                 22,274           19,276               9,950
   Furniture, Equipment and Other                                              6,977            6,056               3,682
                                                                  ------------------   --------------     ---------------

   Totals                                                                     31,350           27,431              15,475
   Less: Accumulated Depreciation                                              4,446            3,356               2,533
                                                                  ------------------   --------------     ---------------

   Totals                                                                     26,904           24,075              12,942
   Construction in Progress                                                       --            1,412                 857
                                                                  ------------------   --------------     ---------------

   Net Investment in Hotel Properties                                         26,904           25,487              13,799

   Cash and Cash Equivalents                                                   1,258              694                 237
   Accounts Receivable                                                           626              394                 191
   Prepaid Expenses and Other Assets                                             339              182                 154
   Due from Related Parties                                                      571              268                 107
   Intangible Assets                                                           1,382            1,427               1,418
                                                                  ------------------   --------------     ---------------

   Total Assets                                                   $           31,080   $       28,452     $        15,906
                                                                  ==================   ==============     ===============
Liabilities and Owners' Equity:
   Mortgages Payable                                              $           19,800   $       14,713     $         8,571
   Accounts Payable and Accrued Expenses                                         493            1,092                 649
   Accrued Expenses - Related Parties                                            116              153                  11
   Due to Related Parties                                                      3,982            9,169               4,236
   Other Liabilities                                                             214              172                 250
                                                                  ------------------   --------------     ---------------

   Total Liabilities                                                          24,605           25,299              13,717

Commitments                                                                       --               --                  --

Owners' Equity:
   Net Combined Equity                                                         6,475            3,153               2,189
                                                                  ------------------   --------------     ---------------

   Total Liabilities and Owners' Equity                           $           31,080   $       28,452     $        15,906
                                                                  ==================   ==============     ===============


The Accompanying Notes Are an Integral Part of These Combined Financial Statements.

COMBINED ENTITIES - INITIAL HOTELS
--------------------------------------------------------------------------------


COMBINED STATEMENTS OF OPERATIONS
[IN THOUSANDS]
--------------------------------------------------------------------------------





                                                  Nine months ended                      Years  ended
                                                    September 30,                         December 31,
                                                 1998           1997           1997           1996             1995
                                                 ----           ----           ----           ----             ----
                                             [Unaudited]     [Unaudited]

Revenues from Hotel Operations:
   Room Revenue                           $       11,824    $       7,750  $      10,880    $       7,273  $        5,262
   Restaurant Revenue                              1,497            1,377          1,744            2,106           1,515
   Other Revenue                                     614              565            821              610             442
                                          --------------    -------------  -------------    -------------  --------------

   Total Revenue                                  13,935            9,692         13,445            9,989           7,219
                                          --------------    -------------  -------------    -------------  --------------

Expenses:
   Hotel Operating Expenses                        5,732            4,284          5,906            4,887           3,789
   Restaurant Operating Expenses                   1,074              850          1,182            1,406             961
   Advertising and Marketing                         388              281            370              418             185
   Depreciation and Amortization                   1,161              799          1,189              924             711
   Interest Expense                                1,138              710            821              605             434
   Interest Expense - Related Parties                359              121            533              316             200
   General and Administrative                      1,357              939          1,381            1,085             779
   General and Administrative -
     Related Parties                                 288              142            320              364             102
   Loss on Asset Disposals                            --               --             --               12             284
   Liquidation Damages                                --               14             14               --             150
                                          --------------    -------------  -------------    -------------  --------------

   Total Expenses                                 11,497            8,140         11,716           10,017           7,595
                                          --------------    -------------  -------------    -------------  --------------

   Net Income [Loss]                      $        2,438    $       1,552  $       1,729    $         (28) $         (376)
                                          ==============    =============  =============    =============  ==============






The Accompanying Notes Are an Integral Part of These Combined Financial Statements.

COMBINED ENTITIES - INITIAL HOTELS
--------------------------------------------------------------------------------


COMBINED STATEMENTS OF OWNERS' EQUITY
[IN THOUSANDS]
--------------------------------------------------------------------------------




                                                     Net Combined
                                                    Owners' Equity
                                                  ------------------
Balance - December 31, 1994                       $              772

   Net [Loss]                                                   (376)
   Capital Contributions                                       2,287
   Cash Distributions                                           (466)
                                                  ------------------

Balance - December 31, 1995                                    2,217

   Net [Loss]                                                    (28)
   Capital Contributions                                         470
   Cash Distributions                                           (470)
                                                  ------------------

Balance - December 31, 1996                                    2,189

   Net Income                                                  1,729
   Capital Contributions                                          59
   Cash Distributions                                           (824)
                                                  ------------------

   Balance - December 31, 1997                                 3,153

   Net Income                                                  2,438
   Capital Contributions                                       1,156
   Cash Distributions                                           (272)
                                                  ------------------

   Balance - September 30, 1998 [Unaudited]       $            6,475
                                                  ==================






The Accompanying Notes Are an Integral Part of These Combined Financial Statements.

COMBINED ENTITIES - INITIAL HOTELS
--------------------------------------------------------------------------------


COMBINED STATEMENTS OF CASH FLOWS
[IN THOUSANDS]
--------------------------------------------------------------------------------


                                                    Nine months ended                        Years  ended
                                                      September 30,                           December 31,
                                                    1998            1997           1997             1996            1995
                                                    ----            ----           ----             ----            ----
                                               [Unaudited]      [Unaudited]
Operating Activities:
   Net income [Loss]                        $         2,438  $       1,552  $       1,729   $         (28) $         (376)
   Adjustments to Reconcile Net
     Income to Net Cash Provided by
     Operating Activities:
     Depreciation and Amortization
       Expense                                        1,181            834          1,246             966             751
     Loss on Disposal of Assets                          --             --             --              12             284
     Writeoff of Financing Fees                          --             --             44              --              --

   Changes in Assets and Liabilities:
     Accounts Receivable                               (238)          (385)          (203)            105            (226)
     Prepaid Expenses and Other
       Assets                                           (45)           (79)           (28)            (28)             39
     Accounts Payable and Accrued
       Expenses                                        (499)            84            584             241             293
     Other Liabilities                                  (97)          (199)           (78)             79             129
                                            ---------------  -------------  -------------   -------------  --------------

   Net Cash - Operating Activities                    2,740          1,807          3,294           1,347             894
                                            ---------------  -------------  -------------   -------------  --------------

Investing Activities:
   Improvements and Additions to
     Hotel Properties                                (2,553)        (9,748)       (12,821)         (5,601)         (5,086)
   Payment for Intangibles                               --           (156)          (166)           (117)           (925)
   Advances to Related Parties                         (501)           (50)          (268)            (99)           (576)
   Repayment of Advances to
     Related Parties                                    198            107            107             584              62
   Proceeds from Sale of Assets                          --             --             --             129              --
                                            ---------------  -------------  -------------   -------------  --------------

   Net Cash - Investing Activities                   (2,856)        (9,847)       (13,148)         (5,104)         (6,525)
                                            ---------------  -------------  -------------   -------------  --------------

Financing Activities:
   Proceeds from Mortgages and
     Notes Payable                                    5,639          6,409          9,526           3,631           4,615
   Principal Payments on Mortgages
     and Notes Payable                                 (552)        (3,304)        (3,383)           (612)         (1,143)
   Advances from Related Parties                      2,420         10,356         14,378           2,756             809
   Repayments of Advances from
     Related Parties                                 (7,711)        (4,950)        (9,445)         (1,915)         (1,065)
   Capital Contributions                              1,156              9             59             470           2,287
   Distributions Paid                                  (272)          (341)          (824)           (470)           (466)
                                            ---------------  -------------  -------------   -------------  --------------

   Net Cash - Financing Activities                      680          8,179         10,311           3,860           5,037
                                            ---------------  -------------  -------------   -------------  --------------

   Net Increase in Cash and Cash
     Equivalents - Forward                  $           564  $         139  $         457   $         103  $         (594)

The Accompanying Notes Are an Integral Part of These Combined Financial Statements.

COMBINED ENTITIES - INITIAL HOTELS
--------------------------------------------------------------------------------


COMBINED STATEMENTS OF CASH FLOWS
[IN THOUSANDS]
--------------------------------------------------------------------------------



                                                    Nine months ended                         Years  ended
                                                      September 30,                            December 31,
                                                   1998            1997         1997            1996             1995
                                                 -------          -------      -------         -------          -------
                                               [Unaudited]      [Unaudited]

   Net Increase in Cash and Cash
     Equivalents - Forwarded              $          564    $         139  $         457    $         103  $         (594)

Cash and Cash Equivalents at
   Beginning of Periods                              694              237            237              134             728
                                          --------------    -------------  -------------    -------------  --------------

   Cash and Cash Equivalents at
     End of Periods                       $        1,258    $         376  $         694    $         237  $          134
                                          ==============    =============  =============    =============  ==============

Supplemental Disclosures of Cash Flow Information:
   Cash paid during the periods for:
     Interest [Net of Amounts
     Capitalized]                         $        1,497    $         953  $       1,133    $         903  $          591


The Accompanying Notes Are an Integral Part of These Combined Financial Statements.

COMBINED ENTITIES - INITIAL HOTELS
NOTES TO FINANCIAL STATEMENTS
[Information relating to September 30, 1998 and throughout 1997 is Unaudited] [AMOUNTS IN THOUSANDS]
--------------------------------------------------------------------------------



[1] Organization, Proposed Initial Public Offering and Basis of Presentation

Organization - Hersha Hospitality Trust [the "Company"] has been established to own initially ten existing hotels [collectively the "Initial Hotels"] and to continue the hotel acquisition and operating strategies of Mr. Hasu P. Shah, Chairman of the Board of Trustees and President of the Company. The Company intends to qualify as a real estate investment trust [REIT] under the Internal Revenue Code of 1986, as amended, [the "Code"] . The Initial Hotels include three hotels operated as Holiday Inn Express(R) hotels, two Hampton Inn(R) hotels, two Holiday Inn(R) hotels, two Comfort Inn(R) hotels, one of which is under construction, and one Clarion Suites(R) hotel with an aggregate of 989 rooms and are located in Pennsylvania. Upon completion of the proposed initial public offering [see below], the Company will own an approximate 32% general partnership interest in Hersha Hospitality Limited Partnership, a Pennsylvania limited partnership [the "Partnership"]. The Company will be the sole general partner of the Partnership. The Partnership will own the Initial Hotels and lease them to Hersha Hospitality Management, L.P. ["Lessee"] under Percentage Leases, each having a 5 year term with two 5 year renewals, which shall provide for rent equal to the greater of (i) fixed base rent, or (ii) percentage rents based upon specific percentages of room and other revenue of each of the Initial Hotels. The Company will enter into management agreements with the Lessee whereby the Lessee will be required to perform all management functions necessary to operate the Initial Hotels. Under the administrative services agreement, the Lessee will be paid a fee equal to $55 plus $10 per hotel or $155 per year based on the ten initial hotels.

Basis of Presentation - The combined financial statements include the accounts of various partnerships, individuals, certain other corporations and Subchapter S corporations which perform property management services and own property improvements and furniture and fixtures [collectively the "Combined Entities"] [See Note 5] using their historical cost basis. No adjustments have been reflected in these combined financial statements to give effect to the purchase of the Initial Hotels by the Partnership.

The Combined Entities are owned by Mr. Hasu P. Shah his wife, two sons and seven other unrelated individuals for all periods presented [the individuals and Combined Entities are collectively referred to as the "Hersha Affiliates"]. The aforementioned eleven individuals in their capacities as owners, partners and stockholders have delegated management of all of the entities to a management control group consisting of seven of the eleven individuals. The management control group has complete day to day administrative and managerial authority and responsibility over the portfolio of hotels. Due to common management of the Combined Entities, the historical combined financial statements have been accounted for as a group of entities under common control. All significant intercompany transactions and balances have been eliminated in the combined presentation.

Proposed Initial Public Offering - The Company expects to file a registration statement with the Securities and Exchange Commission pursuant to which the Company expects to offer 1,833,334 Class A Common Shares of beneficial interest to the public and 166,666 Class A Common Shares of beneficial interest to Mr. Hasu P. Shah and certain affiliates of Mr. Hasu P. Shah [the "Offering"]. The Company expects to qualify as a real estate investment trust under Sections 856-860 of the Code. Under the proposed structure, the Company will become the sole general partner in the Partnership and the Hersha Affiliates will be the limited partners.

Upon completion of the Offering, the Company will contribute substantially all of the net proceeds of the offering to the Partnership in exchange for an approximate 32% general partnership interest in the Partnership. The Partnership will use the proceeds from the Company to acquire the Initial Hotels from the Combined Entities and to repay certain outstanding indebtedness. Rather than receiving cash for their interests in the Combined Entities upon the sale of the Initial Hotels, the Hersha Affiliates have elected to receive limited partnership interests in the Partnership aggregating an approximate 68% ownership interest in the Partnership.

COMBINED ENTITIES - INITIAL HOTELS
NOTES TO FINANCIAL STATEMENTS
[Information relating to September 30, 1998 and throughout 1997 is Unaudited] [AMOUNTS IN THOUSANDS]
--------------------------------------------------------------------------------



[1] Organization, Proposed Initial Public Offering and Basis of Presentation
    [Continued]

Proposed Initial Public Offering [Continued] - After consummation of the Offering, the Company's acquisition of an interest in the Partnership and the Partnership's acquisition of the Initial Hotels, (a) the Company will own approximately 32% of the Partnership, (b) the Hersha Affiliates will own an aggregate of approximately 68% of the Partnership, and (c) the Partnership will own 100% of the equity interest in the Initial Hotels.

[2] Summary of Significant Accounting Policies

Nature of Operations - Operations consist of hotel room rental, conferences room rental and the associated sales of food and beverages principally in the Harrisburg and central Pennsylvania area.

Investment in Hotel Properties - Investment in hotel properties are stated at cost. Depreciation for financial reporting purposes is principally based upon the straight-line method for buildings and improvements and accelerated methods for furniture and equipment acquired prior to the year ended December 31, 1997 and the straight-line method thereafter.

The estimated lives used to depreciate the Initial Hotel properties are as follows:

                                                                      Years
                                                                    --------
Building and Improvements                                           15 to 40
Furniture and Equipment                                              5 to 7

Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts, and the gain or loss is included in income from operations.

Depreciation expense was $1,076, $819 and $624 for the years ended December 31, 1997, 1996 and 1995, respectively.

Room linens and restaurant supplies are capitalized and amortized utilizing the straight-line method over periods of three and two years, respectively, and are charged to Hotel Operating Expenses. Amortization expense was $57, $42 and $40 for the years ended December 31, 1997, 1996 and 1995, respectively.

Impairment of Long-Lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company performs undiscounted cash flow analyses to determine if an impairment exists. If an impairment is determined to exist, any related impairment loss is calculated based on fair value.

Cash and Cash Equivalents - Cash and cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased.

Inventories - Inventories, consisting primarily of food and beverages and which are included in prepaid expenses and other assets, are stated at the lower of cost [generally, first-in, first-out] or market.

Deferred Offering Cost - Costs of $106 at September 30, 1998 associated with the anticipated public offering are deferred and will be charged against the proceeds of the Offering. If the Offering is not consummated, the costs will be charged to operations.

COMBINED ENTITIES - INITIAL HOTELS
NOTES TO FINANCIAL STATEMENTS
[Information relating to September 30, 1998 and throughout 1997 is Unaudited] [AMOUNTS IN THOUSANDS]
--------------------------------------------------------------------------------



[2] Summary of Significant Accounting Policies [Continued]

Intangible Assets - Intangible assets are carried at cost and consist of initial franchise fees, loan acquisition costs and goodwill. Amortization is computed using the straight-line method based upon the terms of the franchise and loan agreements which range from 5 to 30 years, and over a 15 year period for goodwill.

Income Taxes - The Combined Entities are not a legal entity subject to income taxes. Hersha Enterprises, Ltd., an entity included in these combined financial statements, is a taxable corporate entity [See Note 5]. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized. The Combined Partnerships and S corporations are not subject to federal or state income taxes; however, they must file informational income tax returns and the partners must take income or loss of the Combined Entities into consideration when filing their respective tax returns. The cumulative difference between the book basis and tax basis of the Combined Entities' assets and liabilities is approximately $3.8 million due primarily to depreciation and amortization expense on the tax basis in excess of the book basis.

Revenue Recognition - Revenue is recognized as earned which is generally when a guest occupies a room and utilizes the hotel's services.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable arising from its normal business activities. The Company places its cash with high credit quality financial institutions. The Company does not require collateral to support its financial instruments.

The Company periodically has money in financial institutions that is subject to normal credit risk beyond insured amounts. This credit risk, representing the excess of the bank's deposit liabilities reported by the bank over the amounts that would have been covered by federal insurance, amounted to approximately $71 and $-0- at December 31, 1997 and 1996, respectively.

The Company's extension of credit to its customers results in accounts receivable arising from its normal business activities. The Company does not require collateral from its customers, but routinely assesses the financial strength of its customers. Based upon factors surrounding the credit risk of its customers and the Company's historical collection experience, no allowance for uncollectible accounts has been established at December 31, 1997 and 1996, respectively. The Company believes that its accounts receivable credit risk exposure is limited. Such assessment may be subject to change in the near term.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMBINED ENTITIES - INITIAL HOTELS
NOTES TO FINANCIAL STATEMENTS
[Information relating to September 30, 1998 and throughout 1997 is Unaudited] [AMOUNTS IN THOUSANDS]
--------------------------------------------------------------------------------


[2] Summary of Significant Accounting Policies [Continued]

Advertising and Marketing - Advertising costs are expensed as incurred and totaled $370, $418 and $185 for the years ended December 31, 1997, 1996 and 1995, respectively. In connection with its franchise agreements, a portion of the franchise fees paid is for marketing services. Payments under these agreements related to marketing services amounted to $201, $114 and $78 for the years ended December 31, 1997, 1996 and 1995, respectively, and are included in Hotel Operating Expenses.

[3] Intangible Assets

At December 31, 1997 and 1996, intangibles consisted of the following:


                                                                                 Accumulated
December 31, 1997:                                              Cost            Amortization            Net
                                                                ----            ------------            ---
   Goodwill                                                  $      1,168       $        216      $        952
   Franchise Fees                                                     342                 46               296
   Loan Acquisition Fees                                              196                 17               179
                                                             ------------       ------------      ------------

   Totals                                                    $      1,706       $        279      $      1,427
   ------                                                    ============       ============      ============


                                                                                 Accumulated
December 31, 1996:                                              Cost            Amortization            Net
                                                                ----            ------------            ---

   Goodwill                                                  $      1,168       $        138      $      1,030
   Franchise Fees                                                     296                 56               240
   Loan Acquisition Fees                                              166                 18               148
                                                             ------------       ------------      ------------

   Totals                                                    $      1,630       $        212      $      1,418
   ------                                                    ============       ============      ============


Amortization expense was $113, $105 and $87 for the years ended December 31, 1997, 1996 and 1995, respectively.

[4] Mortgages Payable


                                                                                                 December 31,
                                                                                            1997             1996
                                                                                            ----             ----
Holiday Inn, Harrisburg, Pennsylvania:
Note payable  to bank  dated  August  19,  1997  with  monthly  payments  of $34 including  interest at 8.45% until  November 1, 2002.  Thereafter the rate is negotiated or the bank's prime rate plus 1/4%.  Final payment is due November
   1, 2012.  The property  previously was financed by a bank with a note payable with monthly payments of $27 including interest at the prime rate plus 1-1/2%
   maturing  March 2, 2010 and another note payable with monthly  payments of $7
   plus interest at 8-1/2% maturing January 5, 2001.                               $       3,500     $      3,096

Holiday Inn, Milesburg, Pennsylvania:
Note payable to bank dated June 2, 1977 with monthly payments of
   $11 including interest at 8% until June 6, 1999                                           914              970
                                                                                   ----------------  ----------------

   Totals - Forward                                                                $       4,414     $      4,066

COMBINED ENTITIES - INITIAL HOTELS
NOTES TO FINANCIAL STATEMENTS
[Information relating to September 30, 1998 and throughout 1997 is Unaudited] [AMOUNTS IN THOUSANDS]
--------------------------------------------------------------------------------


[4] Mortgages Payable [Continued]

                                                                                                 December 31,
                                                                                           1997              1996
                                                                                           ----              ----
   Totals - Forwarded                                                              $          4,414  $          4,066

Clarion Suites, Philadelphia, Pennsylvania:
Note payable to a bank dated June 21, 1995 with monthly payments of
   $16 as adjusted for interest at the prime rate plus 1.25% until
   July 1, 2010.  Guaranteed by PIDC Local Development Corporation
   and the Small Business Administration.                                                     1,195             1,245

Note payable to a bank  dated June 21,  1995 with  monthly  payments  of $3 plus interest at the prime rate plus .5%. Principal balance is
   due July 1, 2002.                                                                            419               453

Hampton Inn, Selinsgrove, Pennsylvania:
Note  payable  to a bank  dated  April 3,  1996  with  monthly  payments  of $24 including interest at 8-1/4% until October 3, 2011, includes
   personal guarantees.                                                                       2,385             2,476

Hampton Inn, Carlisle, Pennsylvania:
Note payable to a bank dated  September  6, 1996 with  monthly  payments  of $28 including  interest  at 8%  until  March  6,  2001.  Thereafter,  the rate is
   negotiated or prime rate plus 1%. Final payment is due June 6, 2012.                       2,848               331

Holiday Inn Express, New Columbia, Pennsylvania:
Note payable to a bank dated August 28, 1997 with monthly payments of $27 including interest at 8-1/2% until February 1, 2003.
   Thereafter interest will be at the prime rate plus 1/4% as of January 1,
   2003 and January 1, 2008.  Final payment is due January 1, 2013.                           1,000                --

Holiday Inn Express, Harrisburg, Pennsylvania:
Note payable to a bank dated September 26, 1997 with monthly payments of $11 including interest at 8.35% until October 1, 2000.
   Thereafter, the rate is as negotiated or at prime plus 1%.  Final
   payment is due October 1, 2012.                                                            1,110                --

Holiday Inn Express, Hershey, Pennsylvania:
Note payable to a bank dated December 30, 1996 with monthly
   payments  of $27  including  interest  at  8.15%  until  December  31,  2001.
   Thereafter, the rate is as negotiated or prime plus 3/4%.
   Final payment is due January 1, 2013.                                                      1,342                --
                                                                                   ----------------  ----------------

   Totals                                                                          $         14,713  $          8,571
   ------                                                                          ================  ================


Substantially all the Combined Entities' mortgage indebtedness is collateralized by property and equipment and is personally guaranteed by the partners and stockholders of the Combined Entities. One of the hotel properties also collateralizes a $500 line of credit of a related party.

At December 31, 1997, the prime rate was 8.5%.

COMBINED ENTITIES - INITIAL HOTELS
NOTES TO FINANCIAL STATEMENTS
[Information relating to September 30, 1998 and throughout 1997 is Unaudited] [AMOUNTS IN THOUSANDS]
--------------------------------------------------------------------------------



[4] Mortgages Payable [Continued]


As of December 31, 1997, aggregate annual principal payments for the five years following December 31, 1997, and thereafter are as follows:

Year ending
December 31,
------------
   1998                                $            730
   1999                                           1,572
   2000                                             787
   2001                                             856
   2002                                             932
   Thereafter                                     9,836
                                       ----------------

   Total                               $         14,713
   -----                               ================


[5] Owners' Equity

The owners' equity [deficit] of the Combined Entities by entity is as follows:


                                                         December 31,
                                                      1997           1996
                                                      ----           ----
Hasu P. Shah/Bharat C. Mehta                      $        --   $       269
244 Associates                                            542            --
844 Associates                                            285            27
944 Associates                                             29            75
1244 Associates                                           373           196
1444 Associates                                           829           432
1644 Associates                                           (72)           --
2144 Associates                                           833           863
2244 Associates                                           (54)           --
2544 Associates                                           (60)           --
Colonial Care Inns, Ltd.                                   --           308
Hersha Enterprises                                        267           (57)
Harrisburg Lodging, Inc.                                   --           (21)
MEPS Associates                                           170           (32)
Philadelphia Lodging, Inc.                                 --             2
Sajneim Motel, Inc.                                        --           127
Shree Associates                                           11            --
                                                  -----------   -----------

   Totals                                         $     3,153   $     2,189
   ------                                         ===========   ===========

COMBINED ENTITIES - INITIAL HOTELS
NOTES TO FINANCIAL STATEMENTS
[Information relating to September 30, 1998 and throughout 1997 is Unaudited] [AMOUNTS IN THOUSANDS]
--------------------------------------------------------------------------------




[6] Income Taxes

Included in the Combined Entities for the years ended December 31, 1997, 1996 and 1995 is a corporation which computed its income taxes pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes at December 31, 1997 and 1996 was comprised of deferred tax assets of $-0- and $56, respectively, representing financial reporting to tax basis differences, and $20 and $8, respectively, representing net operating loss carryforwards, offset by full valuation allowances of $20 and $64, respectively. Under the transaction contemplated in connection with the proposed initial public offering, the net operating loss carryforwards will not be available to the Company.

The Combined Entities neither incurred nor paid any income taxes during the periods presented.

[7] Related Party Transactions

At December 31, 1997 and 1996, the Combined Entities are indebted to various related entities, partners, and stockholders in the amount of $9,169 and $4,236, respectively. The loans carry interest ranging from 8.5% on short-term loans to 10.5% on longer term loans. Accrued interest payable was $153 and $11 at December 31, 1997 and 1996, respectively, and interest expense was $533, $316 and $200 for the years ended December 31, 1997, 1996 and 1995, respectively.

At  December  31,  1997  and  1996,  various  related  entities,   partners  and
stockholders are indebted to the Combined Entities in the amount of $268 and $107, respectively. The loans carry interest ranging from 0% on short-term loans to 9% on longer term loans. Accrued interest receivable was $1 and $1 at December 31, 1997 and 1996, respectively, and interest income was $9, $1 and $1 for the years ended December 31, 1997, 1996 and 1995, respectively.

The Combined Entities have paid or accrued $9,433, $856 and $-0- during the years ended December 31, 1997, 1996 and 1995 to related entities for various hotel construction projects and interest costs during construction. Capitalized interest amounted to $183, $10 and $-0- for the years ended December 31, 1997, 1996 and 1995, respectively.

Certain properties are managed by individual partners or related entities. Management fees paid to these individuals or related entities were $272, $97 and $72 during the years ended December 31, 1997, 1996 and 1995, respectively.

A related entity rents office space in a hotel owned by the Combined Entities on a month to month basis. The Combined Entities received rent of $30 for the year ended December 31, 1997. The rent amount includes an allocation of certain related expenses.

During the year ended December 31, 1996, the Combined Entities sold for $129, the book value of the assets, certain leasehold improvements to Mr. Hasu P. Shah.

On September 26, 1997, the Combined Entities acquired from Mr. Hasu P. Shah, the Holiday Inn Express in Harrisburg, Pennsylvania by paying off the $1,106 indebtedness on the property. Prior to the sale, the Combined Entities had rented the property from Mr. Hasu P. Shah under an informal rent arrangement. Rent paid to Mr. Hasu P. Shah was $48, $267 and $70 for the years ended December 31, 1997, 1996 and 1995, respectively. Mr. Hasu P. Shah owns a parcel of land on which a hotel is situated for which no land rent is charged.

COMBINED ENTITIES - INITIAL HOTELS
NOTES TO FINANCIAL STATEMENTS
[Information relating to September 30, 1998 and throughout 1997 is Unaudited] [AMOUNTS IN THOUSANDS]
--------------------------------------------------------------------------------


[8] Commitments

Franchise Agreements - The Initial Hotels have executed franchise agreements that have initial lives ranging from 10 to 20 years but may be terminated by either party on certain anniversary dates specified in the agreements. In addition to initial fees totaling $342, which are being amortized over the franchise lives, the agreements require annual payments for franchise royalties, reservation, and advertising services which are based upon percentages of gross room revenue. Such fees were approximately $779, $524 and $368 for the years ended December 31, 1997, 1996 and 1995, respectively. The Initial Hotels will continue to be operated under the franchise agreements.

Construction in Progress - At December 31, 1997, the Combined Entities had future obligations under various hotel construction project in the amount of $255. Through December 31, 1997, the Combined Entities had incurred expenses of $1,412 in connection with the construction of a hotel property in West Hanover, Pennsylvania. The construction is being contracted and funded through a related party and the total construction cost is expected to be approximately $3,100. The Combined Entities have obtained a construction/term loan in the amount of $2,500 under which no borrowings are outstanding at December 31, 1997. The loan bears interest at 8% for 5 years and 9 months and the Wall Street Journal prime rate thereafter through maturity 10 years and 9 months from inception. The loan is collateralized by the property and is guaranteed by certain partners, stockholders, Combined Entities and related parties.

[9] Fair Value of Financial Instruments

At December 31, 1997 and 1996 financial instruments include cash and cash equivalents, accounts receivable, accounts payable, loans to and from related parties and mortgage payables. The fair values of cash, accounts receivable and accounts payable approximate carrying value because of the short-term nature of these instruments. Loans to and from related parties carry interest at rates that approximate the Combined Entities' borrowing cost. The fair value of mortgages payable approximates carrying value since the interest rates approximate the interest rates currently offered for similar debt with similar maturities.

[10] Unaudited Interim Statements

The financial statements as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997 are unaudited; however, in the opinion of management all adjustments [consisting solely of normal recurring adjustments] necessary for a fair presentation of the financial statements for the interim period have been made. The results of the interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.


                                 . . . . . . . .

COMBINED ENTITIES - INITIAL HOTELS
--------------------------------------------------------------------------------


SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION AS OF DECEMBER 31, 1997. [IN THOUSANDS]
--------------------------------------------------------------------------------


                                                                           Cost Capitalized         Gross Amounts at
                                                                             Subsequent to          Which Carried at
                                                  Initial Cost                Acquisition            Close of Period
                                             ----------------------   ----------------------    ---------------------------
                                                      Buildings and           Buildings and           Buildings and
                                                      -------------           -------------           -------------
   Description               Encumbrances     Land    Improvements    Land    Improvements    Land    Improvements     Total
   -----------               ------------     ----    ------------    ----    ------------    ----    ------------     -----
Holiday Inn,
   Harrisburg, PA             $   3,500    $     412   $   1,234   $      --     $  1,518   $    412    $  2,752    $    3,164
Holiday Inn,
   Milesburg, PA                    914           42       1,158          --          681         42       1,839         1,881
Holiday Inn Express,
   New Columbia, PA               1,000           94       2,510          --           --         94       2,510         2,604
Holiday Inn Express,
   Harrisburg, PA                 1,110          256         850          --          120        256         970         1,226
Holiday Inn Express,
   Hershey, PA                    1,342          426       2,645          --           --        426       2,645         3,071
Clarion Suites,
   Philadelphia, PA               1,614          262       1,049         150          776        412       1,825         2,237
Comfort Inn,
   Denver, PA                       434           --         782          --          327         --       1,109         1,109
Hampton Inn,
   Selinsgrove, PA                2,385          157       2,511          --            6        157       2,517         2,674
Hampton Inn,
   Carlisle, PA                   2,848          300       3,109          --           --        300       3,109         3,409
                              ---------    ---------   ---------   ---------     --------   --------    --------    ----------

                              $  15,147    $   1,949   $  15,848   $     150     $  3,428   $  2,099    $ 19,276    $   21,375
                              =========    =========   =========   =========     ========   ========    ========    ==========





                                                                             Life
                               Accumulated           Net                  Upon Which
                              Depreciation       Book Value              Latest Income
                              ------------       ----------              -------------
                              Buildings and    Buildings and    Date of   Statement is
                              -------------    -------------    -------   ------------
   Description                Improvements     Improvements   Acquisition   Computed
   -----------                -------------     ------------   -----------   --------
Holiday Inn,
   Harrisburg, PA                $     204     $    2,960       12/15/94     15 to 40
Holiday Inn,
   Milesburg, PA                       439          1,442       08/15/85     15 to 40
Holiday Inn Express,
   New Columbia, PA                      6          2,598       12/01/97     15 to 40
Holiday Inn Express,
   Harrisburg, PA                        9          1,217       06/15/85     15 to 40
Holiday Inn Express,
   Hershey, PA                          17          3,054       10/01/97     15 to 40
Clarion Suites,
   Philadelphia, PA                    135          2,102       06/30/95     15 to 40
Comfort Inn,
   Denver, PA                          200            909       01/01/88     15 to 40
Hampton Inn,
   Selinsgrove, PA                      86          2,588       09/12/96     15 to 40
Hampton Inn,
   Carlisle, PA                         45          3,364       06/01/97     15 to 40
                                 ---------     ----------

                                 $   1,141     $   20,234
                                 =========     ==========

COMBINED ENTITIES - INITIAL HOTELS
NOTES TO SCHEDULE III
[IN THOUSANDS]
--------------------------------------------------------------------------------







[A]    Reconciliation of Real Estate:


                                                                          1997              1996              1995
                                                                          ----              ----              ----
       Balance at Beginning of Year                               $            9,950   $        6,354    $         3,785

       Additions During Year                                                   9,369            3,725              2,907

       Deletions During Year                                                     (43)            (129)              (338)
                                                                  ------------------   --------------    ---------------

       Balance at End of Year                                     $           19,276   $        9,950    $         6,354
                                                                  ==================   ==============    ===============

[B]    Reconciliation of Accumulated Depreciation:

       Balance at Beginning of Year                               $              834   $          614    $           546
       Depreciation for the Year                                                 307              220                139
       Accumulated Depreciation on Deletions                                      --               --                (71)
                                                                  ------------------   --------------    ---------------

       Balance at End of Year                                     $            1,141   $          834    $           614
                                                                  ==================   ==============    ===============


[C] The aggregate cost of land, buildings and improvements for federal income tax purposes is approximately $19,758.

[D]    Depreciation is computed based upon the following useful lives:
       Buildings and Improvements                                15 to 40 years

--------------------------------------------------------------
--------------------------------------------------------------

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any time subsequent to the date hereof.
                                TABLE OF CONTENTS
                                                                            page
PROSPECTUS SUMMARY...........................................................  1
RISK FACTORS................................................................. 16
THE COMPANY.................................................................. 26
GROWTH STRATEGY.............................................................. 28
USE OF PROCEEDS.............................................................. 30
FORECASTED DISTRIBUTIONS..................................................... 31
PRO FORMA CAPITALIZATION..................................................... 34
DILUTION..................................................................... 35
SELECTED FINANCIAL INFORMATION............................................... 36
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.............................................................. 39
BUSINESS AND PROPERTIES...................................................... 42
POLICIES AND OBJECTIVES WITH RESPECT

  TO CERTAIN ACTIVITIES...................................................... 53

FORMATION TRANSACTIONS......................................................  57
MANAGEMENT..................................................................  59
CERTAIN RELATIONSHIPS AND TRANSACTIONS......................................  65
THE LESSEE..................................................................  66
PRINCIPAL SHAREHOLDERS......................................................  68


DESCRIPTION OF SHARES OF BENEFICIAL
  INTEREST..................................................................  69

CERTAIN PROVISIONS OF MARYLAND LAW
  AND OF THE COMPANY'S DECLARATION OF

  TRUST AND BYLAWS..........................................................  76
SHARES AVAILABLE FOR FUTURE SALE............................................  80
PARTNERSHIP AGREEMENT.......................................................  82
FEDERAL INCOME TAX CONSEQUENCES.............................................  85
UNDERWRITING................................................................ 100
EXPERTS..................................................................... 101
REPORTS TO SHAREHOLDERS..................................................... 101
LEGAL MATTERS............................................................... 101
ADDITIONAL INFORMATION...................................................... 101
GLOSSARY.................................................................... 103
INDEX TO FINANCIAL STATEMENTS ...............................................F-1


   Until January ___, 1999 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.
--------------------------------------------------------------

--------------------------------------------------------------





--------------------------------------------------------------
--------------------------------------------------------------





                                2,000,000 Shares



                               HERSHA HOSPITALITY
                                      TRUST



                         Priority Class A Common Shares
                             of Beneficial Interest






                                 --------------

                                   PROSPECTUS
                                 --------------








                              ANDERSON & STRUDWICK
                                  INCORPORATED





                               ____________, 1999





--------------------------------------------------------------

--------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution

         Set forth below is an estimate of the approximate amount of the fees and expenses (other than sales commissions) payable by the Registrant in connection with the issuance and distribution of the Common Shares.

Securities and Exchange Commission, registration fee...........   $   4,720
NASD filing fee................................................       2,100
American Stock Exchange listing fee............................      30,000
Printing and mailing...........................................      45,000
Accountant's fees and expenses.................................     140,000
Counsel fees and expenses......................................     410,000
Miscellaneous..................................................      18,180
                                                                  ---------

    Total......................................................   $ 650,000
                                                                   ========


Item 32.  Sales to Special Parties

         None.

Item 33.  Recent Sales of Unregistered Securities

         On May 27, 1998, the Company was capitalized with a subscription by Hasu P. Shah for 100 Class B Common Shares for a purchase price of $1 per share for an aggregate purchase price of

$100. The Class B Common Shares were purchased for investment and for the purpose of organizing the Company. The Company issued these Common Shares in reliance on an exemption from registration under Section 4(2) of the Securities Act. On January 12, 1999, Mr. Shah transferred his 100 Class B Common Shares to Earl Fetterman for an aggregate purchase price of $100. Such Class B Common Shares held by Mr. Fetterman will be redeemed by the Company at his purchase price concurrently with the closing of the Offering.


Item 34.  Indemnification of Trustees and Officers

         The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

         The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former shareholder, Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder.
 The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify: (a) any present or former Trustee, officer or shareholder (including any individual who, while a Trustee, officer or shareholder and at the express request of the Company, serves another entity as a director, officer, shareholder, partner or trustee of such entity) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding; (b) subject to certain limitations under Maryland law, any present or former Trustee or officer against any claim or liability to which he may become subject by reason of such status; and (c) each present or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Bylaws obligate the Company, subject to certain provisions of Maryland law, to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trustee, officer or shareholder made a party to a proceeding by reason of such status. The Company may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any present or former Trustee, officer or shareholder of the Company or any predecessor of the Company and to any employee or agent of the Company or predecessor of the Company.

         The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnity its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

Item 35.  Treatment of Proceeds from Shares Being Registered

         None.

Item 36.  Financial Statements and Exhibits

         (a)   Financial Statements

               All other schedules are omitted because the required information is not applicable or the information required has been disclosed in the financial statements and related notes included in the Prospectus.

         (b)   Exhibits

         Exhibit
         Number            Exhibit
         ------            -------

          1.1*             Form of Underwriting Agreement
          1.2*             Form of Selected Dealer Agreement
          3.1*             Amended and Restated Declaration of Trust of the
                           Registrant

          3.2*             Bylaws of the Registrant
          4.1*             Form of Common Share Certificate

          5.1**            Opinion of Ballard Spahr Andrews & Ingersoll, LLP
          8.1**            Opinion of Hunton & Williams as to Tax Matters

         10.1* Form of First Amended and Restated Agreement of Limited Partnership of Hersha Hospitality Limited Partnership
         10.2* Contribution Agreement, dated as of June 3, 1998, between Hasu P. Shah and Bharat C. Mehta, as Contributor, and Hersha Hospitality Limited Partnership, as Acquiror.
         10.3* Contribution Agreement, dated as of June 3, 1998, between Shree Associates, JSK Associates, Shanti Associates, Shreeji Associates, Kunj Associates,
                           Devi Associates, Neil H. Shah, David L. Desfor, Madhusudan I. Patni, Manhar Gandhi and Shreenathji Enterprises, Ltd., as Contributor, and Hersha Hospitality Limited Partnership, as Acquiror.
         10.4* Contribution Agreement, dated as of June 3, 1998, between JSK Associates, Shanti Associates, Shreeji Associates, Kunj Associates, Devi Associates, Neil
                           H. Shah, David L. Desfor and Shreenathji
                           Enterprises, Ltd. as Contributor, and Hersha
                           Hospitality Limited Partnership, as Acquiror.
         10.5* Contribution Agreement, dated as of June 3, 1998, between 2144 Associates, as Contributor, and Hersha Hospitality Limited Partnership, as
                           Acquiror.
         10.6* Contribution Agreement, dated as of June 3, 1998, between JSK Associates, Shanti Associates, Shreeji Associates, Kunj Associates, Neil H. Shah, David
                           L. Desfor, Madhusudan I. Patni, Manhar Gandhi and Shreenathji Enterprises, Ltd., as Contributor, and Hersha Hospitality Limited Partnership, as
                           Acquiror.
         10.7* Contribution Agreement, dated as of June 3, 1998, between JSK Associates, Shanti Associates, Shreeji Associates, Kunj Associates, Neil H. Shah,
                           Madhusudan I. Patni and Shreenathji Enterprises, Ltd., as Contributor, and Hersha Hospitality
                           Limited Partnership, as Acquiror.
         10.8* Contribution Agreement, dated as of June 3, 1998, between 2144 Associates, as Contributor, and Hersha Hospitality Limited Partnership, as
                           Acquiror.
         10.9* Contribution Agreement, dated as of June 3, 1998, between JSK Associates, Shanti Associates, Shreeji Associates, Kunj Associates, Neil H. Shah, David
                           L. Desfor and Shreenathji Enterprises, Ltd., as Contributor, and Hersha Hospitality Limited Partnership, as Acquiror.
         10.10* Contribution Agreement, dated as of June 3, 1998, between 2144 Associates, as Contributor, and Hersha Hospitality Limited Partnership, as
                           Acquiror.
         10.11* Contribution Agreement, dated as of June 3, 1998, between 144 Associates, 344 Associates, 544

                           Associates and 644 Associates, Joint Tenants Doing
                           Business as 2544 Associates, as Contributor, and
                           Hersha Hospitality Limited Partnership, as
                           Acquiror.
         10.12*            Contribution Agreement dated June 3, 1998, between
                           Shree Associates, as Contributor, and Hersha
                           Hospitality Limited Partnership, as Acquiror.
         10.13*            Contribution Agreement dated June 3, 1998, between
                           2144 Associates, as Contributor, and Hersha
                           Hospitality Limited Partnership, as Acquiror.
         10.14*            Contribution Agreement dated June 3, 1998, between
                           144 Associates, 344 Associates, 544 Associates and
                           644 Associates, Joint Tenants Doing Business as
                           2544 Associates, as Contributor, and Hersha
                           Hospitality Limited Partnership, as Acquiror.
         10.15*            Contribution Agreement, dated June 3, 1998,
                           between Shree Associates, Devi Associates, Shreeji
                           Associates, Madhusudan I. Patni and Shreenathji
                           Enterprises, Ltd., as Contributor, and Hersha
                           Hospitality Limited Partnership, as Acquiror.
         10.16*            Contribution Agreement, dated June 3, 1998,
                           between Shree Associates, as Contributor, and
                           Hersha Hospitality Limited Partnership, as
                           Acquiror.
         10.17*            Form of Ground Lease
         10.18*            Form of Percentage Lease
         10.19*            Option Agreement, dated June 3, 1998, between Hasu
                           P. Shah, Jay H. Shah, Neil H. Shah, Bharat C.
                           Mehta, Kanti D. Patel, Rajendra O. Gandhi, Kiran
                           P. Patel, David L. Desfor, Madhusudan I. Patni and
                           Manhar Gandhi, and Hersha Hospitality Limited
                           Partnership.
         10.19(a)*         Amendment to Option Agreement, dated December 4,
                           1998, between Hasu P. Shah, Jay H. Shah, Neil H.
                           Shah, Bharat C. Mehta, Kanti D. Patel, Rajendra O.
                           Gandhi, Kiran P. Patel, David L. Desfor,
                           Madhusudan I. Patni and Manhar Gandhi, and Hersha
                           Hospitality Limited Partnership.
         10.20*            Administrative Services Agreement, dated
                           _____________, 1998, between Hersha Hospitality
                           Trust and Hersha Hospitality Management, L.P.
         10.21*            Warrant Agreement, dated ____________, 1998,
                           between Anderson & Strudwick, Inc. and Hersha
                           Hospitality Trust.
         10.22*            Warrant Agreement, dated June 3, 1998, between
                           2744 Associates, L.P. and Hersha Hospitality

                           Limited Partnership.
         10.23**           Hersha Hospitality Trust Option Plan
         10.24**           Hersha Hospitality Trust Non-Employee Trustees'
                           Option Plan
         23.1**            Consent of Hunton & Williams
         23.2**            Consent of Moore Stephens, P.C.

         23.3** Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
         24.1              Power of Attorney (included on signature page)
         99.1*             Consent of Bharat C. Mehta to be named as a
                           Trustee nominee
         99.2*             Consent of K. D. Patel to be named as a Trustee
                           nominee
         99.3*             Consent of L. McCarthy Downs, III to be named as a
                           Trustee nominee
         99.4*             Consent of Everette G. Allen, Jr. to be named as a
                           Trustee nominee
         99.5*             Consent of Mark R. Parthemer to be named as a
                           Trustee nominee
------------
* Previously filed.
**Filed herewith.

                   Item 37. Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         The undersigned Registrant hereby undertakes:

         (1) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Harrisburg, State of Pennsylvania, on the 15th day of January, 1999.


                             Hersha Hospitality Trust,
                             a Maryland real estate investment trust
                             (Registrant)

                             By:/s/ Hasu P. Shah
                               -----------------------------------
                                     Hasu P. Shah
                                     Chairman of the Board and Chief
                                     Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 15th day of January, 1999 in the capacities indicated.

Signature                                                         Title
/s/ Hasu P. Shah                                      Chairman of the Board of Trustees, Chief
-------------------------------------                 Executive Officer and
    Hasu P. Shah                                      Trustee  (Principal Executive Officer)

/s/ Kiran P. Patel
-------------------------------------
    Kiran P. Patel                                    (Principal Financial and
                                                      Accounting Officer)

                                                   EXHIBIT INDEX

                                                                                                       Sequentially
Exhibit                    Document                                                                   Numbered Page
-------                    --------                                                                   -------------

 1.1*             Form of Underwriting Agreement
 1.2*             Form of Selected Dealer Agreement
 3.1*             Amended and Restated Declaration of Trust of the
                  Registrant

 3.2*             Bylaws of the Registrant
 4.1*             Form of Common Share Certificate
 5.1**            Opinion of Ballard Spahr Andrews & Ingersoll, LLP
 8.1**            Opinion of Hunton & Williams as to Tax Matters

10.1*             Form of First Amended and Restated Agreement of
                  Limited Partnership of Hersha Hospitality Limited
                  Partnership
10.2* Contribution Agreement, dated as of June 3, 1998, between Hasu P. Shah and Bharat C. Mehta, as
                  Contributor, and Hersha Hospitality Limited
                  Partnership, as Acquiror.
10.3* Contribution Agreement, dated as of June 3, 1998, between Shree Associates, JSK Associates, Shanti
                  Associates, Shreeji Associates, Kunj Associates,
                  Devi Associates, Neil H. Shah, David L. Desfor,
                  Madhusudan I. Patni, Manhar Gandhi and Shreenathji
                  Enterprises, Ltd., as Contributor, and Hersha
                  Hospitality Limited Partnership, as Acquiror.
10.4* Contribution Agreement, dated as of June 3, 1998, between JSK Associates, Shanti Associates, Shreeji
                  Associates, Kunj Associates, Devi Associates, Neil
                  H. Shah, David L. Desfor and Shreenathji
                  Enterprises, Ltd. as Contributor, and Hersha
                  Hospitality Limited Partnership, as Acquiror.
10.5* Contribution Agreement, dated as of June 3, 1998, between 2144 Associates, as Contributor, and Hersha Hospitality Limited Partnership, as
                  Acquiror.
10.6* Contribution Agreement, dated as of June 3, 1998, between JSK Associates, Shanti Associates, Shreeji
                  Associates, Kunj Associates, Neil H. Shah, David
                  L. Desfor, Madhusudan I. Patni, Manhar Gandhi and
                  Shreenathji Enterprises, Ltd., as Contributor, and
                  Hersha Hospitality Limited Partnership, as
                  Acquiror.
10.7* Contribution Agreement, dated as of June 3, 1998, between JSK Associates, Shanti Associates, Shreeji
                  Associates, Kunj Associates, Neil H. Shah,
                  Madhusudan I. Patni and Shreenathji Enterprises,
                  Ltd., as Contributor, and Hersha Hospitality
                  Limited Partnership, as Acquiror.
10.8* Contribution Agreement, dated as of June 3, 1998, between 2144 Associates, as Contributor, and Hersha Hospitality Limited Partnership, as
                  Acquiror.
10.9* Contribution Agreement, dated as of June 3, 1998, between JSK Associates, Shanti Associates, Shreeji
                  Associates, Kunj Associates, Neil H. Shah, David
                  L. Desfor and Shreenathji Enterprises, Ltd., as


                                      II-8




                  Contributor, and Hersha Hospitality Limited
                  Partnership, as Acquiror.
10.10*            Contribution Agreement, dated as of June 3, 1998,
                  between 2144 Associates, as Contributor, and
                  Hersha Hospitality Limited Partnership, as
                  Acquiror.
10.11*            Contribution Agreement, dated as of June 3, 1998,
                  between 144 Associates, 344 Associates, 544
                  Associates and 644 Associates, Joint Tenants Doing
                  Business as 2544 Associates, as Contributor, and
                  Hersha Hospitality Limited Partnership, as
                  Acquiror.
10.12*            Contribution Agreement dated June 3, 1998, between
                  Shree Associates, as Contributor, and Hersha
                  Hospitality Limited Partnership, as Acquiror.
10.13*            Contribution Agreement dated June 3, 1998, between
                  2144 Associates, as Contributor, and Hersha
                  Hospitality Limited Partnership, as Acquiror.
10.14*            Contribution Agreement dated June 3, 1998, between
                  144 Associates, 344 Associates, 544 Associates and
                  644 Associates, Joint Tenants Doing Business as
                  2544 Associates, as Contributor, and Hersha
                  Hospitality Limited Partnership, as Acquiror.
10.15*            Contribution Agreement, dated June 3, 1998,
                  between Shree Associates, Devi Associates, Shreeji
                  Associates, Madhusudan I. Patni and Shreenathji
                  Enterprises, Ltd., as Contributor, and Hersha
                  Hospitality Limited Partnership, as Acquiror.
10.16*            Contribution Agreement, dated June 3, 1998,
                  between Shree Associates, as Contributor, and
                  Hersha Hospitality Limited Partnership, as
                  Acquiror.
10.17*            Form of Ground Lease
10.18*            Form of Percentage Lease
10.19*            Option Agreement, dated June 3, 1998, between Hasu
                  P. Shah, Jay H. Shah, Neil H. Shah, Bharat C.
                  Mehta, Kanti D. Patel, Rajendra O. Gandhi, Kiran
                  P. Patel, David L. Desfor, Madhusudan I. Patni and
                  Manhar Gandhi, and Hersha Hospitality Limited
                  Partnership.
10.19(a)*         Amendment to Option Agreement, dated December 4, 1998,
                  between Hasu P. Shah, Jay H. Shah, Neil H. Shah, Bharat
                  C. Mehta, Kanti D. Patel, Rajendra O. Gandhi, Kiran P.
                  Patel, David L. Desfor, Madhusudan I. Patni and Manhar
                  Gandhi, and Hersha Hospitality Limited Partnership.
10.20*            Administrative Services Agreement, dated
                  ______________, 1998, between Hersha Hospitality
                  Trust and Hersha Hospitality Management, L.P.
10.21*            Warrant Agreement, dated _____________, 1998,
                  between Anderson & Strudwick, Inc. and Hersha
                  Hospitality Trust.
10.22*            Warrant Agreement, dated June 3, 1998, between
                  2744 Associates, L.P. and Hersha Hospitality
                  Limited Partnership.

10.23**           Hersha Hospitality Trust Option Plan
10.24**           Hersha Hospitality Trust Non-Employee Trustees' Option
                  Plan


                                      II-9


23.1**            Consent of Hunton & Williams
23.2**            Consent of Moore Stephens, P.C.
23.3**            Consent of Ballard Spahr Andrews & Ingersoll, LLP
                  (included in Exhibit 5.1)
24.1              Power of Attorney (included on signature page)
99.1*             Consent of Bharat C. Mehta to be named as a
                  Trustee nominee
99.2*             Consent of K. D. Patel to be named as a Trustee
                  nominee
99.3*             Consent of L. McCarthy Downs, III to be named as a
                  Trustee nominee
99.4*             Consent of Everette G. Allen, Jr. to be named as a
                  Trustee nominee
99.5*             Consent of Mark R. Parthemer to be named as a
                  Trustee nominee

---------------------
* Previously filed.
**Filed herewith.

                                      II-10